As filed with the Securities and Exchange Commission on _______, 2004
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             RDC International, Inc.
                    ---------------------------------------
                 (Name of small business issuer in its charter)


              Florida               7374               65-0790763
          -----------------    -----------------    ---------------
          (State or Other      (Primary Standard    (IRS Employer
          Jurisdiction of      Industrial           Identification
          Incorporation or     Classification       ("EIN") Number)
          Organization)        ("SIC") Number)


                           1819 Main Street, Suite 702
                             Sarasota, Florida 34236
                                 (941) 365-9955
                      ---------------------------------------
                        (Address and Telephone Number of
               Principal Executive Offices and Place of Business)


                              Mr. John Harkola, CEO
                           1819 Main Street, Suite 702
                             Sarasota, Florida 34236
                                 (941) 365-9955
                      ---------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


Copies To:

                              Mintmire & Associates
                              265 Sunrise Avenue, Suite 204
                              Palm Beach, Florida 33480
                              (561) 832-5696



        Approximate date of commencement of Proposed Sale to the Public:
 As soon as practicable after the effective date of this Registration Statement

              =====================================================

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of                     Proposed Maximum Proposed Maximum
Securities to be         Dollar Amount     Offering Price   Aggregate Offering  Amount of
Registered               to be registered  per Unit         Price               Registration Fee
------------------------ ----------------- ---------------- ------------------- ----------------
Common Stock,
$0.0001 par value           2,500,000      $  3.00          $  7,500,000        $   606.75
------------------------ ----------------- ---------------- ------------------- ----------------
Common Stock,
$0.0001par value
offered by the Selling
Shareholders               12,879,847      $  3.00          $ 38,639,541        $ 3,438.92
------------------------ ----------------- ---------------- ------------------- ----------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in the preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              =====================================================

                             RDC INTERNATIONAL, INC.

                              CROSS REFERENCE SHEET

    ITEM NUMBER AND CAPTION                                PROSPECTUS HEADING
    ---------------------------------------------------    -------------------------------------------------
1.  Front of Registration Statement and Outside Front      Forepart of Registration Statement and Prospectus
    Cover of Prospectus                                    Cover Page

2.  Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages of
    Prospectus                                             Prospectus

3.  Summary Information and Risk Factors                   Prospectus Summary and Risk Factors

4.  Use of Proceeds                                        Use of Proceeds

5.  Determination of Offering Price                        Determination of Offering Price

6.  Dilution                                               Dilution

7.  Selling Shareholders                                   Selling Shareholders

8.  Plan of Distribution                                   Plan of Distribution

9.  Legal Proceedings                                      Legal Proceedings

10. Directors, Executive Officers, Promoters and
    Control Persons                                        Management

11. Security Ownership of Certain Beneficial Owners and
    Management                                             Principal Shareholders

12. Description of Securities                              Description of Securities

13. Interest of Named Experts and Counsel                  Legal Matters and Experts

14. Disclosure of Commission Position on ndemnification    Certain Provisions of Florida Law and The
    for Securities Act Liabilities                         Company's Articles of Incorporation

15. Organization Within Last Five Years                    Certain Relationships and Related Transactions

16. Description of Business                                The Company

17. Management's Discussion and Analysis or Plan of        Management's Discussion and Analysis or Plan of
    Operation                                              Operation

18. Description of Property                                The Company's Property

                             RDC INTERNATIONAL, INC.

                              CROSS REFERENCE SHEET
                                  (Continued)

    ITEM NUMBER AND CAPTION                                PROSPECTUS HEADING
    ---------------------------------------------------    -------------------------------------------------

19. Certain Relationships and Related Transactions         Certain Relationships and Related Transactions

20. Market for Common Equity and Related Stockholder       Market for Common Equity and Related Stockholder
    Matters                                                Matters

21. Executive Compensation                                 Management

22. Financial Statements                                   Financial Statements

23. Changes In and Disagreements With Accountants on       Changes In and Disagreements With Accountants on
    Accounting and Financial Disclosure                    Accounting and Financial Disclosure

                 SUBJECT TO COMPLETION - PRELIMINARY PROSPECTUS

                             RDC INTERNATIONAL, INC.

         15,379,847 shares of Common Stock, $0.0001 par value per share

     RDC International Inc. ("RDC" or the "Company") is making this offering of 2,500,000 shares of common stock, $0.0001 par value per share, for its own account (the "Company Shares") and 12,879,847 shares, $0.0001 par value per share, for the account of the Selling Shareholders listed on page 64. The shares are being offered by the Company on a best-efforts, self-underwritten basis for one year from the date this registration statement is declared effective and may be extended, at the option of the Company, for an additional period or periods. We will place our stock by means of sales in the trading market through broker dealers at prices prevailing in the market at the time of the sales, or will sell in negotiated transactions for which we will pay commissions to licensed broker-dealers not to exceed ten percent (10%).

     There is no current market for shares of RDC common stock. The shares of RDC common stock are not quoted on the Over the Counter Bulletin Board ("OTC BB") or trade on any exchange at this time. RDC intends to apply for quotation of its shares on the OTCBB or, if qualified for listing on an exchange, at such time as this offering becomes effective. During the offering period, the price to the public will be $3.00 per share until such time as RDC's common stock is quoted on the OTCBB or traded on an exchange. The initial price has been arbitrarily determined by the Company's Board of Directors.

     In the event RDC's common stock is quoted on the OTCBB or traded on an exchange, the price at which the Company or Selling Shareholders will offer their shares shall be determined by the prevailing market price or privately negotiated price of such shares, which price will depend on the nature and timing of the sales. Therefore, while the initial price is known, the market price in the future will not be known until the sales are actually made.

     Each of the Selling Shareholders may offer and sell from time to time their common stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals and may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales.

INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES MATERIAL RISKS AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO ARE CAPABLE OF BEARING THE ECONOMIC RISK OF SUCH AN INVESTMENT.

See "Risk Factors" on page 10 to read about factors you should consider before buying shares of RDC common stock.

COMPANY SHARES:

                         Underwriting Discounts
Price to Public          And Commissions (1)      Proceeds to Registrant (2)
----------------------   ----------------------   --------------------------
Per Share  Total         Per Share   Total        Per Share   Total
$3.00      $7,500,000    $0.30       $750,000     $2.70       $6,750,000


SELLING SHAREHOLDER SHARES:

                         Underwriting Discounts   Proceeds to Selling
Price to Public          And Commissions          Security holders
----------------------   ----------------------   --------------------------
Per Share  Total         Per Share   Total        Per Share   Total
$3.00      $38,639,541   $0.30       $3,863,954   $2.70       $34,775,586
-------------------------
(1) Using the maximum commission rate of ten percent (10%), which will only be paid to licensed broker-dealers.
(2) Before deducting certain other expenses of this offering payable by the Company, including registration fees, printing costs, legal and accounting expenses.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     RDC is a reporting company under the Securities Exchange Act of 1934, as amended.

                  THE DATE OF THIS PROSPECTUS IS _______, 2004.

                                Table of Contents

Descriptive Title                                                        Page

PROSPECTUS SUMMARY........................................................8
SELECTED FINANCIAL DATA...................................................9
RISK FACTORS.............................................................10
USE OF PROCEEDS..........................................................18
DETERMINATION OF OFFERING PRICE..........................................19
CAPITALIZATION...........................................................20
DILUTION.................................................................21
DIVIDEND POLICY..........................................................21
THE COMPANY..............................................................22
THE COMPANY'S PROPERTY...................................................51
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................51
LEGAL PROCEEDINGS........................................................56
MANAGEMENT...............................................................56
SUMMARY COMPENSATION TABLE...............................................60
PRINCIPAL SHAREHOLDERS...................................................63
SELLING SHAREHOLDERS.....................................................64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................79
PLAN OF DISTRIBUTION.....................................................81
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.................82
DESCRIPTION OF SECURITIES................................................82
CERTAIN PROVISIONS OF FLORIDA LAW AND OF THE COMPANY'S
             ARTICLES OF INCORPORATION...................................83
SHARES ELIGIBLE FOR FUTURE SALE..........................................87
CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
             AND FINANCIAL DISCLOSURE....................................88
LEGAL MATTERS............................................................88
EXPERTS..................................................................88
WHERE YOU CAN FIND MORE INFORMATION......................................88
INCORPORATION BY REFERENCE...............................................89
FINANCIAL STATEMENTS ....................................................F-1

                             RDC INTERNATIONAL, INC.

                               PROSPECTUS SUMMARY

     This prospectus contains forward-looking statements that involve risks and uncertainties. RDC's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this prospectus.

     The following information is selective and qualified in its entirety by the detailed information (including financial information and notes thereto) appearing elsewhere in this prospectus. This summary of certain provisions of the prospectus is intended only for convenient reference and does not purport to be complete. The entire prospectus should be read and carefully considered by prospective investors before making a decision to purchase shares of RDC common stock.

The Company

     RDC was originally formed as Lautrec, Inc. on September 18, 1995 and changed its name on June 30, 2000. We had little or no operations until June 30, 2000, when we acquired 100% of the capital stock of Retrieval Dynamics Corporation ("Retrieval"), a Florida corporation formed in September 1999.

     RDC is engaged principally in conceiving and developing industry-specific wireless software and service solutions for mobile professionals. Based on the successful development and launch of its existing products, RDC formed a Professional Application Services Group in June 2002, which delivers wireless and Internet integration into usable applications that enables real-time information and data to enhance business practices. Currently, RDC is marketing its solutions under three brand names: Qxprint(TM), GoFigure(TM) and Mobile Listing Advantage(TM) powered by DocLynx(TM) but has had minimal sales to date. See "The Company".

     RDC is authorized to issue two classes of capital stock, which are common stock and preferred stock. The total authorized common stock is 50,000,000 shares, $0.0001 par value, of which 20,003,981 were issued and outstanding as of September 30, 2003. The total authorized preferred stock is 10,000,000 shares, no par value, of which zero shares are issued and outstanding. See "Description of Securities".

     RDC's principal executive offices are located at 1819 Main Street, Suite 702, Sarasota, Florida 34236 and its telephone number is (941) 365-9955.

Selling Shareholders

     Part of RDC's common stock covered by this prospectus is being offered for the account of the Selling Shareholders listed on page 64. They may sell such shares on any stock exchange, market or trading facility on which RDC's common stock is traded or quoted or in a private transaction at a price of $3.00 per share until RDC's shares are quoted on the OTCBB or traded on any exchange and thereafter at prevailing market or privately negotiated prices. See "Selling Shareholders".

Risk Factors

     An investment in RDC's common stock offered hereby involves a high degree of risk. RDC had little or no operations until June 2000 when it acquired Retrieval. There can be no assurance that we will have substantial product sales or revenues or that we will be able to sell our products and services at a profit. Investors should carefully consider the various factors before investing in RDC common stock. See "Risk Factors."

Use of Proceeds

     A significant portion of the net proceeds of this Offering has been allocated, among other uses, to current and new product research and development, as well as for working capital purposes. While RDC expects to use proceeds of this Offering as outlined in "Use of Proceeds," the Company retains broad discretion as to the specific use of such funds. See "Use of Proceeds".

                            SELECTED FINANCIAL DATA

     The statement of operations and balance sheet information set forth below as of September 30, 2003 are derived from, and are qualified by reference to, our financial statements that have been audited by Pender Newkirk & Company, Certified Public Accountants. Our financial statements as of September 30, 2003 and the report thereon, are included elsewhere in this prospectus. The information below should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period; especially in light of the fact that prior to the acquisition of Retrieval in June 2000, we had little or no operations.

                                              Year Ended September 30, 2003 (1)
                                              ---------------------------------
STATEMENT OF OPERATIONS

Revenues                                      $     23,739
Net Income (loss)                             $ (3,778,814)
Net Income (loss) per share                   $      (0.21)

Number of Shares used in calculation
   of net loss per share (2)                    17,790,603

BALANCE SHEET DATA                            September 30, 2003 (1)
                                              ------------------

Total Assets                                  $    643,724
Total Liabilities                             $    632,544
Total Shareholder's Equity (deficit)          $     11,180
------------------
(1) Note 2 to Financial Statements raised substantial doubt about our ability to continue as a going concern. See "Management's Discussion and Analysis or Plan of Operations" and "Financial Statements."

                                  RISK FACTORS

     An investment in the common stock offered hereby involves a high degree of risk and is not an appropriate investment for persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before purchasing any of our common stock. Except for the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein.

     Limited Operating History. Although we have been in business since September 18, 1995, we had little or no operations until June 30, 2000, when we acquired Retrieval. Accordingly, we have only a limited operating history on which you can evaluate our business, financial condition and operating results. RDC must be considered to be in its development stage. Potential investors should be aware of the difficulties, delays, and expenses normally encountered with an enterprise in its development stage, as many of these inconveniences are beyond our control. We face a number of risks encountered by development stage technology companies that participate in new technology markets, including: the uncertainty of market acceptance of our services; our need to introduce reliable and robust products and services that meet the demanding needs of customers; our need to expand our marketing, sales and support organizations, as well as our distribution channels; and our ability to anticipate and respond to market competition and changes in technologies such as wireless data protocols and wireless devices.

     History of Losses. We have incurred operating losses since our inception and we expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from: significant costs associated with the development of our products; marketing and distribution of our products; and minimal sales history of our recently developed products. We have an accumulated deficit of $11,942,930 as of September 30, 2003, with net losses of $3,686,998 and $3,778,814 for the years ended September 30, 2002 and 2003, respectively. Due to our operating history, there can be no assurance that profitability or significant revenue will occur in the future. Moreover, we expect to continue to incur operating losses through at least May of 2004, and there can be no assurance that losses will not continue thereafter. Our ability to establish ourselves as a going concern is dependent upon the receipt of funds from operations or other sources to continue those activities. We are subject to all of the risks inherent in the operation of a development stage business and there can be no assurance that we will be able to successfully address these risks.

     We Have Minimal Working Capital and Net Worth; Going Concern Qualification Expressed by Auditor. As of September 30, 2003, we had total assets in the amount of $643,724 that consisted principally of the sum of $59,945 in cash, $9,969 in prepaid expenses and other current assets, $37,869 in property and equipment, $535,941 in other assets that were primarily software development costs net of amortization. As a result of our minimal current assets and a net loss from operations, in the amount of $3,778,814, as of September 30, 2003, we had a net worth of $11,180. These factors raise substantial doubt about our ability to continue as a going concern. In this regard, see Note 2 of the accompanying audited financial statements included in this prospectus. Further, there can be no assurance that our financial condition will improve. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement our expansion plan, we are not expected to proceed with our plan without an infusion of capital. In the event that we obtain additional debt or equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of our revenues, if any.

     Need for Additional Capital. Without an infusion of capital or profits from operations, we are not expected to proceed with the full exploitation of our products and services. A substantial portion of the proceeds from this offering will be used to fund our expansion, operations and other capital needs. We have no current agreements to secure additional capital. We are not expected to overcome our history of losses unless we are successful securing additional financing. We do not anticipate the receipt of increased operating revenues until management successfully implements the full exploitation of our products and services, which is not assured. Further, we may incur significant unanticipated expenditures, which deplete our capital at a more rapid rate because of, among other things, the stage of our business, our limited personnel and other resources and our lack of a widespread client base and market recognition. Because of these and other factors, management is presently unable to predict what additional costs might be incurred by us beyond those currently contemplated to achieve market penetration on a commercial scale in our planned expanded line of business. We have no identified alternative sources of funds, and there can be no assurance that resources will be available to us when needed. If adequate funds are not available, we may be required to curtail significantly our business activities or cease operations entirely.

     Uncertainty of Demand. Although we believe that a demand exists for our products and services because of the accelerated growth of the wireless communications industry, the market for wireless data services is still emerging and continued growth in demand for and acceptance of these services remains uncertain. Current barriers to market acceptance of these services include price, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. If the market for our services does not grow or grows slower than we currently anticipate, our business, financial condition and operating results could be adversely affected. See "Management Discussion and Analysis or Plan of Operation."

     Substantial Competition; Better Financed Competitors. We encounter and are likely to continue encountering substantial competition from a number of competitors, some of which possess greater resources than us. The principal competitive factors affecting the market for our products and services include product reliability, ease of use, ready access to information, brand recognition, price and distribution capabilities. There can be no assurance that we will be able to compete successfully against current and future competitors based on these and other factors. We compete with a variety of domestic and international suppliers of wireless communication products and services, many of whom have substantially greater financial, distribution and marketing resources and have achieved a higher level of brand recognition than us. The widespread adoption of industry standards in the wireless data communications market may make it easier for new market entrants and existing competitors to introduce services that compete against ours. Increased competition could result in price reductions, reduced profit margins and loss of market share, all of which would have a material adverse affect on our business, financial condition and results of operations. See "The Company - Competition."

     Development of New Products; Need to Manage Product Introductions. The wireless industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. Our goal is to expand our portfolio of products and services through the development of products serving niche segments of the industry, develop and manage such new products, and introduce such new products on a timely and regular basis to maintain distributor and retail interest and appeal to varying consumer preferences. We believe that our future growth will depend, in part, on our ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, products and services that adequately address such changes. There can be no assurance that we will be successful in acquiring, developing, introducing and marketing new products or services on a timely and regular basis that will sustain sales growth in the future. If we are unable to acquire and introduce new products or services or if our new products or services are not successful, our sales may be adversely affected as customers seek competitive products or services.

     In addition, the introduction or announcement of new software products or services by us could result in reduction of sales of our existing products and services, requiring us to manage carefully product introductions in order to minimize disruption in sales of existing products and services. There can be no assurance that the introduction of new product or service offerings by us will not cause distributors, retailers and consumers to reduce purchases or consumption of our existing products and services. Such reduction of purchases or consumption could have a material adverse affect on our business, operating results and financial condition. See "The Company."

     Dependence on Independent Distributors, Wholesalers, Manufacturers and Service Providers; Customer Concentration. We expect to sell most of our products and services to unrelated distributors and wholesalers for resale to consumers or through associations with major manufacturers and service providers. Accordingly, we are dependent upon these distributors, wholesalers, manufacturers and service providers to sell our products and services and to assist us in promoting market acceptance of, and creating demand for, our products and services. There can be no assurance that these companies will devote the resources necessary to provide effective sales and promotion support to us. We believe that our future growth and success will depend in large part upon a few significant distributors, wholesalers, manufacturers and service providers. If one or more of these significant companies were to discontinue selling, or decrease the level of orders for our products and services, our business would be adversely affected in the areas serviced by such companies until we retain replacements. There can be no assurance, however, that we would be able to replace a significant distributor, wholesaler, manufacturer or service provider in a timely manner or at all in the event they were to discontinue selling or marketing our products and services. In addition, there is always a risk that these companies will give higher priorities with regard to other software and service providers, including products directly competitive with our products and services, thus reducing their efforts to sell or market our products and services. These companies may not contractually commit to make future purchases and therefore could discontinue carrying or marketing our products and services in favor of a competitor's product or service at any time or for any reason.

     If any of these companies were to experience financial difficulties, or otherwise become unable or unwilling to promote or sell our products and services, our results of operations would be adversely affected. In addition, in some states, our relationship with these companies may be affected by laws that restrict enforceability of some contract terms, especially those related to our right to terminate their services. Accordingly, our ability to change distributors, wholesalers, manufacturers or service providers in certain states may be adversely impacted by such laws. See "The Company - Marketing and Distribution."

     Dependence on Consumer Acceptance; Strength of Economy. Although we believe we have the ability and experience to recognize potentially valuable products and services in the wireless industry and to gauge trends in our business, our revenues, nevertheless, will be substantially dependent on the success of our products. Our success depends, among other things, on rapidly changing consumer acceptance, which is difficult to predict and over which we will have little control. Although we plan on test marketing our products prior to their release, there can be no assurance that we will be able to predict the appeal of our products before their production. Considerable expense is expended on production costs before a product can be test marketed. Therefore, although a product which tests poorly can be scrapped before additional expense is incurred in its release (including the cost of marketing and distribution), we may still have to bear the expense of producing some products which may never be released. See "Dependence on One or a Few Customers."

     Our profitability and sales will also depend on the strength of the economy, which can dictate consumers' spending habits on such items as wireless communications tools. No prediction can be made about the stability of the economy. Any prolonged downturn in the economy, whether real or perceived, could adversely affect us. See "The Company."

     Rapid Technological Change in the Wireless and Software Industries. The market for our software products and services and the wireless industry are subject to rapid technological change, frequent new product introductions and enhancements, product obsolescence and changes in end-user requirements. Our ability to be competitive in these markets will depend, in significant part, upon our ability to successfully develop, introduce and sell new innovative proprietary products, services and enhancements on a timely and cost-effective basis that respond to changing customer requirements. Any success by us in developing new and enhanced products and services will depend upon a variety of factors, including: new product selection, timely and efficient compliance with and completion of the regulatory process (including patent and trademark protection), timely and efficient completion of design, our cost reduction program and the development, completion, performance, quality and reliability competitive products and services by competitors. We may experience delays from time to time in completing development and introduction of new products and services. Moreover, there can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products and services. There can be no assurance that defects will not be found in our products and services after commencement of commercial shipments or use, which could result in the loss of or delay in market acceptance. Our inability to introduce in a timely manner new products and services that contribute to revenues could have a material adverse effect on our business, financial condition and results of operations.

     Potential Fluctuations in Quarterly Results; Seasonality. Our quarterly operating results may vary significantly depending on factors such as: the timing of new product announcements by us or our competitors, the timing of significant advertising and promotion campaigns by us, changes in the sales mix between our different software products and services, the impact of increased competition, seasonality of sales of our products, general economic factors, trends in consumer preferences, regulatory developments, including changes in Internet access taxes or charges, changes in average selling prices or market acceptance of our products and variations in shipping and transportation costs.

     Based upon all of the foregoing, we believe that quarterly sales and operating results may vary significantly in the future and that period-to-period comparisons of our results of operations may not be meaningful and should not be relied upon as indications of future performance. Further, it is possible that in some future quarter our revenue or operating results will be below the expectations of analysts and investors. In such event, the price of our securities could be materially adversely affected. See "Financials."

     Ability to Manage Growth. We are a development stage company that has not completely realized our business plan. We believe that as our business plan is more fully realized, we may experience a period of rapid growth that will result in new and increased responsibilities for management personnel and will place a significant strain upon our management, operating and financial systems and resources. To accommodate any rapid growth and to compete effectively and manage future growth, if any, we will be required to implement and improve our operational, financial and management information systems, procedures and controls on a timely basis and to expand, train, motivate and manage our work force. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve our operational, financial and management systems or to expand, train, motivate or manage employees, could have a material adverse affect on our business, operating results and financial condition. See "The Company - Employees and Consultants" and "Management."

     Foreign Currency and Foreign Exchange Regulation. If sales are generated from overseas, we would be required to use foreign currencies. As a result, fluctuations in exchange rates of the United States dollar against foreign currencies could adversely affect our results of operations. We may attempt to limit our exposure to the risk of currency fluctuations by purchasing forward exchange contracts that could expose us to substantial risk of loss. In such a transaction, we would purchase a predetermined amount of foreign currency to ensure that, in the future, we will own a known amount of such currency. We believe that the use of such transactions will successfully allow us to better determine costs involved in our operations, and thus better manage currency fluctuations. There can be no assurance that we will successfully manage our exposure to currency fluctuations in the future or that such fluctuations will not have a material adverse affect on us.

     Government Regulation. Federal and state authorities are looking into charges for access to the Internet and other regulatory schemes to oversee activities on the Internet. It is uncertain what future regulations may be promulgated by these governmental agencies and the effect these regulations will have on our business. It is unknown what the impact of future regulations will be, but it is possible that current or future governmental regulations of the type referenced above could materially adversely affect our business. See "The Company - Government Regulation."

     Control by Existing Management and Stockholders. Based upon the number of shares of our common stock outstanding, it is likely that control of RDC will remain in the hands of its current directors, officers and stockholders for the foreseeable future. Accordingly, these persons will be able to elect a majority of the Board of Directors and to control the management of the Company. See "Management," "Principal Shareholders" and "Description of Securities."

     Lack of Experience of Management. Potential purchasers of our common stock should be aware that some of our management may not have any experience operating a company which has as its primary business, the production of software products and services. Accordingly, management is required to retain knowledgeable and experienced employees and consultants in the operations of our business. There can be no assurance that we will be able to retain our current employees and/or consultants, or that we will be able to recruit knowledgeable and experienced employees and consultants in the future should it be necessary to do so. See "Management."

     No Dividends on Common Stock Anticipated. We have not paid any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, we do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Therefore, any potential purchaser of our common stock whose decision to invest in our common stock is based upon an expectation of dividend payments should refrain from purchasing common stock in RDC. See "Dividend Policy."

     Broad Discretion of Management with Regard to Application of Proceeds. The amounts set forth in the "Use of Proceeds" section indicates the proposed application of proceeds from this Offering. However, the actual expenditures may vary substantially from these estimates depending upon the economic conditions and the success, if any, of our business. A significant portion of the net proceeds of this Offering has been allocated, among other uses, to current product development, research and development of new product line, capital expenditures, as well as for working capital purposes. While RDC expects to use the proceeds of this Offering as outlined in "Use of Proceeds," the Company retains broad discretion as to the specific use of such funds. See "Use of Proceeds."

     Self-underwritten Offering; No Commitment to Purchase Shares; No Market Maker. Because there is no firm commitment for the purchase of shares of our common stock, there can be no assurance that we will sell the intended $7,500,000 aggregate offering. No underwriter, placement agent or other person has contracted with us to purchase or sell all, or a portion of, the shares offered hereby or in the future. There is no minimum number of shares that must be sold to enable us to close the offering and therefore, proceeds of the offering for our own account will be immediately available to us for our use. To the extent that less than all of the shares are sold, we will be prevented from implementing all of our immediate business plans, absent additional financing. See "Use of Proceeds" and "Description of Securities."

     Dependence Upon Key Personnel. Our success is heavily dependent upon the continued active participation of our current executive officers, key employees and consultants. We do not have any employment agreements with any of our current executive officers and key employees except for John Harkola and Anthony Cella. Loss of the services of one of these executives, employees or consultants could have a material adverse effect upon the development of our business. Currently we do not have "key-man" life insurance on any of our executive personnel and we do not intend to secure such insurance in the foreseeable future. There can be no assurance that we will be able to recruit or retain other qualified personnel should it be necessary to do so. See "The Company - Employees and Consultants" and "Management."

     Shares Available for Resale. Sales of substantial numbers of shares of our common stock in the public market following this offering could adversely affect the market price of our common stock prevailing from time to time. As of September 30, 2003, assuming conversion of all our outstanding convertible notes and exercise of all our outstanding warrants, we would have had 25,193,444 shares of common stock outstanding. Of such shares, 20,003,981 shares were outstanding on September 30, 2003 and 12,879,847 of these outstanding shares are freely transferable under the Securities Act and are not held by "affiliates" of RDC within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended and as currently in effect.

     The future sales of our common stock or the availability of such shares of common stock for sale may have an adverse affect on the market price of the common stock prevailing from time to time. If such future sales did adversely affect the market price of our common stock, our ability to raise additional funds through an equity offering at such time could be adversely affected. See "Principal Shareholders," "Selling Shareholders" and "Shares Eligible for Future Sale."

     Dependence on Trademarks and Proprietary Rights; No Assurance of Enforceability. Our success will depend in part on our ability to obtain and preserve our trademarks and to operate without infringing the proprietary rights of third parties. There can be no assurance that any applications related to our trademarks will provide us with a competitive advantage or will afford protection against competitors with products similar to those offered by us, or that our competitors will not circumvent, or challenge the validity of, our trademarks. In addition, in the event that another party infringes our trademarks, the enforcement of such rights is at our option and can be a lengthy and costly process, with no guarantee of success. Finally, although to date no claims have been brought against us alleging that our trademarks infringe intellectual property rights of others, there can be no assurance that such claims will not be brought against us in the future, or that any such claims will not be successful. If such a claim were successful, our business could be materially adversely affected. In addition to any potential monetary liability for damages, we could be required to obtain a license in order to continue to provide products or services under our trademarks or could be enjoined from utilizing our trademarks if such a license were not made available on acceptable terms. If we become involved in such litigation, it may require significant resources, which may materially adversely affect us. See "The Company - Patents, Copyrights and Trademarks."

     Dilution. Our Articles of Incorporation currently authorize our Board of Directors to issue up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or options or warrants is subject to shareholder approval in only limited circumstances. Shareholders have no preemptive rights or cumulative voting rights. Any additional issuances of any of our securities may have the effect of further diluting the equity interest of shareholders. RDC has issued common shares in exchange for services in the past. In the event the Company continues to issue shares in order to acquire services, it is possible that such transactions will increase the total number of outstanding shares without correspondingly increasing the net tangible book value of the Company, thereby proportionately decreasing the net tangible book value per share to stockholders. See "Dilution" and "Description of Securities."

     Directors' and Officers' Indemnification. Under applicable law, our directors will not, except for certain circumstances, be liable for monetary damages to us or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director. Further, our Articles of Incorporation and Bylaws require us to indemnify and hold harmless our directors and officers from and against and in respect of certain losses, damages, deficiencies, expenses or costs that may be incurred or suffered by such directors and officers as a result of their serving in such capacities with RDC. See "Certain Provisions of Florida Law and of the Company's Articles of Incorporation and Bylaws."

     Secondary Trading of the Company's Shares May Not Be Possible in Some States. Secondary trading in our common stock will not be possible in each state until our shares of common stock are qualified for sale under the applicable securities laws of the state or we verify that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or availing ourselves of an exemption for secondary trading in our common stock, in any state. If we fail to register or qualify, or obtain or verify an exemption for the secondary trading of our common stock in any particular state, our shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, a public market for our common stock will fail to develop and the shares could be deprived of any value. We are not published in Standard & Poor's Records or Moody's and therefore we cannot rely upon such a listing to qualify RDC in those states that recognize such a listing as an exemption.

     Risks of Low-Priced Stocks; Possible Effect of "Penny Stock" Rules on Liquidity of the Common Stock. Our common stock offered by this prospectus may become subject to certain rules and regulations promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Act") which impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Act, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent for the transaction prior to sale. Consequently, such act may affect the ability of broker-dealers to sell our common stock and may affect the ability of purchasers in this offering to sell any of the common stock acquired hereby.

     The Penny Stock Act generally defines a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the Nasdaq Stock Market that has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the act requires delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for the penny stocks. Disclosure also is required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities must be provided. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

     The foregoing penny stock restrictions will not apply to our common stock if such securities are listed on an exchange or quoted on the Nasdaq Stock Market, it has a certain price and volume information provided on a current and continuing basis or if we meet certain minimum net tangible asset or average revenue criteria. There can be no assurance that our common stock will qualify for exemption from the Penny Stock Act. In any event, even if our common stock was exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which gives the SEC the authority to prohibit any person who is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the SEC finds that such a restriction would be in the public interest. At such time as our common stock is subject to the rules on penny stocks, the market liquidity for our common stock could be severely adversely affected.

                                 USE OF PROCEEDS

     The net proceeds to be received by RDC from the sale of the shares of common stock offered hereby, assuming the sale of all shares, after deduction of expenses of the offering (estimated to be $750,000) are estimated to be $6,750,000. RDC will not receive any of the proceeds from the sales of shares by the Selling Shareholders. See "Selling Shareholders."

     Such net proceeds will be used by RDC for the purposes, and in the approximate amounts, set forth below - assuming all of the shares of common stock offered are sold. In the event that less than all of the shares of common stock offered herein are sold, the net proceeds of this offering will be applied to the use of proceeds shown herein, pro rata, in the following order of priority.

                                   $7,500,000
                              --------------------
                                        Dollar Amount   Percentage
                                        -------------   ----------
              Offering Expenses         $  750,000        10.0%
              Product Development        1,650,000        22.0%
              Research                     390,000         5.2%
              Product Marketing            600,000         8.0%
              Equipment (Client Servers)   475,000         6.3%
              Staff Requirements:
                Sales and Marketing        275,000         3.7%
                Customer Service           475,000         6.3%
                General Office             175,000         2.3%
              Working Capital            2,285,000        30.5%
              Repayment of Shareholder:
                Loans & Conv. Debt [1]     425,000         5.7%
                                        ----------       ------
              Gross Proceeds            $7,500,000       100.0%
                                        ==========       ======
              Less Offering Expenses       750,000
                                        ----------
              Net Proceeds              $6,750,000
                                        ==========

[1] These notes accrue interest at a rate of eight percent (8%) per annum and are payable on demand. All funds were used as working capital.

     RDC expects that such net proceeds will be used for the development of the Company's current products, the research and development of new product lines, as well as for general corporate purposes. Anticipated application of proceeds listed above does not, however, include cash flow from revenue. RDC anticipates receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended. At anticipated levels of capital expenditures (so-called "burn rates"), proceeds from this offering are expected to fund our operations for thirty (30) months. See "Risk Factors."

     RDC reserves the right to change the application of proceeds depending on unforeseen circumstances at the time of this Offering. The intent is to implement the Company's business plan to the extent possible with funds raised in this offering. Unforeseen events, timing, the general state of the economy and the Company's ability or inability to generate revenue could greatly alter the application of proceeds from that shown above.

                         DETERMINATION OF OFFERING PRICE

     There is no established market price for RDC common stock. The Board of Directors arbitrarily determined the offering price. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have a limited operating history and have not generated any significant revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of the current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

                                 CAPITALIZATION

     The following tables set forth at September 30, 2003 and September 30, 2002 the actual capitalization of RDC. The table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this prospectus.


                                                              SEPTEMBER 30, 2003
                                                                     AUDITED (1)
                                                              ------------------

 Stockholders' equity:
   Preferred stock, no par value; 10,000,000 shares
      authorized, zero shares outstanding
   Common stock, $.0001 par value, 50,000,000 shares
      authorized; 20,003,981 shares outstanding.............. $           2,000
   Additional paid-in capital................................        11,952,110
   Deferred offering costs...................................                 0
   Deficit accumulated during development stage..............       (11,942,930)
                                                              ------------------
     Total stockholders' equity..............................            11,180
                                                              ------------------
          Total capitalization............................... $         643,724
                                                              ==================


                                                              SEPTEMBER 30, 2002
                                                                     AUDITED (1)
                                                              ------------------
 Stockholders' equity:
   Preferred stock, no par value; 10,000,000 shares
      authorized, zero shares outstanding
   Common stock, $.0001 par value, 50,000,000 shares
      authorized; 16,499,847 shares outstanding.............. $           1,650
   Additional paid-in capital................................         9,221,358
   Deferred offering costs                                              (72,578)
   Deficit accumulated during development stage..............        (8,164,116)
                                                              ------------------
     Total stockholders' equity..............................           986,314
                                                              ------------------
          Total capitalization............................... $       1,830,025
                                                              ==================

(1) Derived from the Financial Statements of the Company included elsewhere in this prospectus.

                                    DILUTION

     The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders, and the comparative amounts paid for the shares of common stock by the investors as compared to the total consideration paid by the present shareholders of RDC. See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of Shares and associated rights and consequences.



Initial public offering price per Share                     $ 3.00       100%

    Net tangible book value
        per Share before offering       $ (0.03)    1.0%
    Increase per Share attributable
        to new Shareholders             $  0.34    11.3%

Pro forma net tangible book value per Share after offering  $ 0.31      10.3%
                                                            --------   -------
Total dilution per Share to new Shareholders                $ 2.69      89.7%
                                                            ========   =======


                   Shares Purchased      Total Consideration
                   ----------------      -------------------
                                                                  Average Price
                  Number       Percent      Amount      Percent     Per Share
                  ----------   -------    -----------   -------   -------------
Existing Shares   20,003,981    88.89%    $12,661,607    62.80%       $ 0.63
New Shares         2,500,000    11.11%    $ 7,500,000    37.20%       $ 3.00
                  ----------   -------    -----------   -------    ------------
                  22,503,981   100.00%    $20,161,607   100.00%       $ 0.90
                  ==========   =======    ===========   =======    ============


                                 DIVIDEND POLICY

     We have never paid or declared any cash dividends on our common stock and we do not intend to pay dividends on our common stock in the foreseeable future. Presently we expect to retain our earnings to finance the development and expansion of our business. Our payment of dividends, if any, on our common stock in the future is subject to the discretion of the Board of Directors and will depend on our earnings, financial condition, capital requirements and other relevant factors. See "Description of Securities."

                                   THE COMPANY

     RDC is known as an eWASP (electronic wireless service provider) and as such, through our Retrieval subsidiary, is engaged principally in conceiving and developing industry-specific wireless software and service solutions for mobile professionals.

     In September 2000, Retrieval entered into a cooperation agreement with Phone Online, Inc., a Tennessee corporation ("POI"), whereby both companies can take advantage of each other's clients and contacts on a commission basis. The commission is equal to ten percent (10%) of net revenue generated by the relationship in the first twelve (12) months. The term of the contract is indefinite, but either party may terminate by thirty (30) days written notice to the other.

     In October 2000, Retrieval entered into a master service agreement with POI. The term of the agreement is the later of four (4) years and the conclusion of services under any then current work statement. The agreement is automatically renewable for successive one (1) year periods. Beginning February 2001 and for a period of three (3) years thereafter, Retrieval must pay POI eight percent (8%) of the gross revenues it generates. POI granted Retrieval a one (1) year license to use and operate its Blue Moon software on Retrieval computers. Such license is automatically renewable for successive one (1) year periods. For such license, Retrieval must pay POI an annual license fee determined by multiplying the last full month hosting fee by twelve (12). The first work statement generated under the master service agreement was for Retrieval's Qxprint(TM) 1.0 software product. The project was completed.

     Retrieval entered into a wireless Internet service agreement with Sprint Spectrum, L.P., a Delaware limited partnership d/b/a Sprint PCS ("Sprint") effective July 2001, although the document was not executed by Sprint until October 2001. Pursuant to that agreement, Sprint will place a link to RDC's Qxprint(TM) services on its Sprint PCS Wireless Web for use by its Sprint PCS subscribers. In consideration for the placement, Retrieval paid Sprint a $20,000 service fee in December 2001. Revenues will be generated on a usage basis, rather than a subscription basis, with Sprint receiving thirty percent (30%) of the gross transaction revenues. The agreement has a term of one (1) year. The agreement also is terminable by Sprint at any time with thirty (30) days advance written notice. This agreement is still in effect.

     On May 3, 2001, we incorporated Wappyhead Corp., a Florida Corporation, to develop a synchronized delivery of advertising for a broad range of application genres including short format games, extended format games, SMS messaging, FunMail, MEPostering and more. We expect to accomplish delivery via wireless networks and the Internet. This Internet based wireless application exchange portal will enable content distribution to cell/smart phones, personal digital assistants ("PDAs") and the World Wide Web. To date Wappyhead Corp. has no operations.

     On November 30, 2001, Retrieval entered into an ISV (Independent Service Vendor) agreement with Research in Motion, LTD. This agreement signifies that Retrieval is a certified BlackBerry application provider and that RIM (Research in Motion) will participate in co-marketing as well as provide Retrieval with pre-release versions and updates of the BlackBerry operating system(s). Under this agreement RIM will help facilitate relationships between Retrieval and RIM's reseller carrier partners as well as help promote Retrievals offerings to the industry.

     Retrieval entered into a BlackBerry v3.5 Beta agreement with Research in Motion, LTD., on August 28, 2002. This agreement allowed Retrieval to receive all pre-public, early releases of the BlackBerry (V3.5) operating system to help facilitate the continuing development of Retrieval's application, "Mobile Listing Advantage" as well as confidential and proprietary technical support from RIM.

     After testing and certification of Retrievals' product Qxprint(TM) by Motorola, Inc., Retrieval entered into a Software Distribution Agreement on July 8, 2002. This agreement signified that Retrievals' software, Qxprint(TM), met the certification criteria of Motorola and that Motorola would provide marketing support and allow the "Certified by Motorola" logo to be used in the companies marketing efforts.

     On November 27, 2002, RE/MAX International entered into a non-exclusive agreement with Retrieval to provide all wireless data services as a preferred vendor to all U.S. RE/MAX agents. The program, "Mobile Advantages for RE/MAX Program", makes Retrievals' product "Mobile Listing Advantage(TM)" available to all RE/MAX agents at a reduced subscription rate. Under the 2 year agreement RE/MAX will support the program through their various marketing channels including, web links, trade shows, videos and newsletter as well as allow Retrieval access to all RE/MAX agent contact information and to use their Preferred Vendors Logo Mark. A separate website has been established by Retrieval to facilitate all RE/MAX agents.

     EarthLink, Inc. entered into a Marketing Royalty Agreement with Retrieval on February 27, 2003. This agreement created a channel partnership for Retrieval allowing EartLink to resell "Mobile Listing Advantage(TM)" and for Retrieval to earn commissions on EarthLink BlackBerrys.

     On March 21, 2003 Retrieval entered into a 2-year Non-Exclusive Dealer Agreement with AT&T Wireless Services allowing Retrieval to resell AT&T BlackBerry devices provisioned for the AT&T Wireless Network.

     On June 1, 2003 Retrieval entered into an Alliance Dealer Non-Exclusive GSM Compensation agreement with AT&T Wireless allowing Retrieval to be awarded compensation for network airtime resold.

     On October 1, 2003 Retrieval entered into a Application Partner Program with Nextel Operations, Inc. Prior to the agreement Nextel tested and certified the companies software, "Mobile Listing Advantage(TM)" allowing Retrieval to display the "Nextel Certified Application" logo. This agreement paves the way for co-marketing activities between the two companies to promote "Mobile Listing Advantage(TM)".

     To gain access to the MLS (Multi Listing Service) data for the "Mobile Listing Advantage(TM)" service Retrieval enters into Data Agreement Contracts with the controlling area MLS's. Each MLS represents an areas real estate agent/broker's database of property listings. Once the agreement is signed Retrieval has access to every MLS member. To date Retrieval has signed data and co-marketing contracts with:

        Tucson Association of REALTORS
        Sarasota Association of REALTORS
        Venice Area Board of REALTORS, Inc.
        Greater Las Vegas Association of REALTORS
        Mid-Florida Regional Association of REALTORS
        Bartow Association of REALTORS
        East Polk County Association of REALTORS
        Greater Lake County Association of REALTORS
        Orlando Regional REALTOR Association
        Lakeland Association of REALTORS
        Osceola County Association of REALTORS
        West Volusia Association of REALTORS
        Tampa Association of REALTORS
        Regional MLS, Inc.
        Realtor Association of Palm Beaches
        Jupiter, Tequesta, Hobe Sound Association of REALTORS
        St. Lucie Association of REALTORS
        Broward County Association of REALTORS
        Boyton Beach & Del Ray Beach Association
        Boca Raton & Highland Beach Association
        Martin County Association
        North Texas Real Estate Information Systems, Inc.
        MLS PIN (Greater Massachusetts)


WIRELESS INDUSTRY OVERVIEW

Introduction

     Data communications is the fastest growing segment of the communications industry. The Internet, in particular, has emerged as one of the fastest growing communications media in history and is dramatically changing how businesses and individuals communicate and share information.

     Traditionally, small and medium sized businesses have relied on low speed lines for data transport. Data communications, particularly through the
Internet, have made it possible for smaller companies to compete more effectively with larger competitors. Most companies, particularly small and medium sized businesses, lack the expertise, capital or personnel required to install, maintain and monitor their own web infrastructures. With the convergence of wireless communications and Internet services, more businesses each quarter are opting for wireless technology to meet their data and communication needs.

     In recent years, the proliferation of wireless communications solutions has extended the reach and connectivity of mobile professionals. For example, in voice communications, cellular telephones have enabled mobile users to place phone calls from virtually any location. Similarly, advances in wireless data communication, including wireless local area networks ("LANs") have enabled the extension of enterprise networks to the notebook computers and the hand-held information communication devices of mobile users. The projected growth of wireless data communication systems, driven by increasing connectivity options for mobile users, should result in increased accuracy, timeliness and convenience of information access, thereby reducing costs and improving productivity.

     Mobile professionals need tools that provide them with real-time access to mission-critical information at all times. RDC is in the business of providing mobile professionals with the tools they need to access data from anywhere in the world with convenience, speed, reliability and security.

     Wireless data telegraphy is defined as communication without wires over distance by the use of arbitrary codes. Primitive examples include waving lanterns by night or sending smoke signals. Modern examples include hand-held devices like pagers, smart phones and personal digital assistants ("PDAs") using wireless modems to enable wireless data communications.

Wireless Data: Basic Types and Applications

     While the technologies, protocols and network infrastructure supporting wireless data are often complex, most data applications can be simply divided into three (3) main types: bursty, query-response and batch-files.

     Bursty data: Quick bursts of data are sent from point-to-point. Emerging applications in this area include remote electric power meter readings, wireless burglar alarms and other remote sensing applications.

     Query/response: Query and response lies at the heart of new wireless data applications and devices that allow for wireless e-mail and Internet access.

     Batch-files: Data base synchronization.

Voice to Data

     Until recently, wireless data was essentially a niche market largely confined to vertical applications within large companies. For example, IBM, Federal Express and UPS built successful private wireless data networks to allow their field service personnel to operate more efficiently. The explosion of the Internet, of corporate intranets and the convergence of the computing and communications industries are creating new opportunities.

     Barriers to entry for users are coming down. There are little, sleek, light types of devices available to the consumer, network infrastructures are in place, network operating costs are going down, all making it economical to develop new services that make financial sense. With the Internet and intranets, mobile users can access content that previously was not available. Wireless carriers have spent billions of dollars upgrading their networks from second generation circuit switched to third generation packet networks. These networks are always on and are capable of handling data at speeds from 20KBPS on the low end to 384KBPS on the higher end. These networks are continually evolving and within the next 5 years will be competitive to the wired networks of today.

     The wireless data marketplace includes the following classes:

          Wireless Handset Manufacturers: These are the companies that make wireless devices such as Nokia, Ericsson, Palm, Handspring, RIM and Motorola. These companies are generally large and are typically slow to implement new applications to their devices.

          Carriers: The carriers are the phone companies that own the networks. These include: SprintPCS, AT&T Wireless, Verizon, Alltel, Cingular, T-Mobile, Nextel, and others. These companies all have different technologies and different standards making it extremely difficult to develop applications that operate on all devices. Because these companies are generally large and slow to adopt new technologies, a new middleware marketplace has recently opened up.

          Software/Application Developers: This is the largest group of companies in the wireless data industry. There are hundreds of companies which have developed platforms and applications that utilize all the different carriers' networks and work on many or all of the hardware (phones, PDA's, Laptops, etc.). Most of these applications utilize J2ME (Java 2 Micro Edition), C+, .NET, XML to access corporate data, play games, or browse the Internet. Some of these companies include: Retreival, Broadbeam, Air2Web, HiddenMind, Everypath, Aether Systems, 724 Solutions, etc.

          Wireless Internet Service Providers (WISP's): These are the companies that provide wireless Internet access. There are two (2) different types - one (1) provides internet access to the mobile professional, ie: Earthlink, Wynd Communications, ArrayComm, Breakfree Wireless.

Requirements for Growth of Wireless Data Applications:

         The wireless industry must advance the following areas in order to make data applications phone-centric:

     1. Change the paradigm for wireless data applications to suit the needs and expectations of the mobile user by adopting push technology in place of browsing.

     2. Eliminate users' need to interactively search for information by having them set alerts that trigger information to be pushed to them when their criteria is met. Alert agents can then work on behalf of users, even when they are disconnected.
     3. Present only information relevant to users. This decreases the amount of information they have to read, and it increases its value. The alert notification only should contain the information that changed and/or the link to the data.
     4. Decrease users' airtime costs. Presenting only relevant information and using push technology will assist in this.

     Beyond these changes, applications need to be more accessible by mobile users. They must gain access to websites without having to type long website names, because typing on a phone is difficult and cumbersome. Setting alerts while mobile and receiving notifications from corporate websites and applications will address all of these issues.

     Scores of alerts are likely to be set by individual mobile users to address a variety of circumstances, including flight delays, price reductions, sale notifications, inventory changes and updated job orders. Thus, its likely alert-based systems will enable mobile users to determine what information they want delivered by setting alerts simply and quickly from their phones. This will help eliminate form factor and other inherent limitations of mobile phones that have, to date, proved to be barriers to pervasive wireless data services use.

Wireless Data Transmission: How it Works

         Analog vs. Digital

     Until recently, most wireless data transmitted through radio communications have been analog. Analog systems use continuous electrical signals for the transmission and reception of information. Next generation wireless data systems are turning towards the use of digital signals, whose amplitude variations with respect to time are not continuous but discrete.

     Digital systems have several advantages including allowing better coverage, more calls per channel, less noise interference and the ability to add new features and functions such as short messaging.

         Session v. Packet Transmission

     Session based communications assign users a discrete line or radio channel that is dedicated to the users until the session is completed. The circuit for the data exchange is "tied up" until the communication is complete. Packet data communications are more efficient

     In packet transmissions, packets from a number of different conversations or data messages can traverse the same channel. Packets are mixed on the channel but are re-assembled correctly at the receiving end.

         Wireless Data: Apparatus Types

     No single "form factor" meets the needs of every customer. For some, small size is key. For others, performance and flexibility matter more. The following is a categorization of devices on the market which utilize wireless data:

     PDAs: Palm, Handspring, PocketPC

     BlackBerry Phones: Motorola, Nokia, Ericsson, Samsung, etc.

     Smart Phones or Integrated devices: BlackBerry, Microsoft PocketPC phone edition, Danger Hiptop, Kyocera, etc.

     Wireless modems: Sierra Wireless, Novatel


         Wireless Data: Network Infrastructures

     While the customer usually sees seamless and reliable service, behind the scenes, the wireless data industry is still working out the "kinks" in developing and building data transmission networks and agreeing on standards and protocols. There is more than one competing vision. In the end, many experts believe that the growing market for wireless data will support multiple networks and protocols and faster speeds. GSM/GPRS is the leading network technology for wireless carriers as far as numbers. Second is CDMA. Others include TDMA, iDen, and analog services.

         Realistic Data Speeds:

         GSM, CDMA, TDMA (Circuit Switched Data): 9.6Kbps (kilobytes per second)
         GPRS: 20-30 Kbps
         CDMA 1XRTT: 50-144 Kbps
         CDMA EV-DO: 144-384 Kbps
         UMTS (WCDMA): 384Kbps-2Mbps (megabytes per second)

Mobile-Data (M-Data)

     Wireless data and mobile applications are anticipated to be the next business revolution in technology spending. Technology fostering easy-to-buy environments while away from a home or office PC is expected to have a broad appeal to the millions of users of Web-enabled handsets, such as two-way pagers with a Web browser, Web-enabled phones and assorted PDAs. While these wireless handsets are currently being utilized to view content from the large Internet portal sites, mobile software applications are also being utilized by corporate America to streamline and automate processes from the field.

     Out of this wireless data revolution, an emerging segment has appeared to further cater to the needs of business-to-business mobile commerce: mobile data (m-data). The m-data field is not a typical commerce site where goods and purchases are sold or generic Internet content is viewed. Rather, it is about specially designed wireless applications that remotely control the distribution of business data and documents. Companies are beginning to consider m-data technology because they do not want to make the same mistakes that may have led them to dispel the potential of the World Wide Web when it first arrived.

     For many companies, m-data is not simply taking web-enabled corporate applications and delivering them via browser to the mobile device. Instead, they are taking systematic approaches to meet the needs of their mobile employees and their customers, such as location, response time and productivity levels. It is those companies who understand, embrace and build m-data strategies that capture higher customer retention levels, which allows for more profitability and market share.

     Technological advances (such as digitalization, data compression, smaller devices) and critical regulatory decisions (to license new spectrum for cellular telephony and other new applications) have greatly increased the availability of wireless communications while reducing costs. The result has been dramatic growth in the market for cellular telephones. For example, cellular telephone subscriptions have increased from just over 2 million to more than 100 million in the last ten years.

     Within the wireless data market, many experts in the field predict strong growth. The following sets out some of their predictions.

     International Data Corp: Worldwide spending on information technology should grow 5 percent to $916 billion next year, while purchases of telecom services are expected to rise 4 percent to $1 trillion. After rising 12 percent in 2000, the last year of the dot-com boom, technology spending fell 1 percent in 2001 and 4 percent in 2002, IDC analyst Stephen Minton said. He predicts spending will end up relatively flat this year, with growth in the United States and emerging markets but declines in Europe, Japan and Canada. Next year's growth is expected to come from improving business confidence and pent-up demand for technology products and services at companies that reined in spending during the last few years. The findings were based on conservative assumptions about the economy, meaning even bigger boosts could be possible. Indeed, CIO magazine said Monday that its October survey of 243 corporate technology managers found that their budgets will grow an average of 6 percent in the next year.

     Gartner Group: "The opportunity for wireless data communication in the United States is huge, with 25.3 million of the 112.1 million workforce having a mobile job requirement, but growth will be slow and steady." Source: The Gartner Group, The Dataquest Market Analysis Perspective, "Wireless Data in the United
States: Pieces of the Puzzle are Missing, but a Picture is Taking Shape."

     Red Herring: "By 2003, there will be 1 billion wireless phones in use." (Goldman Sachs as reported in Red Herring, Oct. 2000)

         Cahners In/Stat:

     Jan. 2003 - "The market for Internet access devices (including personal computing devices, mobile phones, Internet-enabled set top boxes, Internet appliances, smart appliances and white goods) is expected to grow at an overall annual rate of 28.2%, in terms of units between 2001 and 2006. According to In-Stat/MDR, growth is expected to rise to over 790 million units in 2006 from about 226 million units in 2001. Although the PC and mobile phone segments represent the greatest percentage in terms of unit shipments, Internet appliances, which include Internet terminals and Tablet PCs, will have the highest CAGR over the period, with 74.3%."

     Oct. 30, 2002 - "Although the wireless data/Internet market has had to bear the brunt of some tough public criticism, it is steadily progressing, according to In-Stat/MDR. The high-tech market research firm reports that there are some very bright spots in the wireless data market. The availability of the proper infrastructure and color handsets, and the rollout of next generation services such as CDMA 1xRTT and General Packet Radio Service (GPRS), is aiding the market's growth. Overall, the messaging market (thanks to the newer Enhanced Messaging Service (EMS) and Multimedia Messaging Services (MMS) that support graphics and video) will continue to outstrip the wireless Internet market, in terms of subscribers, through 2006, growing from an estimated 305 million at the end of 2001 to more than 1 billion by the end of 2006. While smaller than the messaging market, the wireless Internet market is growing at the same pace."

     Communications Today: "More than half the U.S domestic workforce -- some 67 million people -- will be mobile by 2006, representing a strong market for wireless device, application, and service providers, according to a study by Access Markets International Partners. The New York-based firm's study projects that the number of commercial wireless data users will nearly double every two years from 3.7 million in 2001 to more than 26.4 million in 2006. In addition, sales of mobile devices capable of accessing data and Internet services in the commercial market will reach 48.7 million units in 2006, representing $14.2 billion in revenues. The small to mid-sized business sector (businesses with fewer than 500 employees) will lead the wireless data market in the near term as it grows at a 44 percent compound annual growth rate, from 2.5 million users in 2001 to nearly 16.3 million in 2006. Large businesses will comprise 38 percent of the wireless data user market in 2006." Source: Communications Today, "U.S. Workforce Mobile Data Demand Growing," Mar. 26, 2002.

     IDC: A study by IDC found that "the marketplace for wireless infrastructure and application services (WIAS) is gaining considerable momentum and has significant long-term potential. IDC forecasts that "the worldwide wireless and application services market will increase from $31.1 billion in 2002 to $68.4 billion in 2007, representing a compound annual growth rate (CAGR) of 17.1%." "Among U.S. industries, communications and media, retail, logistics, and health care will embrace WIAS at the fastest rate and with the largest level of expenditures. Collectively, U.S. industries are expected to spend $25.6 billion by 2007 representing a five-year CAGR of 16.9%." Source: IDC Press Release, "Wireless Infrastructure and Application Services Market Presents Opportunities Although Obstacles Remain, IDC Says," Apr. 23, 2003.

Seizing the M-Data Opportunity

     Before whole-heartedly plunging into the m-data business model, companies must understand why m-data is an important function for their organization. This can be accomplished by knowing how the technology can satisfy the needs of the mobile user. The traits that are listed below are by no means an exhaustive list, but rather are fundamental benefits that the mobile user can use to their competitive advantage.

     Response Time: M-data allows the mobile professional to quicken response time of documents and data to their customer. Instead of calling the home office to have someone put a document in a fax machine, the mobile professional can send it to the appropriate contact while in the car or in the customer's office. In some cases, especially with e-mail and fax, response times can be a matter of seconds instead of hours or days.

     Personalized Service: In a majority of instances, the m-data user can work directly with the client to send the correct documentation to that client. As an example, a user wants to send a sales sheet to a client who wants to pass it along to one of their customers. The m-data user uses his/her web-enabled pilot to e-mail the PDF file of the sales sheet in a matter of minutes. Another example is sending a personalized thank you letter to new business prospect seconds after leaving the customer's office. These types of personalized services enhance customer relationships and serve as a foundation to grow the business.

     Productivity: Being stuck in traffic or away from the office is no excuse for being productive any longer. M-data technology allows the mobile professional to work anywhere, anytime, thus creating better productivity and more profitability.

     Lower Administrative Cost: Cost efficiencies and economies of scale can be realized by utilizing m-data technology. Capital expenditures typically allocated for new support personnel could be reinvested else where in an organization. And existing back office support personnel can be utilized in other areas that can't be easily automated, thus improving the efficiencies and real dollar savings for the entire organization.

     Mobile Back Office Support: Mobile professionals now have a tool to empower themselves to get things accomplished the way they prefer. Instead of having a back office support person distributing brochures or letters, the mobile professional can handle the allocation and improve response time and customer relationships. This is especially true in an after-hours setting when no back office person is available.

     Location: Using today's global wireless infrastructure, m-data users can send their documents from anywhere in the world to a contact anywhere in the world. While there are limits to acquiring wireless signals in certain portions of the world, the majority of civilized countries present sufficient systems for wireless activity.

     Access: M-data can be accessed from a growing list of web-enabled wireless devices. Examples include RIM and Motorola 2-way pagers, WAP phones, Palm OS devices, and the assorted Windows CE and Pocket PC devices.

     Tracking/Reporting: When using m-data technology, users can access on-line reports to track document distribution dates, times and costs to ensure that items were distributed as directed. This function of the m-data process can provide immediate peace of mind, unlike in some instances where a user is not sure if a back office person followed through on a request on time.

     Ease of Use: When an application is easy to use, the user is more apt to keep using the application. This summation is at the heart of the m-data system. Using any web-enabled device, users can quickly select documents, contacts and methods of delivery in minutes, not in hours (or days) as in traditional printing and fulfillment models.

M-Data Initiatives

     While there are ample opportunities to seize the benefits of m-data technology, the wireless industry must advance the following areas in order to make data applications useful to the graphically limited devices:

     Change the paradigm for wireless data applications to suit the needs and expectations of the mobile user by developing an easy-to-use User Interface that takes advantage of the capabilities of each device.

     Present only information relevant to users. This decreases the amount of information they have to read, and it increases its value.

     Decrease users' airtime costs. Presenting only relevant information and using push technology will assist in this area.

Beyond these changes, corporate applications need to be more accessible by mobile users. The user must gain access to websites and corporate intranets without having to type long URL's, because typing on a phone is difficult and cumbersome. Setting bookmarks on the server side and pushing them to the mobile devices can help reduce this burdensome process. When accessing corporate applications a device id script on the server side can reduce levels of authentication and access time.

     We expect to see a number of initiatives in corporations mobilizing their most commonly used applications. Some of these applications will include ERP, CRM, Accounting, and Supply Chain Management. For example, consider the following: A mobile sales professional carries only a mobile phone (no pager, no PDA, no PC). While out of the office, a customer would like to see what kind of inventory levels the salesperson's company has of a certain product. Basically, the mobile phone acts as a remote control emulator allowing the customer to view actual inventory levels from his company's ERP application.

     With wireless data services, the mobile professional can give accurate and timely information to their customers, review current data to make quick decisions, and stay in tune with corporate affairs. Alternatively, the professional would have to call the office to check the status of his request or break out a laptop and hope to get a dial-up connection, which is time-consuming and often not practical.

     By incorporating certain push technologies, the professional on the road could use an interface on the phone to locate the intranet site containing the status of the order. By viewing the parsed list of elements on the site, the executive would set the trigger on the order status field indicating that any change from "standard" should cause a notification to be sent. The server agent then would interrogate the selected web content on the web page continually. If there was no change to the order status field, the agent would continue to monitor. When and if the condition was met, the phone would ring and the salesperson would be presented with a text message and a click- through URL. This would enable him or her to know immediately of any changes in the order.

     Scores of such alerts are likely to be set by individual mobile users to address a variety of circumstances, including flight delays, price reductions, sale notifications, inventory changes and updated job orders. This will help eliminate form factor and other inherent limitations of mobile phones that have, to date, proved to be barriers to pervasive wireless data services use.

Educating the Enterprise to Go Mobile

     In an effort to adopt wireless technology and enjoy the fruits of m-data, organizations face a number of critical, strategic decisions and a host of confusing options. The right strategy for any organization depends on its response to the following questions:

     How much market reach do I want and which technologies must I support as a result?

     What is my objective for offering wireless access? Are interactivity and/or m-data important to my business?

     Is there a benefit to going wireless without my brand attached?

     How much control do I need over my wireless application's features and functions? Is the information secure?

     What information in my existing application should be available for wireless use?

     Taking an application wireless involves much more than simply porting an existing Internet site to a browser-enabled phone. Mobile applications differ greatly from ones created for PCs and laptops because their users have a different set of needs and expectations. Users want wireless transactions that are available at any time, are easy-to-use, tailored specifically for their requirements, and executable in minutes. In order to deliver on user expectations, developers must create a comprehensive application specifically targeted for wireless devices, rather than just adding wireless accessibility to existing websites.


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


Products and Solutions Designed for Mobility

         Team RDC

     RDC provides products, applications and custom solutions. Based on the successful development and launch of its existing products, RDC has formed a Professional Application Services Group. The Retrieval Dynamics Professional Application Services Group ("Team RDC") delivers wireless and Internet integration into usable applications that enables real-time information and data to enhance business processes. The result to the enterprise is in acquiring new customers, maintaining existing customers, increasing profit on revenues, and adding new channel opportunities to do business.

     Our strategy is to be a dominant provider of wireless data solutions to vertical markets using our engineering expertise, knowledge of the mobile workforce and strategic partnerships with both hardware manufacturers and network providers. RDC's core competencies revolve around providing companies with access to data. Data access can be achieved through multiple channels such as the Internet, the PC, telephony and the wireless handheld devices. RDC's approach includes integrating all of these channels with the data source, focusing primarily on the wireless or mobile display and input of that data.

     Team RDC's area of concentration is mobile technology, in order to provide business solutions that help SME's (small and medium sized enterprises) achieve a positive return on their investment; business solutions that integrate with legacy systems and core business processes; and business solutions that harness the unique characteristics of mobile devices and technology to drive down costs and deliver value regardless of location. Mobile solution services range from: infrastructure, back office, supply chain (SAP), e-commerce, purchasing, operations, resource planning (ERP), inventory (S&OP), work-in-progress, sales
(FFA), customer relationship management (CRM), technical support and the total enterprise application integration (EAI). Our main focus is on data and mobility of the information that allows for wireless integration with IBM, SQL, Oracle, SAP, or legacy databases.

     By utilizing best-of-breed, state-of-the-art processes and technology in implementation, Team RDC is able to minimize the time needed for application deployment and reduce the cost of application design, development, testing, and integration. Team RDC is experienced in helping customers realize the full potential of our applications and custom mobile solutions by providing a range of services to enhance the quality of our software and minimize the risks involved in the deployment process. Team RDC designs mobile applications that integrate with a variety of business processes and vertical markets, such as:

     -    Mobile portals
     -    Mobile supply chain management
     -    Mobile travel management
     -    Field force automation
     -    Customer relationship management
     -    Mobile retail and sales solutions
     -    Mobile Healthcare solutions


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


     Team RDC provides their customers with a total mobile solution. These solutions are comprised of mobile strategy design and consulting, custom application development, and the selection, procurement, and provisioning of the mobile devices and networks. Our established partnerships with the industries leading edge device manufacturer's, and network operators allow us to provide the most cost-effective and best technological turn-key solution for any business.

         HORIZON

     An important part of being successful in business is the ability to leverage one's core competencies. RDC's strength is our ability to bring together many best-of-breed wireless technologies and offer our customers their collective benefits, seamlessly under one platform that we call HORIZON. This technology platform enables us to rapidly implement enterprise solutions. Currently, the Company is marketing its solutions under three brand names:
Qxprint(TM), GoFigure(TM) and Mobile Listing Advantage(TM) powered by DocLynx(TM). RDC is also aligning itself with industry leaders to form partnerships with companies who understand our ability to extend their sales forces and create additional revenue streams.

     For a wireless application to be successful, it must be developed from a multi-channel perspective and not from the viewpoint of any single mobile appliance. Implementing the mobile solution on a platform with an XML-based architecture is a critical success factor. XML is important because it provides a standardized format and data description that can then be transformed to meet the constraints of a wireless (or other) device. By utilizing XML, the data and business logic can be separated from how it is presented. A robust wireless solution should also include the ability to use other interfaces and formats (such as HTML, JDBC, or SQL) to access data sources and create XML.

     Moreover, the mobile application should be developed utilizing a platform that leverages the existing wire line application infrastructures and the business logic they embody. This platform architecture should be designed to accommodate the evolution of existing channels and devices. With the variety of wireless devices and their constantly changing capabilities, RDC has developed client software for a number of wireless devices with a focus on ease of use. RDC's HORIZON platform delivers data to these devices via a number of different methods. One method includes a wireless application gateway that utilizes an XML conversion from the data sources by rendering it to the wireless devices via XSL style sheets developed around a device's graphical specifications. In addition, the HORIZON Platform can deliver data via XML over HTTP, email, or Webservices depending on the application.

     The HORIZON Platform and RDC's RAD3 (rapid application design, development, and deployment) methodology can be used to create a wireless bridge between corporate mobile users and business-critical and time-sensitive applications. The technology can also be used to extend existing e-commerce capabilities to business partners operating within a company's supply chain, and target the benefits of these systems to a variety of non-PC mobile devices. In many cases, only certain portions of applications are wirelessly enabled. The whole idea is to bring the customer closer to the core business process and in doing so establish a comfort level that enhances the entire wireless transaction experience.


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


         Qxprint(TM)

     Our initial product, Qxprint(TM) is a wireless hand-held Customer Relations Management ("CRM") application that allows mobile professionals to perform common business transactions anywhere. By setting up an account on the Qxprint.com website, the user can upload and manage their Outlook, Act!, and Palm contacts and all types of printable files thus allowing the mobile user to merge new and stored contacts to their secure pre-defined documents stored in their private directory. With a simple execute command from the handheld device, the information can be sent to the user's desired contact via e-mail, fax or to the Print-On-Demand facility for a mailed hardcopy. Next, a return e-mail confirmation receipt is immediately sent to the user notifying them of a successful transaction. Most importantly the Qxprint(TM) transaction will work on virtually any wireless appliance including the RIM and Motorola 2-way pagers, WAP phones, Palm OS devices, and the assorted Windows CE and PocketPC devices.

     Qxprint(TM) allows web-enabled users to manage the distribution of their business documents from their Internet-enabled wireless device, at any time of the day or night. The technology prevents the user from having to constantly return to the office to print out or retrieve necessary documents and send them out. It also is designed to free the individual from the frustrations of relying on support staff with limited hours and capacity. And that means more time for the professional to spend on the road with their customers, and more results. Qxprint(TM) allows the user to:

     Store letters, agreement forms, contracts, informational literature, sell sheets, brochures, or any documents important to a business in a private folder in the Qxprint(TM) database, along with a directory of contacts including existing and potential customers.

     Access your Qxprint(TM) virtual desktop from any Internet-enabled wireless device.

     Choose documents to be sent out and the appropriate contact to send the document to. Edits can be made to the contact directory and customize letter-formatted documents by merging contact information.

     Choose e-mail, fax, U.S. Postal Service or Federal Express Priority Overnight delivery.

     Receive confirmation of each transaction via e-mail.

Qxprint(TM) registration and the uploading of the documents for storage is free, users pay only for their transactions.

     Qxprint(TM) is our entry point into corporations. By enticing companies to use Qxprint(TM), we are offering a "risk-free" wireless solution that can help educate mobile professionals and help the company position itself to extend other applications to their mobile workforce. We are poising ourselves to become the wireless expert that will help companies adopt m-data solutions.


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



         Mobile Listing Advantage(TM), powered by DocLYNX(TM)

     Because e-mail/SMS technology is so prevalent in wireless data today, application developers need to leverage this technology framework in designing and developing new applications. Companies have been able to use e-mail to gather and forward information for the last several years. Information received via e-mail is often used in other applications. To transfer information from e-mail messages to other applications, one has to parse and process it first. Manual processing of messages requires much time and effort, and errors are very probable with it. An e-mail parser makes message processing more effective, as it automatically parses, processes, and transfers data to other applications.

     An example of developing wireless applications with this technology can include using an e-mail parser to retrieve and view database information, files, or content stored on servers. The parser can be used to do the following jobs automatically: processing of order forms received via e-mail, sending replies to clients, filling order databases, sorting and redirecting e-mail message flows, compiling mailing lists, maintaining statistics of any kind, and saving back-up copies of important messages. This same technology can be developed for SMS which uses both SMTP, the standard e-mail protocol and the newer SMPP.

     Mobile Listing Advantage(TM) is a hosted wireless application targeting the real estate professionals, namely agents, brokers, and appraisers. Mobile Listing Advantage(TM) is an extremely easy to use and powerful application that allows portable access to the Multiple Listing Service ("MLS") database through a Wireless Handheld Device. It is powered by RDC's patent-pending technology platform called DocLYNX(TM).

     Because Mobile Listing Advantage(TM) is integrated with the MLS database, the registration process will first verify that the user is an actual licensed agent or broker. After registration, the realtor is then assigned a secure user id and password to enter the protected area of the website. This includes a general "Account Management" page where the user can change billing and personal information; a "Request History" page that displays all requests made from the mobile device to the server so the agent can alleviate the hassle of re-querying the MLS database when they are on their PC; and a "Manage Request" page, which allows the user to customize the output or content sent to their device. After customizing their web interface, the agent can then begin to use their wireless devices from the field to access real-time MLS data.

     This application utilizes the simplicity of e-mail protocols. Passing commands through e-mail or SMS provides all the user functionality. After a command is sent from the pager to the DocLYNX(TM) server, it will be interpreted and a response sent back to the pager in a pre-defined format. This common off-the-shelf parser is integrated through scripting languages based on Microsoft Active Scripting technology, JavaScript and VBScript with an SQL database that pulls directly from the MLS database. The parser in this case downloads messages from the DocLYNX(TM) mail servers and processes them using a list of rules set up by on the website and the query. These rules consist of filters and processing components. When downloading a message, the parser checks


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


whether it is to be processed or not using filters. If the message is to be processed, the parser adds it to processing queue. Upon completion of the working session with a mail server, the parser processes all the messages in the queue. Processing components are used to parse, modify, and store data from messages. In the case of Mobile Listing Advantage(TM), all responses or messages will reflect the most recent real-time MLS data. An additional "drill-down" feature incorporated into this product allows clients to use the "Reply" e-mail function to find additional information in the MLS database, such as a more complete listing of the specific real estate property.

     To facilitate multiple devices, the Mobile Listing Advantage(TM) device side software (the client) has also been scripted in JAVA. This software language allows the service to be made available over any JAVA enabled device, which includes PDAs and cell phones.

     Currently, RDC supports the BlackBerry family of wireless handheld devices. Support for other devices such as Palm and Handspring are scheduled for the fourth quarter of 2004. RDC has become a Sub-Dealer for Research In Motion ("RIM") allowing us to bundle Mobile Listing Advantage(TM) on the popular BlackBerry Handheld Wireless device and sell the service as a "Bundled Solution." Along with the hardware, we also offer network connectivity through national carriers such as T-Mobile, Nextel, AT&T and others. RDC has also been selected as a "preferred vendor" for RE/MAX International, allowing the Company to co-market Mobile Listing Advantage(TM) directly to RE/MAX's 75,000 members throughout the United States and Canada.

         GoFigure(TM)

     GoFigure(TM) Carrier Edition is a J2ME MIDP (Mobile Information Device Profile) form based application that allows mobile sales professionals to create line-item quotations on their mobile phone. These quotations show the part number, description and price in a nicely formatted document complete with terms and conditions. You can add one or many items in a single quote, which then can be faxed or e-mailed to your contact. GoFigure(TM) Carrier Edition costs $5.00 per download. Each downloaded version gives you 10 faxes and unlimited e-mail. GoFigure(TM) Carrier Edition has been launched on Nokia's Tradepoint Platform. Nokia Tradepoint is an online business-to-business marketplace and solution-matching service, where applications are sold directly to operators, XSPs and enterprises around the world. Nokia Tradepoint contains a wide spectrum of applications covering business, finance and entertainment. GoFigure(TM) Carrier Edition is also available through Cingular and Nextel.

     GoFigure(TM) Enterprise Edition is a fully integrated mobile sales force automation software application designed to work on the new RIM BlackBerry handheld devices. This application, which resides behind the corporate firewall, combines the simple and efficient Java 2 Micro Edition with a scalable robust server based application that can extract and manipulate sales, marketing and manufacturing data stored in corporate databases or in an ERP system. GoFigure(TM) Enterprise Edition allows the mobile sales professional to have real-time, intuitive mobile access to business critical information and product data that enhances sales opportunities, increases customer satisfaction and grows revenue faster and more profitably.


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


     Java offers specific advantages for wireless users. It enables users to store information on the handheld without having to access a wireless network every time the same information is needed. Java also provides a feature-rich and open development platform for creating new applications.

     The GoFigure(TM) Enterprise Edition solution is targeted at manufacturing, distribution, construction and service industries. It is sold in either an ASP solution or as an enterprise server package with an annual per seat license and maintenance fee.

Status of Publicly Announced Products and Services

     Qxprint(TM): Version 1.0, released January 2001. Version 1.5, released in June 2001, is currently on the market.

     Mobile Listing Advantage(TM): Version 1.0, released October 2001. Version 1.5, released August 2002. Version 3.0, released January 2003. Version 3.1, released March 2003.

     GoFigure(TM): Enterprise Version 1.0, released May 2002. Version 2.0, released May 2003, is currently in Beta testing.

     GoFigure(TM): Carrier Version 1.0, released June 2002, is currently available through Nextel, Cingular Wireless and Nokia Tradepoint.

Business Strategy

     Our business strategy is to be a niche provider of eWASP(TM) technology and information management tools, programs and products by using the expertise of our staff in providing solutions for the enterprise and application development. This strategy is dependent upon our continuing to have sufficient cash flow from operations and/or obtaining sufficient additional financing with which to enhance the commercialization of existing and future products.

     We are in the process of vertically positioning Qxprint(TM) as a back office tool that will enable clients to send documents from wireless devices in real-time through print, fax or e-mail. Mobile Listing Advantage(TM), for the real estate professional, was launched in October 2001. It is intended to provide the mobile professional with a data application and information tool, bundled with vertically specific functionality, in order to provide a complete wireless solution for the user's business needs. We are seeking to maximize a recurring revenue stream initially by extending our eWASP(TM) services to a variety of professional vertical markets and custom wireless application development. Our objectives for our software applications include the following key elements:

     * to sell our products in many vertical markets, as the market for wireless technologies is developing;
     * to build a subscription base for DocLYNX Lite for the real estate professional;
     * to maintain Qxprint(TM) as a horizontal wireless application marketed to mobile sales professionals;


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


     *    to develop niche vertical markets for Qxprint(TM) enterprise editions;
     * to pursue marketing opportunities that allow us to develop the market presence needed to support sales goals and to attract developers of new products and services;
     * to maintain and strengthen strategic relationships with suppliers and customers;
     * to focus on providing a quality product, in addition to support and development after the sale;
     * to utilize expertise in management to deliver products and services in a timely manner, control costs and manage budgets;
     * to pursue selective partnerships to expand our capabilities, products and services.

     Our revenues to date have been marginal and therefore our business strategy is based entirely upon our continued capital raising activities. We expect future revenues to be based upon license fees for GoFigure(TM) subscriptions and transaction fees from our Qxprint(TM) product. Mobile Listing Advantage(TM) is a subscription based model and is sold as a bundled solution including hardware and network sales. Additional monies are also received as a result of sales of RDC common stock.

     Our revenues are dependent on the volume of sales of our products. Revenues from sales are recognized in the period in which revenues are earned. Our gross profit margin will be determined in part by our ability to estimate and control direct costs of production and shipping and our ability to incorporate such costs in the price charged to our customers.

Marketing and Distribution

     The integration of wireless networks with the Internet, combined with the convergence of "smart" mobile devices incorporating newly-designed web browsers and operating systems that will accommodate third-party applications, is anticipated to change drastically the way people around the world conduct their businesses and utilize their leisure time. The strongest user demand for wireless Internet services comes from three categories: e-mail messaging, World Wide Web browsing, and pull content (also known as Web clipping).

     Of the three, e-mail messaging is the most critical. Workers have come to rely upon e-mail and want access to it all the time, even when they do not have access to a phone jack. Other applications that appear to have become popular for the mobile professional include document retrieval, print and fax on demand, voice recognition, video conferencing and personal information management. Vendors are developing new portable computing devices at breakneck speed. Wireless data currently allows customer service, sales executives and others to perform where customer demands dictate and with minimal restriction. This should be a key revenue producer for companies with one hundred (100) or more employees and should provide a wide marketing opportunity for wireless equipment, wireless applications development and wireless services.

     Our marketing plan is to provide a total "Bundled" solution to the mobile professional. We are positioning ourselves as a vertical centered Wireless Product, Program, Application and Solution Provider. Also, we will continue to develop multi-platform applications to benefit mobile professionals, as well as resell wireless hardware and network.


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


     Our objective for the horizontal version of Qxprint(TM) is to achieve ten thousand (10,000) customers in 2004, seventy percent (70%) from Internet marketing and thirty percent (30%) from basic marketing. We are making a major effort for vertical penetration into the areas including the distribution of safety data sheets such as chemical and hazardous materials. Revenue from Qxprint(TM) vertical solutions are based on modification, customization and licensing fees.

     Mobile Listing Advantage(TM) is target marketed to real estate professionals. We are actively pursuing license agreements based on a revenue share model with individual MLS boards and other MLS data aggregators, as well as national real estate brokerages. Once agreements are in place, the Company will partner with each MLS source to market directly to the realtor. RDC has signed agreements with twenty-one (21) MLS boards, with sixteen (16) still pending, and we will continue to actively pursue others both in the United States and abroad. There are approximately 750,000 active real estate professionals in the United States today and we plan to have a penetration of 10% of the market by fourth quarter 2004. Mobile Listing Advantage(TM) is being marketed by RDC, RIM, RE/MAX International, Nextel, T-Mobile, AT&T Wireless, Cingular and channel partners.

     Our strategy is to become a dominant provider of wireless data applications and information management solutions by using management's expertise and knowledge of information management; aggressively promoting our products through direct sales, advertising, Internet branding and trade show marketing, and forming strategic alliances with key industry leaders. We seek to maximize our recurring revenues by providing monthly ISP and wireless services for our applications along with site licenses for our enterprise editions. Management also plans to enter new domestic and foreign markets by expanding into other vertical and horizontal markets, increasing the number of our channel partner relationships and fostering new strategic alliances.

     We perceive the keys to meeting our strategic marketing objectives include the following:

     Provide a bundled solution: We will continue to build our relationships with hardware manufacturers, as well as network carriers, to be able to offer "One-Stop-Shopping" for our enterprise and consumer applications.

     Build critical mass: We must build a branding strategy through aggressive promotion of our vertical market based applications. This can be done through advertisements in various trade specific magazines and websites. We have participated and we intend to continue to participate at several trade shows where representatives can demonstrate our products and services. Thus far, we are pleased with the feedback we have received on our products and services. Our marketing strategy includes press releases on new developments along with speaking engagements for top managers to promote and build brand awareness. Also, we may seek the expertise of a large public relations firm to build top of mind awareness not only in our vertical markets, but also the investment community; however, no specific plans along this area have been finalized.


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


     Develop the market for existing and new products for mobile  professionals:
     Our initial focus is to meet the needs of the mobile professional. We have been and we will continue to focus on the sales professional who understands the value of real time information and the ability to share that information with their clients, colleagues and offices in a timely manner. We plan to develop what we believe will be a complete solution that includes the software as well as the platform on which to drive customer information needs. We plan the development of additional services that will expand and enhance the capabilities of Qxprint(TM), DocLYNX(TM) and GoFigure(TM). These enhanced functions are intended to allow our professional clients to use information more efficiently and effectively.

     Expand into new industries: Management believes that it can apply our information management solutions and wireless applications in any market, including, but not limited to, real estate, financial, insurance, construction, industrial and legal. Additionally, we believe our products are easily adaptable to horizontal markets including traditional industrial businesses, manufacturing and distribution.

     Pursue channel partners, direct response marketing, and strategic acquisitions: We intend to market our products through channel partners who share our goals and values, direct marketing efforts and traditional marketing. Additionally, we are seeking strategic alliances with companies who could provide us with access to their databases. Currently, hardware manufacturing partners such as RIM provide valuable leads and sales support, creating a virtual sales force for the company.

     Develop our customer base and strengthen the Qxprint(TM), Mobile Listing Advantage(TM), powered by DocLYNX(TM) and GoFigure(TM) brands through enhanced sales and marketing promotions: We intend to be aggressive in our marketing mix by promoting the DocLYNX(TM) and Qxprint(TM) brands, as well as its HORIZON platform. We intend to target DocLYNX(TM) technology in the real estate, property management, financial services, alarm, insurance, construction, and related industries. Initially, our plans include a continued testing phase that should allow us to collect and analyze customer feedback. With this information, we hope to formulate a print and Internet advertising campaign along with presentations and exhibits at trade shows to generate top of mind awareness targeted to the mobile professional.

     Develop an in-house marketing  communications and customer support program:
     Our marketing staff has developed marketing and sales literature along with demonstration tools that support both direct sales and customer support. Our websites are scheduled to be constantly updated to show the most recent developments and partnerships. We are striving to offer the best customer service possible by seeking solutions and answers in a timely fashion. We have staffed a customer service department and we will use automatic e-mail responses for common questions or problems. To achieve long-term success, we believe we must strive for superior customer service, customization of products and services, interactivity and maximum buying convenience.


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


     Maintain  and  strengthen  our  strategic   relationships  with  suppliers:
     Building a successful business requires strategic initiatives that will provide access to potential customers and entry into new and targeted markets, develop and affirm credibility in the market place, generate name recognition, allow for alignment with reputable and well known or established companies with significant customer bases, and permit a company to enlist technologies that supplement existing or in-house technology and applications. It is critical to build a "spider web" in strategic alliances and partnerships. Just as the spider, when weaving a web, one must start with one strand then begin to build the total web. Rarely does the spider catch anything until the web is completed, so that is our strategic plan, that is, to build a solid base of partnerships and alliances to better position us for growth and profitability.

     We believe that strategic positioning and planning are critical for a successful business, whether a startup or for an established company. In order to accomplish these goals, we believe strategic partnerships provide critical supplementation of existing products, services or technologies. We believe these partnerships and the strategic positioning will enable us to provide robust and successful applications at a faster rate to meet market and customer expectations. Building this strategic positioning and moving to create these partnerships we believe is a key to success for a global mobile application developer.

     Thus far we have developed the following strategic partnerships and alliances that we believe will provide a critical basis for growth and profitable business opportunities in the near future:

     RIM's portfolio of award-winning products includes the family of RIM Wireless Handhelds, the BlackBerry(TM) wireless email solution, embedded radio-modems and a suite of software development tools. RIM Wireless Handhelds are revolutionary communication devices that allow mobile professionals to send and receive email wherever they go. All RIM handhelds incorporate breakthrough wireless technology to deliver simple, mobile email access. RIM is a company with proven technologies and a history of developing breakthrough wireless data solutions. At the core of RIM's products is leading-edge radio technology. This technology has been incorporated into all of its products including award-winning RIM Wireless Handhelds and industry-leading radio modems. We have signed a contract to become an ISV Solutions Alliance Program partner, as well as a RIM Sub-Dealer. This contract brings to us co-marketing opportunities and BlackBerry(TM) certification, as well as the opportunity to resell RIM's line of products. We believe this will lead to increased customers, as BlackBerry(TM) users are a targeted wireless audience representing early adopters of wireless and technology. RIM is expected to pull us into many new niche markets, as they are looking for content providers and being certified, we expect to receive referrals to wireless application development opportunities. The RIM Sub-Dealer program will allow the company to offer a "Bundled-Solution" to its customers and increase revenues through hardware sales.


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


     T-Mobile USA is based in Bellevue, WA, and is a leading provider of digital wireless communications in the United States, with 7 million subscribers. T-Mobile has experienced significant growth over the past year. T-Mobile and its affiliates now offer service in 20 of the top 25 wireless markets. T-Mobile uses and operates the Global System for Mobile (GSM) communications technology platform, which is the established standard in most countries outside of the United States. Adopted by 158 countries, GSM accounts for approximately 70 percent of the total digital wireless market. T-Mobile is the only U.S. wireless telecommunications provider with a national GSM wireless technology network, which gives customers the choice of using their T-Mobile number when traveling internationally and supports roaming capabilities for other GSM customers traveling to the United States. T-Mobile operates on the business proposition of providing customers the best value in wireless service. "GET MORE" is T-Mobile's promise to customers to provide more minutes, more features and more service than any other wireless provider in the markets they serve. We are an authorized dealer for both the voice and data plans provided by T-Mobile.

     RE/MAX has selected RDC to be a "Preferred Vendor" for wireless devices and relevant applications under the program name "Mobile Advantages". The RE/MAX franchise network, celebrating 30 years of consecutive growth, is a global real estate system operating in 42 countries. More than 4,400 independently owned offices engage over 80,000 member sales associates who lead the industry in professional designations, experience and production, while providing real estate services in residential, commercial, referral, relocation, and asset management areas.

     Sprint PCS is the largest wireless network carrier in the United States with close to 2 million wireless subscribers. They also represent one of the largest wired telecommunications companies in the United States. We have finalized an agreement that places the Qxprint(TM) application on the Sprint PCS wireless devices as an included, certified application. It is anticipated that this will give us immediate access to a targeted wireless population and potential customer base. We believe this application and relationship also will allow us quicker and more direct access for other content applications to be delivered to Sprint PCS and their growing wireless customer base.

     AT&T Wireless (NYSE: AWE) is the second-largest wireless carrier, based on revenues, in the United States. AT&T Wireless has signed an agreement with us to be a program partner in Mobile Listing Advantage(TM). This agreement allows us to resell AT&T Wireless products and network connectivity and makes Mobile Listing Advantage(TM) available to AT&T's sales force. With
     21.1 million subscribers as of March 31, 2003, and revenues of nearly $16.0 billion over the past four quarters, AT&T Wireless delivers advanced high-quality mobile wireless communications services, voice and data, to businesses and consumers, in the United States and internationally.

     Nextel Communications, a Fortune 300 company based in Reston, VA, is a leading provider of fully integrated, wireless communications services and has built the largest guaranteed, all-digital, wireless network in the


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


     country. The Nextel 4-in-1 service--Nextel Digital Cellular, Direct ConnectSM, Nextel Mobile Messaging and Nextel Online(R)--covers thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 293 of the top 300 U.S. markets. Through recent market launches, Nextel and Nextel Partners service is available today in areas of the United States where approximately 242 million people live or work. Mobile Listing Advantage(TM) has received Nextel Certification and will be resold through Nextel sales channels. GoFigure(TM) is available for purchase through Nextel's wireless application website.

     EarthLink is the Internet service provider (ISP) solution for an impatient world. We have signed an agreement which allows EarthLink to resell Mobile Listing Advantage(TM) provisioned on hardware devices. As a channel partner, EarthLink will provide both hardware and network connectivity, as well as customer support. Headquartered in Atlanta, EarthLink has earned a national reputation for outstanding customer service and its suite of online products and services. According to J.D. Power and Associates, EarthLink is ranked Highest in Customer Satisfaction among Dial-up ISPs and tied in the ranking for Highest Customer Satisfaction Among High-Speed ISPs. Serving approximately five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal drop-offs and ISP-generated intrusions, and customizable features. Whether it's dial-up, high-speed, Web hosting, or wireless Internet service, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms.

     Motorola is one of the largest device and system providers globally, competing primarily with Nokia, and Ericsson. Motorola also is a global leader in providing integrated communications solutions and embedded electronic solutions. These include (i) software-enhanced wireless telephone, two-way radio and messaging products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers; (ii) end-to-end systems for the delivery of interactive digital video, voice and high-speed data solutions for broadband operators; (iii) embedded semiconductor solutions for customers in the networking and computing, transportation, wireless communications and digital consumer/home networking markets; and
     (iv) embedded electronic systems for automotive, industrial, transportation, navigation, communication and energy systems markets. We earned Motorola certification for the Qxprint(TM) application as well as signing the Motorola contract to allow Motorola to demonstrate on their devices our products and technology. In addition, negotiations are in process to become a certified development partner for Motorola's enterprise application group. We anticipate that this will provide sales and development opportunities to expand the out-reach of in-house sales and marketing. Further, we anticipate that this will provide an entry into testing facilities for application feasibility and robust capability.

     An agreement is being finalized with Armando A. Mann of AldeaX Group, for that group to act as our exclusive agent for Argentina and Uruguay. Mr. Mann was the past president of the South American Telecommunications
     Association,  which  represents  52 different  network  carriers.  Mr. Mann


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


     brings with him many years of telecommunications experience and we believe he offers a headstart for our entry into the Latin American market place. Wireless acceptance has been more rapid in Asia, Latin America, and Europe than in the USA. We expect other opportunities within Latin America to come from this relationship.

     Microsoft provides a directory of wireless developers. We are a qualified member of this directory and as such, we have access to development tools and PR. Our wireless applications and ASP is on a Microsoft platform and uses its gateway. We are a complete end-to-end Microsoft wireless and Internet solution platform.

     Casio has made us a resale partner for their PDA devices and provide us with discounts on device hardware. Also, we expect to receive coop dollars for coop marketing and advertising promotions. It is anticipated that this will allow us to offer complete wireless solutions that include device recommendations.

     IBM Solution Partnership is a business partner that will qualify us for co-marketing opportunities and referrals to enterprise customers for wireless applications. This in turn helps IBM supplement their e-business and wireless opportunities.

     We are listed on Cingular's Developers Directory and we anticipate that the
     relationship   will  evolve  into  a  solutions   alliance   program   with
     co-marketing opportunities and certified applications.

     We are in the process of being listed on AT&T Wireless' Developers Directory. We believe this will allow us to be part of their testing of applications and certification protocol and to enter into marketing and joint PR opportunities.

     We are listed in Palm Developer Network's Palm Solutions Alliance and co-marketing directory for our devices, software and operating systems.

     Openwave(TM) is the world's largest provider of mobile Internet software backed by industry-leading Customer Services. They provide Communication Service Providers ("CSPs"), including wireless and wireline carriers, ISPs, portals, and broadband providers worldwide, with the software and services they need to build boundary-free, multi-network communications services for their subscribers. Openwave(TM) customers currently serve more than half of all mobile subscribers across the globe and include AT&T Wireless, Verizon Wireless, Sprint PCS, and Nextel, as well as Japan's KDDI and BT's Genie. Openwave(TM) Mobile Browser(TM) software is embedded in more than 70 percent of all Internet-enabled phones. We are listed as one of the wireless developers in their co-marketing directory.

     We intend to pursue selective acquisitions at some point in the future so that we can expand our capabilities, product lines and available resources. Possible acquisition candidates would include companies such as wireless ISPs, an imaging print on demand company, another wireless application service provider or a software development company. No acquisitions are planned or pending at this time.


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


COMPETITION

     We face competition from large, well-established companies with considerably greater financial, marketing, sales and technical resources than those available to us. Additionally, many of our present and potential competitors have capabilities that may allow such competitors to offer their products at prices which may compete with our products. Our products could be made uneconomical by the introduction of new products, changes affecting the cost of packaging and shipping, or marketing or pricing actions by one or more of our competitors. Our business, financial condition or results of operations could be materially adversely affected by one or more of such developments. There can be no assurance that we will be able to compete successfully against current or future competitors or that competition will not have an material adverse effect on our business, financial condition or results of operations.

     Notwithstanding the increasing competitiveness of our market, we believe that our competitors face substantial barriers to market entry. We believe our technology expertise, early entry into the marketplace, strategic partnerships and our understanding of the mobile professional give us an advantage over our competitors.

RDC's competition varies depending on the product/service offering.

     GoFigure(TM):    Indirect   competitors:    Siebel,   Pivotal,    SalesNet,
     SalesForce.com

     Mobile Listing Advantage(TM): PocketRealEstate.com, Supra Interlogix

     Qxprint(TM): File Fish, AirEight, XDrive, GoAmerica

     Custom  Applications:   Aether  Systems,  Air2Web,  Everypath,   iAnywhere,
     Hiddenmind

SOURCES AND AVAILABILITY OF RAW MATERIALS

     The materials and equipment needed to produce our software products are widely available from numerous third parties. No shortage of materials is expected in the foreseeable future.

DEPENDENCE ON ONE OR FEW CUSTOMERS

     We will rely heavily on our customers' preferences to best determine the products that we will produce. The commercial success of our products will depend on our ability to predict the type of product that will appeal to a broad spectrum of the populous and the affordability of our products. Although we plan to test market our future products prior to their release, there can be no assurance that we will be able to predict the appeal of our products before their production. Considerable expense is incurred on production costs before a product can be test marketed. Therefore, although a product which tests poorly can be scrapped before additional expenses associated with release is incurred, including marketing and distribution costs, we may have to bear the expense of production of some products, which may never be released. This may have a material adverse effect on us.


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


RESEARCH AND DEVELOPMENT

     We believe that research and development is an important factor in our future growth. The software industry and data storage and transmission are closely linked to the latest technological advances. Therefore, we must invest continually in technology in order to provide the best quality product to the public and to compete effectively with other companies in the industry. No assurance can be made that we will have sufficient funds to purchase technological advances as they become available. Additionally, due to the rapid rate at which technology advances, our equipment may be outdated quickly, preventing or impeding us from realizing our full potential profits.

PATENTS, COPYRIGHTS AND TRADEMARKS

     We intend to protect our original intellectual property with patents, copyrights and/or trademarks as appropriate. Retrieval Dynamics Corporation(R), DocLYNX(TM), Mobile Listing Advantage(TM), Qxprint(R), Qxprint+(TM), eWASP(TM), NIMBLE(TM), Wappyhead(TM) and "partnering the powerful with the personal(R)" are all trademark protected. Trademark protection prevents others from using a confusingly similar mark, but does not prevent others from making the same goods or from selling the same goods or services under a clearly different mark. A patent for DocLYNX(TM) has been applied for and is currently pending.

GOVERNMENTAL REGULATION

Federal

     We intend to utilize the Internet for transmission of data across state lines. Presently, the Federal Communications Commission ("FCC") and other federal government agencies do not regulate companies that provide these services. Notwithstanding the current state of the federal rules, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which these regulatory authorities have long-standing authority.

     In Canada, the Canadian Radio Television and Telecommunication Commission ("CRTC") determined in 1998 that Internet Telephony services providers must pay local contribution charges for calls terminating on local telephone networks, while those calls that originate and terminate on computers are not subject to these charges. The possibility exists that regulatory authorities in Canada may one day make a determination to apply international call termination fees or otherwise tariff data transmissions which terminate on local telephone networks or even which terminate on computers.

     Also, we will be required to comply with the regulations regarding the operation of our business in several foreign jurisdictions and will be subject to compliance with the requirements of the authorities of these locales regarding the establishment and operation of its business.

     Access charges are assessed by local telephone companies to long distance companies for the use of the local telephone network to originate and terminate long distance calls generally on a per minute basis. Access charges have long been a source of dispute; with long distance companies arguing that the access rates are substantially in excess of cost and local telephone companies arguing that access rates are needed to subsidize lower local rates for end user and other purposes. The FCC currently is considering whether subscriber calls to Internet service providers should be classified as "local" or "interstate" calls. Although the FCC to date has determined that Internet service providers should not be required to pay interstate access charges to local telephone companies, this decision may be reconsidered in the future if the FCC finds these calls to be "interstate." Our costs for doing business would increase if we were required to pay interstate access charges.

State

     We are subject to varying levels of regulation in the states in which currently we anticipate providing data transmission services. The vast majority of the states will not require us to apply for licensing as a foreign corporation conducting business in that state, nor do they currently require us to be found exempt from regulation, before commencing intrastate data transmission service.

     If we were found to be a telecommunications service carrier or provider, many states impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignments of carrier assets, including subscriber bases, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and the rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. In certain states, prior regulatory approval may be required for acquisitions of telecommunications operations.

     As we expand our efforts to new products and services, we will have to remain attentive to relevant federal and state regulations. We intend to comply fully with all laws and regulations, and the constraints of federal and state restrictions could impact the success of our efforts.

     We are not currently subject to any state regulation with respect to our Internet related services. However, there can be no assurances that we will not be subject to such regulations in the future. Additionally, we are not aware of any pending legislation that would have a material adverse effect on our operations.

EFFECT OF PROBABLE GOVERNMENTAL REGULATION ON THE BUSINESS

     As our services are available over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business.

     A governmental body could impose sales and other taxes on the provision of our services, which could increase the costs of doing business. A number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes; however, no such laws have become effective to date. We cannot predict accurately whether the imposition of any such taxes would materially increase our costs of doing business or limit the services which we provide, since it may be possible to pass on some of these costs to the consumer and continue to remain competitive.

     If, as the law in this area develops, we become liable for information carried on, stored on, or disseminated through our data services, it may be necessary for us to take steps to reduce our exposure to this type of liability through alterations in our equipment, insurance or by other methods. This may require us to spend significant amounts of money for new equipment or premiums and may also require us to discontinue offering certain of our products or services.

     Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as content, privacy, access to adult content by minors, pricing, bulk e-mail (spam), encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional data service providers or others, could increase our operating costs, limit our ability to offer services and reduce the demand for our services.

     Local telephone companies assess access charges to long distance companies for the use of the local telephone network to originate and terminate long distance calls, generally on a per-minute basis. Access charges have been a matter of continuing dispute. Both local and long distance companies, however, contend that Internet-based telephony should be subject to these charges. Since we have current plans to transmit large data files over the Internet, our plans may be indirectly affected by these developments. However, we cannot predict whether these debates will cause the FCC to reconsider its current policy of not regulating Internet service providers.

COST OF SOFTWARE DEVELOPMENT

     For fiscal year September 30, 2003, we expended approximately $194,000 on software non-capitalizable development efforts. At the current time, none of the costs associates with software development are borne directly by the customer; however there is no guarantee that such costs will not be borne by customers in the future and, at the current time, we do not know the extent to which such costs will be borne by the customer, if at all.


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


COST AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

     Our business is not subject to regulation under the state and federal laws regarding environmental protection and hazardous substances control. We are unaware of any bills currently pending in Congress that could change the application of such laws so that they would affect us.

EMPLOYEES AND CONSULTANTS

     At our last fiscal year end, September 30, 2003, we employed 12 persons. None of these employees are represented by a labor union for purposes of collective bargaining. We consider our relations with our employees to be excellent. We plan to employ additional personnel as needed upon product rollout to accommodate fulfillment needs.

     During the fiscal year ended September 30, 2003, we did not issue shares to any individuals, corporations or institutions, for services rendered to us. We presently have compensation packages for our Chief Executive Officer, John Harkola, and Chief Financial Officer, Anthony Cella. See "Management: Employment Agreements."

                             THE COMPANY'S PROPERTY

     The Company maintains its executive offices at 1819 Main Street, Suite 702, Sarasota, FL 34236. Its telephone number is (941) 365-9955 and its facsimile number is (941) 365-9966.

     In November 2000, Retrieval entered into a lease with Osprey, S.A., Ltd. for the premises located at 1819 Main Street, Suites 702 and 703, Sarasota, FL 34236. The lease is for a period of five (5) years. Rent for the first year was $8,008 per month, consisting of approximately 3500 square feet of space, for the second year is $13,156 per month, consisting of approximately 6,000 square feet of space, for the third year is $13,728 per month, consisting of approximately 6,100 square feet of space, for the fourth year is $14,300 per month, consisting of approximately 6,200 square feet of space and for the fifth year is $14,872 per month, consisting of approximately 6,864 square feet of office space.

     As of September 30, 2003, we had no real property, however, we did have property and equipment net of depreciation in the amount of $37,869 and software net of accumulated amortization in the amount of $519,925.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     RDC was formed with the contemplated purpose to export and sell products in France. The incorporator was unable to successfully implement the initial business plan. After development of a business plan and efforts to develop the business failed, all such efforts were abandoned in August 1996. In June 2000, at the time we acquired Retrieval as a wholly-owned subsidiary, our purpose changed to Retrieval's initial purpose of providing industry-specific wireless software and service solutions for mobile professionals.

     We were still in the development stage since June 2000 when we signed the agreement with Retrieval. Since then we have rolled out our initial products Qxprint(TM), Mobile Listing Advantage(TM), powered by DocLYNX(TM), and GoFigure(TM). From the date of that agreement in June 2000 through September 30, 2003, we generated $30,240 in revenues. Since inception (September 8, 1999) through September 30, 2003, we have generated cumulative losses of approximately $11,943,000, which includes amortization of product development costs of $2,599,634. Due to our limited operating history and limited resources, among other factors, there can be no assurance that profitability or significant revenues on a quarterly or annual basis will occur in the future.

     In anticipation of rollout of our products, we began to make preparations for a period of growth, which may require us to significantly increase the scale of our operations. This increase will include the hiring of additional personnel in all functional areas, as needed and subject to the availability of funds, and will result in significantly higher operating expenses. The increase in operating expenses is expected to be matched by a concurrent increase in revenues, although that has not happened to date. However, our net loss may continue even if revenues increase and operating expenses may still continue to increase. Expansion of our operations may cause a significant strain on our management, financial and other resources. Our ability to manage recent and any possible future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. As a result of such expected expansion and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in our revenues, costs and gross margins, and therefore our results of operations.

Results of Operations - For the Year Ended September 30, 2003 and September 30, 2002

Revenues

     Revenues for the year ended September 30, 2003 were $23,739 compared to $6,501 for the year ended September 30, 2002. The Company feels that sales lagged for the year due to the uncertainty in the telecommunications marketplace. All of the telecommunications companies are facing serious challenges in the industry from the new technology emergence in the wireless industry and their lack of ability to gain strategic market in-roads with potential new users. The Company is of the opinion that after the fourth quarter market news and the new technology releases, RDC's position in the industry shall stabilize and the revenues shall increase according to the forecasted plan. The Company began penetrating the highly political Real Estate Multi-Listing Service Industry ("MLS") with contracting for the information acquisitions of approximately seventy-five of the top one-hundred MLS's across the United States, which account for approximately fifty percent (400,000 agents) of the active real estate agents. The Company feels confident that revenues will increase through subscriptions from the acquired MLS's.

Operating Costs and Operating Losses

     Operating costs for the year ended September 30, 2003 were $3,354,410 compared to $3,539,934 for the year ended September 30, 2002, or a decrease of $185,524 (5.2%). The Company is continuing efforts to reduce costs of operations in relation to the revenues received. Included in the costs of operations is amortization of development costs, $1,039,852, for the year ended September 30, 2003 and $1,039,851 for the year ended September 30, 2002. In the year ended September 30, 2003, the Company expended $44,000 for financing costs, which was to aid in the continued search for funding. Since all business ties with the firm have been discontinued, management has determined that these funds were no longer refundable. While salaries for year ended September 30, 2003 decreased by $184,102 (14%), outside consulting services increased by $63,219 (210%). Travel and trade shows expenses increased by $10,545 (16%). With the Company's efforts focused on the achieving revenues, and a continued view on the expenditures, operations such as testing and development have been brought in-house, which the Company estimates has reduced cost for the year ended September 30, 2003 by approximately $150,000.

     Net losses for the year ended September 30, 2003 were $3,778,814 compared to $3,686,998 for the year ended September 30, 2002, which is an increase of $91,816 (2.5%). For the year ended September 30, 2003, the Company amortized discounts on notes payable in the amount of $364,300 compared to $123,124 for the year ended September 30, 2002. Interest expense, exclusive of the aforementioned discounts for the year ended September 30, 2003 was $62,369,
compared  to  $27,546  for  the  year  ended   September  30,  2002.   Excluding
amortization of discounts on notes payable, the net loss for the year ended September 30, 2003 was $3,414,514 compared to $3,563,873 or a decrease of $149,360 (4.2%).

Assets and Liabilities

     At September 30, 2003, total assets were $643,724 compared to $1,830,025 as of September 30, 2002. Assets consisted primarily of Property and Equipment and Software Development Costs. The decrease in the asset balance of $1,186,301 is primarily due to the amortization of development costs of $1,039,851 and depreciation of equipment.

     At September 30, 2003, total liabilities were $632,544 compared to $843,711 as of September 30, 2002 or a decrease of $211,167. Liabilities consisted of primarily accrued wages and taxes and notes payable to shareholders and related parties, with accrued interest. During the year ended September 30, 2003, the Company issued convertible notes payable on demand in the amount of $476,480. All convertible notes were issued to existing stockholders at an interest rate of eight percent to fifteen percent. During the year ended September 30, 2003, the Company converted $688,229 of convertible notes payable and accrued interest into 1,374,000 shares of restricted common stock. The conversion of the notes was at a price of $.50 per share.

Stockholders' Equity

     Stockholders' equity was $11,180 as of September 30, 2003 compared to $986,314 as of September 30, 2002. The Company has been affected by the delay in obtaining significant revenues as originally forecasted. Management is of the opinion that the Company has been delayed approximately six months in the acquisition of data and information from the Multi-listing Services across the United States. It is estimated that the loss of revenues was effectively $500,000 during this period. Management, nevertheless, has been able to secure the information and is currently proceeding with the original plan of distribution.


Liquidity of Capital Resources

     At September 30, 2003 the Company had negative working capital of $562,630 compared to negative working capital of $793,417 as of September 30, 2002.

     Our auditors, Pender Newkirk & Co., have indicated that based on the audit of the Company's records, with the continued losses sustained by the Company in its operations, there is substantial doubt in the Company's ability to continue as a going concern.

     Management believes that the Company will need approximately $1,200,000 in funding and revenues generated from operations to provide continuing operations for the next twelve months. Management is also of the opinion that these funds will be received through the generation of revenues. Since the year ended September 30, 2003, the Company has received approximately $200,000 in investments in common stock and an additional $50,000 in notes payable to stockholders. There are also commitments for an additional $450,000 in loans from shareholders. While it is true that the commitments may not materialize, management is confident that revenues generated from operations shall be beyond forecasted levels and will strengthen the Company's cash and equity position by April 2004.


Operating Activities

     For the year ended September 30, 2003, net cash used by operating activities was $2,108,358 compared to $2,666,457 for the year ended September
30, 2002. The Company has continued its efforts to build the corporate infrastructure in research and product development and the marketing and distribution of new products developed for the Real Estate and Alarm industries.


Financing Activities

     For the year ended September 30, 2003, the Company issued 3,504,134 shares of the Company's restricted common stock for which the Company received
$1,751,151,  net of  offering  costs of  $378,985.  The  Company  also  received

$510,900 in notes payable from shareholders. During the year ended September 30, 2003, the Company repaid $122,660 of notes and accrued interest. In addition, the Company converted $688,229 of notes payable and accrued interest into 1,374,000 shares of restricted Common Stock. All funds were used as working capital to continue research and development activities and the acquisition of data from various Multi-Listing Services across the United States. The Common Stock of the Company was issued for prices ranging from $0.50 per share to $1.00 per share.

     In July 2001, the Company executed two (2) convertible notes in favor of Robert and Nancy Zivitz, joint tenants, converted to common stock in the principal amounts of $100,000 and $50,000. The notes beared interest at a rate of ten percent (10%) per annum. The notes matured on September 30, 2001. At maturity, the holder had the option to: (i) request repayment of all principal and interest, (ii) convert all of the principle and/or the interest into shares of the Company's restricted common stock at a price equal to fifty cents ($0.50) per share, or (iii) request that the Company convert a fixed amount of the principal and interest due to lender, into the Company's restricted common stock. Robert and Nancy Zivitz issued an extension of the maturity date of the principle and interest on each note to June 30, 2002. In May 2002, Robert and Nancy Zivitz, converted the principal amounts of the notes, $100,000 and $50,000, respectively, into 300,000 shares of restricted common stock of the company. The interest accrued on the notes, of approximately $23,000 and approximately an additional $77,000 of cash was received, for which a subsequent note was issued, in the amount of $100,000.

     In June 2002, an officer and shareholder of the corporation issued a note to the Company in the amount of $50,000, payable on demand, with an annual interest rate of eight percent (8%). The note carries no conversion privileges.

     In July 2002, two officers and shareholders of the corporation issued notes to the Company in the amounts of $50,000, $5,000 and $15,000, payable on demand, with an interest rate of eight percent (8%). The notes carry no conversion privileges.

     In August 2002, shareholders of the Company executed two convertible promissory notes in the amounts of $150,000 and $40,000. Each note matured during September 2002. The terms and conditions of the notes provide for the conversion of the principle, interest or any portion thereof, at the discretion of the note holder, into common stock of the corporation at a price of fifty cents ($.50) per share, and one increased from an interest rate of ten percent (10%) to fifteen percent (15%). The notes have been extended to December 31, 2003 or conversion, which ever occurs first.

     In September 2002, officers and shareholders of the corporation issued a notes to the Company in the amounts of $16,000 and $20,000, payable on demand, with an interest rate of eight percent (8%) and twelve percent (12%), respectively.

     During the year ended September 30, 2003, the Company converted approximately $690,000 in notes payable and interest accrued into restricted common stock of the Company. These notes payable and accrued interest were converted into common stock at a price of Fifty Cents ($0.50) per share.


Forward-looking Statements

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included or incorporated by reference in this Prospectus which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, general economic market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Prospectus is qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

                                LEGAL PROCEEDINGS

     RDC is not a party to any pending or threatened litigation at this time nor is any of its property subject to any pending legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company, their ages and positions held as of the date of this Prospectus are set forth below:

Name                Age     Position(s) with Company (1)
---------------     ---     --------------------------------------
John Harkola        51      Chairman and Chief Executive Officer
Anthony Cella       58      Vice-Chairman and Chief Financial Officer
Clifford Tager      43      Director and Secretary
Ben Dickens         51      Director
Alan Reiter         51      Director
Brad Vossler        37      Director
Philip Leone        70      Director
Louis Fiore         65      Director

(1) All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of RDC as may be necessary to perform their responsibilities as our executive officers and/or directors.

Family Relationships

     There are no family relationships between or among the executive officers and directors of RDC.

Business Experience

     John Harkola, age 51, is our Chairman and Chief Executive Officer. He has been with our wholly owned subsidiary, Retrieval since January, 1999. His 30-year career in executive management and marketing for a client base that included such firms as Kodak, Bausch & Lomb, Xerox and IBM is steeped in technology applications. He has won international and national awards and industry honors. He was previously the executive vice president of communication agencies based in Lincoln, Nebraska, Rochester, New York and Dallas, Texas, where he directed award-winning programs for clients including Kodak, IBM, Bausch & Lomb, Xerox and several national data/document management corporations.

     Anthony A. Cella, C.P.A., age 58 is our Vice Chairman of the Board of Directors and Chief Financial Officer. He is a Certified Public Accountant. He is a graduate of St. John's University in New York in 1967 and received his Masters degree in Finance from New York University in 1970. His background and experience are in SEC filings and financing start-up operations. Prior to joining Retrieval in December 1999, he was the Chief Financial Officer with a technology-based operation, Tempra Technology Corporation, since 1997. Mr. Cella started his career with Ernst & Young, a New York-based public accounting firm, and moved into private industry in 1970, with USV Pharmaceutical Corporation and Ametek, Inc.

     Clifford Tager, age 43 is a member of the Board of Directors and our Corporate Secretary. He acts as our Intellectual Property Counsel. Mr. Tager established his private law practice in 1991. He specializes in all aspects of intellectual property law matters including patents, trademarks, copyrights, trade secrets, trade dress, computer software, licensing and litigation. Mr. Tager received his undergraduate degree in Electrical Engineering from Cleveland State University, Fenn College of Engineering in 1983, his Juris Doctorate from The George Washington University, National Law Center in 1987 and is admitted to practice in the State of Connecticut, the Commonwealth of Pennsylvania and before the US Patent and Trademark Office.

     Benjamin Dickens, age 51 is a member of the Board of Directors. Currently Mr. Dickens serves as a partner of one of the oldest U.S. law firms devoted exclusively to telecommunications practice, Blooston, Mordkofsky, Jackson and Dickens, Duffy and Prendergast, Washington, D.C. The firm represents several hundred local exchange carriers with diversified operations in cellular PCS. In his more than twenty-six (26) years as a practicing attorney, he has represented clients before various courts and the FCC, where he was involved with the breakup of the Bell System and the resulting federal access charge structure. Also, he has more than six (6) years of experience before the Florida Public Service Commission, where he helped shape state regulatory policy in the wake of deregulation. A lecturer and author on the subject of telecommunications deregulation, Dickens received his undergraduate degree from Mercer University in 1974 and Juris Doctorate degree from Florida State University School of Law in 1977.

     Alan Reiter, age 51, is a member of the Board of Directors. Currently he serves as the president of the pioneering consulting firm, Wireless Internet & Mobile Computing. Mr. Reiter has been analyzing the convergence of the wireless communications and computing industries since 1978. His firm analyzes such areas as smart wireless devices, wireless e-commerce, wireless information services, wireless portals, wireless access to corporate databases, wireless security and wireless advertising. Clients range from multinationals to small startups and have included/include: BellSouth, Ericsson, Motorola, Nokia, Proxicom and the Wireless Data Forum. Previously, Mr. Reiter established the world's first wireless computing newsletter and was instrumental in establishing the world's first cellular magazine. Also he established the first cellular conference, the first wireless data conference and helped develop Telocator Network of America (now called the Personal Communications Industry Association). Mr. Reiter received a Bachelor of Arts in English and Writing from Brooklyn College in 1970 and a Master of Science in Broadcasting, from Northwestern University in 1971 and has completed additional graduate courses in electrical engineering for telecommunications, science, technology and foreign affairs.

     Bradley J. Vossler, age 37, is a member of the Board of Directors. He is currently Chief Technology Officer for Marex Group, Inc. and has been at the forefront of computer applications technology for the past ten (10) years. As one of the founders of the Retrieval Dynamics, he has extensive experience with Internet-related technologies and specializes in using both emerging and established technology to satisfy business needs. His unique blend of business and computer education from the University of Nebraska-Lincoln (Bachelor of Science, 1988), in conjunction with his past experience, allows him to envision and build practical applications for today's business world. Mr. Vossler has worked with businesses of every size from single-owner consulting companies to multi-national information technology corporations. His background includes the use of several programming platforms; Internet and Intranet networking planning, installation and configuration; and SQL database management and configuration.

     Philip E. Leone, age 70, is a member of the Board of Directors. He is a semi-retired Certified Public Accountant and is President/Owner of Leone & Associates, P.A. an accounting firm established in 1991 and formerly located in Palm Beach Gardens, Florida. Presently, Mr. Leone performs Trustee duties for Trusts based in New York City and Sarasota. Mr. Leone is a member of the

American, Pennsylvania and Florida Institutes of Certified Public Accountants. He came to Florida as Partner-in-Charge to open the West Palm Beach office of BDO/Seidman in 1985. Mr. Leone was a partner with Peat, Marwick, & CO for fifteen years serving in their Milwaukee, Houston, New York City and Detroit offices. Phil held responsible chief financial officer positions with major companies in Detroit, Pittsburgh and Portland, Oregon. He was a manager with Touche Ross & CO in their Chicago and Pittsburgh offices. He was a member of the Board of Directors and Executive Committee of the Better Business Bureau of Palm Beach County for twelve (12) years. Mr. Leone graduated from Duquesne University with honors in 1955. He served in the United States Air Force as an officer.

     Louis T. Fiore, age 65, is a member of the Board of Directors. He is a Past President of CSAA (1997-1999) and President of L.T. Fiore, Inc. In 1999, he was appointed by President Clinton to serve in the "America Burning" panel, charged to review the role of "first responders." His practice includes the use of wireless and the Internet for alarm transmission as well as regulatory issues for security systems in general. He assists clients on selection of products and services as well as attaining listings for their products or facilities and has listed several technologies not previously covered by existing standards and was the 1992 recipient of the Security Industry Association's (SIA) George Lippert Memorial Award. He also serves as Chairman of Central Station Alarm Association's (CSAA) Alarm Industry Communications Committee (AICC) and Standards Committee. He is the current chairman of the SIA's Security Industry Standards Council (SISC). He is a long time member of the Supervising Station Committee of NFPA 72. Mr. Fiore holds a Bachelor from Manhattan College received in 1964, and Masters degree in Electrical Engineering from New York University, received in 1971 . He also has a Master of Business Administration, which he received from Iona College in 1975. Mr. Fiore's career also includes posts at CBS Laboratories, Inc. (1964-1973), Manager of Product Development at ADT Security Systems (1973-1981), President and Co-founder of Cardinal Technologies, Inc. (1981-1983), Vice President and General Manager of the Security Products Division of Repco, Inc. (1983-1987), and Vice President of Engineering and Purchasing for National Guardian Corporation (1987-1996).


Compensation of Directors

     We have no standard arrangement with regard to our directors receiving compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings and other services performed for us. Executive Compensation

     The following summary compensation table sets forth the aggregate cash compensation paid or accrued by us to or for each of our executive officers and director for services rendered to us from inception through our fiscal year ended September 30, 2003 and all plan and non-plan compensation awarded to, earned by or paid to certain designated executive officers.

                           SUMMARY COMPENSATION TABLE

Name and               Year     Annual         Annual      Annual       LT Comp       LT            LTIP         All Other
Principal                       Comp           Comp        Comp         Rest         Comp           Payouts      Comp (1)
Position                        Salary (1)     Bonus ($)   Other        Stock        Options
=================== = ======== ============== =========== ============ ============ ============== ============ =============
John Harkola,         1999     $9,200
Chairman
and CEO               2000     $110,000                                                                         $26,992
                                                                                                                (relocation)
                      2001     $160,000                       $12,000                                           $849
                                                                   (2)                                          (expenses)
                      2002     $189,750                       $12,000                                           $2,963
                                                                   (2)
                      2003     $213,000                       $12,000                                             $0
-------------------                                                (2)
Anthony               1999     $0
Cella, Vice-
Chairman and          2000     $80,000                                                                          $6,909
CFO                                                                                                             (expenses)
                      2001     $160,000                       $12,000                                           $585
                                                                   (2)                                          (expenses)
                      2002     $182,500                       $12,000                                           $6,070
                                                                   (2)
                      2003     $190,000                       $12,000                                             $0
                                                                   (2)
-------------------
Clifford              1999     $0
Tager,
Secretary and         2000     $0                                                                               $51,750
Director                                                                                                        (legal fees)
                      2001     $0

                      2002     $0                                                                               $44,404
                                                                                                                 (legal fees)
                      2003     $0
-------------------
Benjamin              1999     $0
Dickens,
Director              2000     $0

                      2001     $0                                                                               $2,700
                                                                                                                (expenses)
                      2002     $0                                                                               $2,700
                                                                                                                (expenses)
                      2003     $0
-------------------

                           SUMMARY COMPENSATION TABLE
                                   (Continued)

Name and               Year     Annual         Annual      Annual       LT Comp       LT            LTIP         All Other
Principal                       Comp           Comp        Comp         Rest         Comp           Payouts      Comp (1)
Position                        Salary (1)     Bonus ($)   Other        Stock        Options
=================== = ======== ============== =========== ============ ============ ============== ============ =============

Alan Reiter,          1999     $0
Director
                      2000     $0

                      2001     $0                                                                               $40,692(3)
                                                                                                                (consulting)
                      2002     $0                                                                               $15,492
                                                                                                                (consulting)
                      2003     $0
-------------------
Brad Vossler,         1999     $0
Director
                      2000     $0

                      2001     $0                                                                               $20,000(4)
                                                                                                                (consulting)
                      2002     $0

                      2003     $0
-------------------
Philip Leone,         1999     $0
Director
                      2000     $0

                      2001     $0

                      2002     $0

                      2003     $0
-------------------
Louis Fiore,          1999     $0
Director
                      2000     $0

                      2001     $0

                      2002     $0

                      2003     $0

(1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employees.
(2) Under their respective compensation packages, both Messrs. Harkola and Cella receive reimbursement from the Company for their automobile expenses.
(3) Mr. Reiter has provided consulting services to the Company related to marketing and advertising of the Company's products.
(4) Mr. Vossler was paid a $20,000 fee for his services in development of the Company's products.

Employment Agreements

     We presently have compensation packages for Mr. Harkola and Mr. Cella. Under the terms of their respective compensation packages, each will receive in calendar years 2003 and 2004, annual salaries in the following amounts: Mr. Harkola - $213,000 and Mr. Cella - $190,000. In addition, each officer is to receive an expense allowance for the use of his vehicle. This amount will be placed in and added to the contracted salary and taxed as salary. In addition, if the Company achieves certain revenue levels, the Company is obligated to pay bonuses to these officers. These bonuses range from $25,000 to $150,000, plus 250,000 shares or options. If these officers are terminated without cause, the Company must pay them an amount equal to one year of their base salary. If the Company is acquired and the new owners want to replace these officers, the Company must pay them an amount equal to two years of their base salary.

     The Company has no standard arrangement with regard to its directors receiving compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings and other services performed for the Company.

Stock Option Plans

     On October 1, 2001, RDC adopted a Board of Directors stock option plan. Under the plan, each Board member, excluding those employed by the Company, was to be granted the option to purchase 50,000 shares of the Company's common stock at a price equal to twenty-five percent (25%) of the market price at the grant date. A maximum of 50 percent of the option would be exercisable after each Board member's first year anniversary. The remaining 50 percent was to be exercisable after the Board Member's second year anniversary. The option expired on the Board member's third anniversary. On June 30, 2003, RDC terminated, by unanimous vote of the Board of Directors, the Director's stock option plan. Each Board member rescinded and rights or claims that he/they may have presently or in the future on the company for the issuance of any options under this terminated plan. No options were ever granted or are due under this plan.

     On October 1, 2003, the Board of Directors approved an option plan. Each Board member, including those employed by the Company, shall receive an option to acquire sixty thousand shares (60,000) of the Company's restricted common stock at a price equal to thirty-five percent (35%) of the market price at the date of exercise. A maximum of 33.3 percent (33%) of total options granted (20,000 shares) are exercisable after each year. The exercise date for each year is October 1, 2004, 2005 and 2006, with a thirty (30) day grace period after each exercise date. Options unexercised after the exercise dates each year shall be forfeited. Options unexercised by any Board member departing from the Board, unless there is a prior agreement in place, are forfeited.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of September 30, 2003 regarding ownership of our common stock (i) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) by each director of RDC, (iii) by certain related stockholders and (iv) by all of our executive officers and directors as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, if applicable, and except as otherwise noted. As of September 30, 2003, there were 20,003,981 shares of our common stock outstanding. The percentage of beneficial ownership calculation below is based upon all 20,003,981 shares that currently are entitled to vote on all shareholder issues.

Name and Address of         Title of     Amount and Nature of    Percent of
Beneficial Owner            Class        Beneficial Owner        Class
-------------------------------------------------------------------------
John Harkola(1)(2)          Common          1,265,000           6.3%

Anthony Cella(1)(3)         Common            385,000           1.9%

Clifford Tager(1)(4)        Common            330,000           1.6%

Benjamin Dickens(1)           --                0               0.0%

Alan Reiter(1)              Common             40,000           0.2%

Brad Vossler(1)             Common            600,000           3.0%

Philip Leone(1)               --                0               0.0%

Louis T. Fiore(1)             --                0               0.0%

All Executive Officers
and Directors as a Group
(Eight (8) persons)         Common          2,620,000          13.0%
-------------------------
* Except as noted above, each of the Officers and Directors received all of their other shares as part of the Share Exchange whereby the Company acquired Retrieval in June 2000.
(1) The address for each of the above is c/o RDC International, Inc. 1819 Main Street, Suite 702, Sarasota, FL 34236.
(2) On February 12, 2002, Mr. Harkola received 465,000 shares of common stock in full payment of a $40,800 note payable, which was in default, from a former officer of the Company.
(3) On February 12, 2002, Mr. Cella received 200,000 shares of common stock in full payment of a $25,000 notes payable, which was in default, from a former officer of the Company. Subsequently, Mr. Cella, gifted 5,000 shares of common stock, to each of his three children.
(4) On February 12, 2002, Mr. Tager purchased 300,000 shares of common stock for the price of $10,000 and the forgiveness of $2,000 in notes payable, from a former officer of the Company.

         There are no arrangements that may result in the change of control of RDC.

                              SELLING SHAREHOLDERS

         The shareholders listed below are offering a total of 12,879,847 shares of our common stock. The shareholders, not RDC, will receive the proceeds from the sale of their individual shares.

         None of the selling shareholders listed below have held any officer position within the Company. Each selling shareholder is offering the common stock they own in the following amounts:

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Acierno, Jessica                         100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Acierno, Stephen J.                      100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Adamski, Robert C. & Laura A. TTEE        20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Adler, Paul Living Trust                  10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Ahmed, Salman & Fariha D. Siddiqi
JTWROS                                    10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Aleccia, Carl G. & Margaret A. JTWROS      5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Alesi, Frank                              35,000           35,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Allison, Vickie                           19,985           19,985            0              0.0%
---------------------------------------------------------------------------------------------------------
Assil, Sam                                 7,500            7,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Atkins, William S.                        10,500            7,500          3,000            0.01%
---------------------------------------------------------------------------------------------------------
Aventura Real Estate Inc.                 25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Backer, Stephanie                        100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Baker, Daniel J.                          12,000           12,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Balbirer, Kari                             2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Balbirer, Mark                             2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Barnard, Larry L. & Sharon L. JTWROS       5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Barnard, Robert W. & Marlene R.
JTWROS                                    50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Becker, Fred K. III                       55,000           55,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bedrossian, Robert H.                     10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bernabo, Valerio A.                        2,313            2,313            0              0.0%
---------------------------------------------------------------------------------------------------------
Biren, Catherine                          10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bissonnette, H. Ward                      50,000           25,000         25,000            0.11%
---------------------------------------------------------------------------------------------------------
Black Inc., Mark                           6,000            6,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bloom, Jay                                 8,135            8,135            0              0.0%
---------------------------------------------------------------------------------------------------------
Bowens, Frank                             12,000           12,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Boyar, Mike                               10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Boyle, Kevin R.                          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brandon, Margaret S.                     100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brewster Jr., Myron R.                    20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brooks, John E.                           50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brough, Steven                             5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brown, Nashonia                          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Brown, Roy E. & Myrna Brown JTWROS        50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bruce, Anthony D.                         10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Bruno, David J.                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Buchsieb, Mark                            70,003           40,000         30,003            0.13%
---------------------------------------------------------------------------------------------------------
Burket, Leah M. & Roger Burket JTWROS     10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Burns, Thomas E.                          25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Calenzo, Jason                           100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Cannizzo, John V.                         25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Carothers, Mary E.                        70,000           65,000          5,000            0.02%
---------------------------------------------------------------------------------------------------------
Cary, David Scott & Kieu-huong Gary
JTWROS                                    10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Cates, Daniel J.                         175,000          175,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Cella, Anthony F. & Karen Cella            5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Cella, Lindsay P.                          5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Chaban, Alina & Nasin Chaban JTWROS       10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Chalmers, Douglas A.S., MD PA             60,000           50,000         10,000            0.04%
---------------------------------------------------------------------------------------------------------
Chanin, Paul R.                          150,000          150,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Chapman, Ramona M., TTEE The Ramona
M Chapman Revocable Trust UAD 9/8/95      76,000          76,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Chapman, Steven F.                         5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Cleeves, Fred                            150,000          150,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Colubriale, Dominic                        5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Conroy, Patrick & Ann Marie               15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Coppe, Kevin                             100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Crown, Richard                             5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Cunningham, Milamari A. & James K.
JTWROS                                    50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Daily, Mark                               25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Davies, Kevin M.                          15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Davies, Ralph E.                          20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Davis, Paul                              125,000          125,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Davis, Robert                            100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Daytona Technologies Inc                  25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Deitch, Jason                              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Delpino, George & Josephine Delpino       12,000           12,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Denicola, Dominick R.                     10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Denicola, Frank                           10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Doctor, Gev S.                            25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Dore, Gretchen                           100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Doss, Larry C.                            10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Dougherty, Paul F. & Carol E.
Dougherty JTWROS                          15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Dunberg, Howard                            2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Dunberg, Scott                             2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Elsner, David E.                          35,000           35,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Elsner, Mary H.                           35,000           35,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Engel, Gerhard                            32,000           32,000            0              0.0%
---------------------------------------------------------------------------------------------------------
ES&D Partnership                          50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Esquivel, Francisco                        2,667            2,667            0              0.0%
---------------------------------------------------------------------------------------------------------
Farrington, H. Roy TTEE FBO,
The Farrington Family Trust              400,000          400,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Ferris, Sean & Sabina Ferris JTWROS        5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Fetz, R. Craig                            20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Edward
Saylor A/c 031038024859                   30,000           30,000            0              0.0%
---------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Joyce
Gomolin A/c 031038024988                  10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE John J.
Zaro A/c 031038022714 Dtd 11/19/2001      30,000           30,000            0              0.0%
---------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE
Leonard Byrd                               5,400            5,400            0              0.0%
---------------------------------------------------------------------------------------------------------
Flasch, Norbert                          300,000          300,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Flaxel, John T.                           10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Floyd, Joseph J. & Cathy D. Floyd
JTWROS                                    10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Flynn, Thomas V.                         100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Foley Jr, John A.                         22,000           10,000         12,000            0.05%
---------------------------------------------------------------------------------------------------------
Freda, Marcia D.                           5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Freda, Richard R.                         15,000           10,000          5,000            0.02%
---------------------------------------------------------------------------------------------------------
Freed, Anna Maria                          5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Frericks, Charles                          2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Friedman, Rick L.                         25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Frischke, Richard                         30,000           30,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Futch, Donny H.                           10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Galliani, Nicolette                        1,200            1,200            0              0.0%
---------------------------------------------------------------------------------------------------------
Gamba Family Revocable Trust              25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Gaskin, James B.                          11,000            5,000          6,000            0.03%
---------------------------------------------------------------------------------------------------------
Geib, Irvin G.                           150,000          100,000         50,000            0.22%
---------------------------------------------------------------------------------------------------------
Giegerich, Carole P.                       5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Giegerich, John L. Jr.                   110,000           95,000         15,000            0.07%
---------------------------------------------------------------------------------------------------------
Giegerich, John L. Jr. Ira                25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Goldberg, John D.                         10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Goldstein, Jeffrey A. & Randy
Goldstein Revocable Family Trust         130,000           80,000         50,000            0.22%
---------------------------------------------------------------------------------------------------------
Goodfriend, Tom                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Goodman, Robert D. & Marilyn Goodman      25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Gordon, Rodney G. & Victoria Gordon
JTWROS                                    25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Gorup, John M.                            25,000           10,000         15,000            0.07%
---------------------------------------------------------------------------------------------------------
Greider, Karen S.                          5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Greider, Krista Marie                      1,000           1,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Greider, Ric H.                           10,000          10,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Groff, Richard                             5,000           5,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Groome, Kirk & Alma Groome                 6,206           6,206             0              0.0%
---------------------------------------------------------------------------------------------------------
Gross, Franklin C. & Gail Ee Gross
JTWROS                                    10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Groves, Kimberly                          10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Haake, Eric & Amy Haake Ten Ent          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Haase, Ray                                50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Hailey, John F.                            5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Hallin, Roger W.                          13,334           13,334            0              0.0%
---------------------------------------------------------------------------------------------------------
Hamilton, Donald                          50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Hamlet, Janice                           100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Hanley, Frank L.                         100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Heath, Tim                                50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Henrikson, Angelita                      100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Henriquez, Ricardo                         5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Holtzman, David & Susan Holtzman
JTWROS                                    12,500            7,500          5,000            0.02%
---------------------------------------------------------------------------------------------------------
Huffine, Matthew C. & Susan R.
Jones, JTWROS                             25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Hulbert, Christopher J.                   15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Infante, Pamela                            1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Jackson, Winifred P.                      20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Jaggi, Douglas B.                         20,000           10,000        10,000             0.04%
---------------------------------------------------------------------------------------------------------
Jenkins, Wanda L.                        100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Johnson, Donald J.                        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Jones, Jesse A.                            5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Jesse L. Kahn, Peter M. Loew &
R. Craig Fetz TTEEs Modesto
Radiological Group Money Purchase
Plan FBO                                  15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Kallay, Michael C.                        15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kaplin, Alan W. DDS Ltd
Profit Sharing Tr                         50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kapphahn, Ronald & Laurie                 10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kapphahn, Ronald J.                        5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kast, David R.                            25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Keener, Joseph F. Jr                      20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Keener, Stewart W.                        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Keirnes, Mark P.                           6,000            6,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kelley, Kimbley                          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kelley, Ronald L.                        100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kelley, Ross                             100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kent, William A.                          45,000           45,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kirk, William R. Jr                       10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kleinman, Mark                             7,500            7,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Knapke, Gregg                              1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Knoff, Richard V.                         60,000           10,000         50,000            0.22%
---------------------------------------------------------------------------------------------------------
Kravetz, Gary J. & Audrey L. Kravetz
JTWROS                                     5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Kruse, Kenneth C. & Janice J. Kruse,
JTWROS                                    35,000           35,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Lail, James W.                            25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Landrum, Gene                             25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Lash, Paul                                42,650           42,650            0              0.0%
---------------------------------------------------------------------------------------------------------
Lentz, Elaine J. & William J.
O'neill JTWROS                            15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Leon, Anthony T.                          55,000           55,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Leonard, Jay F.                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Levien, Jerome                             5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Levy, Arnold G.                           80,000           30,000         50,000            0.22%
---------------------------------------------------------------------------------------------------------
Lew, Jem Y.                               25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Lief, Jonathan M.                         26,877           26,877            0              0.0%
---------------------------------------------------------------------------------------------------------
Lindisch, Mark                            57,000           10,000         47,000            0.21%
---------------------------------------------------------------------------------------------------------
Logon, Mark                               15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Lowe, Jeff & Jana Lowe JTWROS             25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Lynn, Todd                                10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Magoulakis, Jack E.                       25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Martin, John S.                           20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Martinez, Leon & Lori Martinez JTWROS     16,000           16,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Masters, Les & Martha Masters JTWROS       4,000            4,000             0              0.0%
---------------------------------------------------------------------------------------------------------
Mcallister, Lewis L. III                  25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Mcluckie, William C.                      25,000           10,000         15,000            0.07%
---------------------------------------------------------------------------------------------------------
McMillan, W. Carl                        200,000          200,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Meertz, Helmut                           150,000          150,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Melice, Amy                              100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Melice, Felicia                          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Mid-America Capital Resources Inc.        64,000           14,000         50,000            0.22%
---------------------------------------------------------------------------------------------------------
Miller, Michael C. & Larisa M. Miller    100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Milone, Jeffrey & Linda Malone JTWROS     25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Milone, Jeffrey A.                        25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Mink, Jeremy                             100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Miranda, William M.                       50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Mitrani, Jose R. & Esther Mitrani
JTWROS                                    25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Moebius, Jim                              15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Monington, Donald E.                      20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Moore, Audrey R. Revocable Trust
TTEE FBO William E Moore                  12,500           12,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Moran, Jacqueline                          5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Milton L. Trust 2               25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Milton L. Trust 3, Jeffrey
Morrison Share                            40,000           40,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Milton L. Trust 3, Mindy
Gueldner Share                            40,000           40,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Richard Trust 1                 77,500           77,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Richard Trust 2                 50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Richard Trust 2 , Mindy
Gueldner Share                            12,500           12,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Morrison, Richard Trust 2,  Jeffrey
Morrison Share                            12,500           12,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Motta, Joseph & Joan Motta JTWROS         40,000           40,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Mount, Brandy                              1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Munning, Harold                          100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Namn, Judy A.                              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Northup, Carolyn                           2,000            2,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Northup, Gary                             10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Northup, Paul                             10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Office of Steward and His/her
Successors a Corporation Sole for
Anam Cara Sanctuary                       50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Oley, William B. Jr.                      25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
O'neill, Daniel K.                        15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Ortiz, Nieves Jr & Evelina C. Ortiz,
JTWROS                                    10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Oxley, Edward W.                          25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Page, Richard                              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Palermo, Lori                            100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Palmer III, Horace A.                     25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Park Island Enterprises Inc               10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Parks, Edgar G. Jr & Geraldine S
Parks TTEE, Ted & Jeri Parks
Revocable Trust                            5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Parmer, Debora M. & Michael D.
Parmer, JTWROS                             4,000            4,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Parmer, Michael D.                        10,100           10,100            0              0.0%
---------------------------------------------------------------------------------------------------------
Patel, Bakulesh D.                       100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Petrie, Franklin A.                        1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Petrie, Franklin C. Jr.                    3,000            3,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Petrie, Jeffery                            1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Petrie, Juanita                            1,000            1,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Phillips, Michael A.                     200,000          200,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Pitts, H. Craig                           37,481           27,481         10,000            0.04%
---------------------------------------------------------------------------------------------------------
Pliska, Thomas & Donna Pliska JTWROS      10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Plummer, Francis M. & Thuy Thanh
Plummer JTWROS                           230,999          230,999            0              0.0%
---------------------------------------------------------------------------------------------------------
Pool, Aaron M.                           100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Powers, Earl                              25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Prairie Asset Management LLC             625,500          275,500        350,000            1.56%
---------------------------------------------------------------------------------------------------------
Purchase Homes Inc.                       41,500           41,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Quantum Financial Management Co.         100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Queener, Dan R.                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Queener, Dan R. Md Inc., Profit
Sharing Plan U/A Dtd 11/96                25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Ratner, Arthur                            25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Rawdin, Catherine S.                       9,400            9,400            0              0.0%
---------------------------------------------------------------------------------------------------------
Recht, Joseph                              2,500            2,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Riddell, Neil                             75,000           75,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Rippetoe, David                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Riscoe, Joseph V.                         12,500           12,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Riscoe, Linda L. & Mark E. Riscoe
JTWROS                                    12,500           12,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Riscoe, Mark E.                           37,500           37,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Rist, Jon P.                              10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Roffwarg, Ida                              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Rogers, Loren L.                         159,500           97,000         62,500            0.28%
---------------------------------------------------------------------------------------------------------
Roncari, Raymond                          10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Roy, Robert J.                             5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Safran, Linda                            100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Safran, Paul                             100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sasser, Nicole                           100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Saunders, Eugene O.                       10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Saxe, Joseph A.                           75,000           75,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Saylor, Edward T. Jr                      50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Schwab, Charles & Company FBO David
Wiggins IRA                               25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Schwab, Charles Uta & Co Inc FBO
John L. Giegerich Jr. IRA                 10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Serrano, Joe J.                           10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Shawkey, Ned & Helen Shawkey               2,000            2,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Simmons, David                             2,000            2,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Simpson, Jonathan Robert                  30,000           30,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sindt, Kevin & Annmarie Sindt              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Slade, Harry W.                            5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Snyder, Andrew M. & Robert F. Waters
JTWROS                                    15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sohl, Franca                             125,000          125,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Spielman, Howard                          25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Spindler, John G. Jr.                    125,000          125,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Standard Distributors Incorporated        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sterling Trust Company C/f David M.
Snyder IRA 057311                          5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sterling Trust Company C/f Fred O.
Garrison                                 100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sterling Trust Company C/f Loren L.
Rogers A/c 59534                          53,000           53,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Sterling Trust Company FBO per
Thorborg IRA 057177                      110,000          110,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Stout, E. H. III                          20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Streacker, Earl N.                        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Supraski, Louis & Melissa Supraski        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Supraski, Louis A.                        35,000           25,000         10,000            0.04%
---------------------------------------------------------------------------------------------------------
Szerlip, Ziril                            20,000           20,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Tarbox, Fred C.                            6,000            6,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Taylor, Larry M.                           5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Taylor, Rebecca                           15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Thavaseelan, Dorairaju                    50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Thompson, David A. IRA                     5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Thompson, George A.                       25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Thompson, Kenneth E. & Joan M.
Thompson Ten Ent                         200,000          200,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Thompson, Robert W. & Laraine L.
Thompson JTWROS                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Timlic, William C.                         5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Trattler, William B.                       5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Trebori Holdings Inc.                     25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Tucker, Kimberly Greider                   2,000            2,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Tucker, William F.                        25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Valente, Frederick R.                     13,000           13,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Valleta, David                            56,500           56,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Valletta, Bernard                         56,500           56,500            0              0.0%
---------------------------------------------------------------------------------------------------------
Vidiksis, John P.                         10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Voghel, Cheri D.                          22,000           22,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Vogt, Robert A.                           15,000           15,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Voy, Kim Marie                            10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Wade, Anthony                             17,100           17,100            0              0.0%
---------------------------------------------------------------------------------------------------------
Walker, Dean A.                           25,000           25,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Walstad, Sabrina                         100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Wasserman, Edward Ttee Edward
Wasserman Revocable Trust                 15,000           10,000          5,000            0.02%
---------------------------------------------------------------------------------------------------------
Weinstein, Jules                         500,000          500,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Winzenried, Markus                        68,000           68,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Woldt, Floyd                              30,000           20,000         10,000            0.04%
---------------------------------------------------------------------------------------------------------
Wood, David F.                            30,000           30,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Wood, Kathy                               10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Wood, Stephen A.                          10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Wright, Hunter                             7,500            7,500            0              0.0%
---------------------------------------------------------------------------------------------------------

                              SELLING SHAREHOLDERS
                                  (Continued)

                                       Shares Owned    Shares Offered  Shares Owned     Percentage of
Name of Selling Stockholder           Before Offering  for Sale under After Offering Common Stock Owned
                                                      this Prospectus       (1)      After Offering (1)
---------------------------------------------------------------------------------------------------------
Yoder, Gary                                5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zaro, John J.                             50,000           50,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zemsky, Arlene & Randi Kramarz             5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zifchock, James S.                        10,000           10,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zimmerman, Howard W. & Marjorie L.
Zimmerman, JTWROS                        100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zinn, Everett                              5,000            5,000            0              0.0%
---------------------------------------------------------------------------------------------------------
Zivitz, Robert & Nancy Zivitz JTWROS   1,690,000          800,000        890,000            3.95%
---------------------------------------------------------------------------------------------------------
Zumbehl Family Limited Partnership       100,000          100,000            0              0.0%
---------------------------------------------------------------------------------------------------------

Total:                                14,670,350       12,879,847      1,790,503            7.96%
                                      ==========       ==========      =========            =====

(1)  Assumes that all securities registered will be sold.

     As of September 30, 2003, we had 20,003,981 shares outstanding. The shares registered for resale and offered under this prospectus represent 64.4% of the total voting shares of RDC, which would represent a controlling interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2001, we executed two (2) convertible notes in favor of Robert and Nancy Zivitz, joint tenants, in the principal amounts of $100,000 and $50,000. The notes bear interest at a rate of ten percent (10%) per annum. The notes matured on September 30, 2001. On September 30, 2001, Robert and Nancy Zivitz issued an extension of the maturity date of the principle and interest, on each note, to December 31, 2001. At maturity, the holder has the option to: (i) request repayment of all principal and interest, (ii) convert all or part of the principal and/or the interest into shares of our restricted common stock at a price equal to fifty cents ($0.50) per share, or (iii) request that we convert a fixed amount of the principal and interest due to lender, into our restricted common stock. To date, no election has been made by the lenders. The notes and accrued interest remain outstanding. For such offering, the Company relied upon the Rule 506 of Regulation D promulgated thereunder ("Rule 506") and Section 517.061(11) of the Florida Code.

     In June and July 2002, Anthony A. Cella, our current Chief Financial Officer, lent the Company a combined $105,000. The indebtedness is evidenced by three promissory notes, all payable on demand and all of which accrue interest at a rate of eight percent (8%) per annum.

     In July and September 2002, John Harkola, our current Chief Executive Officer, lent the Company a combined $31,000. The indebtedness is evidenced by two promissory notes, both of which are payable on demand and both of which accrue interest at a rate of eight percent (8%) per annum.

     On September 30, 2003, accrued salaries and taxes payable included approximately $190,000 in salaries and taxes that are payable to Messrs. Cella and Harkola, our current Chief Financial Officer and Chief Executive Officer, respectively. The amounts consist of salaries and the related taxes due for the years ended September 30, 2003, 2002 and 2001, which were unpaid at that time. Messrs. Cella and Harkola have agreed not to accept a note payable for these amounts due and have also waived any interest that could be computed and charged.

     During the fiscal year ended September 30, 2003, we did not issue shares to any individuals, corporations or institutions, for services rendered to us.

     Between September 2000 and the date of this filing, we sold 12,372,791 shares and issued warrants to purchase an additional 5,130,525 shares at an exercise price between $.25 per share and $1.50 per share, which warrants have an expiration date of January 31, 2004, to 385 shareholders for a total of $12,372,791. As of the date of this filing, an additional 499,000 shares have been subscribed for, but remain unissued. Warrants to purchase an additional 430,000 shares have also been subscribed for, but have not yet been issued. The warrants carry the same terms as those herein described. We received $334,000 pursuant to these new subscriptions. For such offering, we relied upon Rule 506, and the following state exemptions: Section 8-6-11 of the Alabama Code, Section R14-4-126 of the Arizona Code, Section 23-42-509(c)(1) of the Arkansas Code,
Section 25102.1 of the California Code, Section 36b-31-21b-9b of the Connecticut Code, Section 517.061(11) of the Florida Code, Section 10-5- 9(13) of the Georgia Code, Section 130.293 of the Illinois Code, Reg. 710 IAC1-13-6 of the Indiana Code, Section 17-1270a of the Kansas Code, Section Sec. 292.327 of the Kentucky Code, Section 11.602 of the Maryland Code, Section 402(b)(9) of the Massachusetts Code, Section 80 A.15 Subd. 2(h) of the Minnesota Code, Section 49:3-50(b)(9) of the New Jersey Code, Section 58-13B-24(R) of the New Mexico Code, Section 359(f)(2)(d) of the New York Code, Section .1211. of the North Carolina Code, Section of the Ohio Code, Oklahoma Code, Rule ###-##-#### of the Oregon Code, Section 211(b) of the Pennsylvania Code, Section 7-11-402(18) of the Rhode Island Code, Order 97018 for Regulation D Offerings of the South Carolina Code, Section 48-2-125, as interpreted by Rule 0780-4-2-.11 of the Tennessee Securities Act of 1980, Section 109.13 of the Texas Code, Section 4209a of the Vermont Code, Section 21 VAC 5-40-120 of the Virginia code, Section 460- 44A-506 of the Washington Code, Section 551.29(2) of the Wisconsin Code and
Section 17-4-114 of the Wyoming Code. No state exemption was necessary for the sale made to a Canadian and Swiss investor.

                              PLAN OF DISTRIBUTION

     Promptly upon the effectiveness of the registration statement of which this prospectus is a part, we will begin offering our common stock on a continuous basis for one year from the date this registration statement is declared effective, and may be extended, at the option of the Company, for an additional period or periods. The Company will place our stock by means of sales in the trading market through broker dealers at prices prevailing in the market at the time of the sales, or will sell in negotiated transactions for which we will pay commissions not to exceed ten percent (10%) to licensed broker-dealers.

     There is no minimum amount of shares that must be purchased. We have not established any escrow account; funds received from sales will be added to our general funds as received.

     The selling shareholders may effect the distribution of up to 12,879,847 shares in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or up to 12,879,847 of their shares of our common stock on any stock exchange, market or trading facility on which our shares are traded or quoted or in a private transaction at a price of $3.00 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may use one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     - Block trades in which the broker-dealer will attempt to sell as agent but may position and resell a portion of the block as a principal to facilitate the transactions;
     - Purchase by a broker-dealer as principal and resale by the broker-dealer for its account;
     - An exchange distribution in accordance with the rules of the applicable exchange;
     -    Privately negotiated transactions;
     -    A combination of any such methods of sales; and/or
     -    Any other method permitted pursuant to applicable law.

     Selling shareholders also may sell their shares under Rule 144 of the Act, if applicable, rather than under this prospectus. Selling shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales.

     The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of our common stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The selling shareholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Act, and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     There is no current public trading market for the shares. While we intend to have a market maker apply to qualify the shares for quotation on the OTCBB when this prospectus is effective, there is no assurance that we can satisfy the current pertinent listing standards or, if successful in getting listed, avoid later de-listing. See "Risk Factors"

     As of September 30, 2003, there were 384 holders of record of the 20,003,981 shares of our common stock outstanding.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, $.0001 par value and 10,000,000 shares of preferred stock, no par value.

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to documents filed with the Securities and Exchange Commission ("SEC") under the Exchange Act.

Common Stock

     All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights to acquire additional shares of common stock or any other securities and does not have cumulative voting rights. The common stock is not subject to redemption and carries no subscription or conversion rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

     Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them. Prior to conversion, holders of the convertible notes do not have voting rights.

Preferred Stock

     Our preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of preferred stock shall have preemptive rights. At the present time no terms, conditions, limitations or preferences have been established. RDC has no shares of preferred stock outstanding, and the Board of Directors has no plan to issue any shares of preferred stock for the foreseeable future unless the issuance thereof shall be in the best interests of the Company.

Dividend Policy

     The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefore. We have never declared a cash dividend on our common stock. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future.

Transfer Agent

     Interwest Transfer Co. Inc., 1981 East Murray Holliday Road, Suite 100, Salt Lake City, Utah 84117 has been appointed the transfer agent for our common stock.


                  CERTAIN PROVISIONS OF FLORIDA LAW AND OF THE
                       COMPANY'S ARTICLES OF INCORPORATION

     Under Florida law, a director of RDC is not personally liable for monetary damages to us or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes or result in: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the director is liable for an unlawful corporate distribution; (4) a proceeding by or in the right of us to procure a judgment in our favor or by or in the right of a shareholder, for conscious disregard for the best interest of RDC, or willful misconduct; or (5) a proceeding by or in the right of someone other than us or a shareholder, for recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Further, under Florida law, a director is not deemed to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and without further limitation:

(1) In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the Company, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);
(2) The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or
(3) The transaction was fair and reasonable to the corporation at the time it was authorized by the board, a committee, or the shareholders, notwithstanding that a director received a personal benefit.

     The Company's Articles of Incorporation as amended provide the following:

                           ARTICLE XI. INDEMNIFICATION

     The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:

     (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     With respect to derivative actions, Florida law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

     Further, Section 607.0902 of the Florida Business Corporation Act prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors, unless the corporation's articles of incorporation or bylaws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power:
(i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and, (iii) more than a majority of such voting power. The Articles of Incorporation of the Company exclude the ramifications of Section 607.0902 as they apply to control-share acquisitions of shares of RDC.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of September 30, 2003, 12,879,847 shares of the 20,003,981 shares of common stock currently issued and outstanding are freely tradable without restrictions under the Act, except for any shares held by an "affiliate" of the Company, which are subject to the resale limitations of Rule 144 under the Act and 3,504,134 shares of the 20,003,981 shares of common stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Act, and may not be sold except in compliance with the registration requirements of the Act or an applicable exemption under the Act, including an exemption pursuant to Rule 144 thereunder. Assuming no other issuances, as of September 30, 2003, if all of the outstanding convertible notes (excluding interest that is paid in shares rather than cash) are converted, we would have had 25,193,444 shares of stock outstanding, of which 12,879,847 shares would be freely tradable and 10,360,503 shares would be subject to Rule 144 restrictions.

     In general, under Rule 144 as currently in effect, any affiliate of RDC and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of RDC common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about RDC. Non-affiliates of RDC who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of RDC to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     We are not quoted on the OTCBB or any exchange or quotation system. Following the effectiveness of this offering, we intend to have a market maker apply to qualify our shares on the OTCBB or other recognized exchange. No predictions can be made on whether we can satisfy the current pertinent listing standards, will be successful in getting listed, or avoid our later becoming de-listed. Should we success in qualifying for the OTCBB or other recognized exchange, no prediction can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We have used the accounting firm of Pender Newkirk & Company, Certified Public Accountants since June 2000, following the acquisition of Retrieval. Their address is 100 South Ashley Drive, Suite 1650, Tampa, FL 33602. There has been no change in or disagreement with our accountant during the period commencing with our retention of Pender Newkirk & Company, Certified Public Accountants through the date hereof.


                                  LEGAL MATTERS

     Matters relating to the federal securities law aspects of this prospectus and the validity of the securities being offered hereby will be passed upon for us by Mintmire and Associates, Palm Beach, Florida.


                                     EXPERTS

     The audit report Pender Newkirk & Company, Certified Public Accountants regarding our Financial Statements for the year ended September 30, 2003 have been included in this prospectus, and upon the authority of said independent certified public accountant as an expert in accounting and auditing. The information contained in this prospectus should be read in conjunction with the consolidated Financial Statements and Notes thereto included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period, especially in light of the fact that prior to the acquisition of Retrieval in June 2000, we had little or no operations.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at their public reference facilities in Room 1024 at 450 Fifth Street N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings, including the registration statement of which this prospectus forms a part are and will be available to the public on the SEC Internet site at

     We have filed with the SEC a registration statement on Form SB-2 under the Act with respect to the securities offered under this prospectus. This prospectus is only part of the registration statement. It does not contain all of the information shown in the registration statement because the SEC rules and regulations allow us to include certain information in the filing, but permit us to omit certain information from the prospectus. Statements contained in this prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all aspects, by reference to the applicable exhibit to the registration statement. For further information about us or our shares, please refer to the registration statement and the exhibits that may be obtained from the SEC at its principal office if the SEC is paid the prescribed fee, or such information can be obtained through the Internet site listed above.

                           INCORPORATION BY REFERENCE

     The SEC allows RDC to "incorporate by reference" the information we file with them. This means that we can disclose important information by referring the reader to these documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will update or supercede automatically this information. We incorporate by reference the following documents, which we have filed already with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this Prospectus.

     Our Annual Report on Form 10KSB for the years ended September 30, 2003 and September 30, 2002 and any amendments thereto.

     We have filed the following current reports on Form 8K:

     A report on Form 8-K was filed on July 14, 2000 reporting the Share Exchange conducted between us and Retrieval Dynamics Corporation and its shareholders on June 30, 2000. An amended report on Form 8-KA was filed on September 29, 2000 that included the required financial statements of Retrieval Dynamics Corporation.

     The reader should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide information different from that contained in this prospectus. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that any of the following modifies or superseded a statement in this prospectus or incorporated by reference in this prospectus:

     in the case of a statement in a previously filed document incorporated by reference or deemed to be incorporated by reference in this prospectus, a statement contained in this prospectus;

     a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or a statement contained in any other subsequently filed document that modifies or supersedes a statement in this prospectus.

     Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above-mentioned exceptions, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     We will provide, without charge to each person to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests may be made by writing or telephoning the following person:

                  Anthony Cella
                  RDC International, Inc.
                  1819 Main Street
                  Suite 702
                  Sarasota, Florida 34236
                  (941) 365-9955

                  INDEX TO THE FINANCIAL STATEMENTS




                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                        Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



                                    Contents


Independent Auditors' Report on Consolidated Financial Statements...........F-1

Consolidated Financial Statements:

    Consolidated Balance Sheet..............................................F-2
    Consolidated Statements of Operations...................................F-3
    Consolidated Statements of Changes in Stockholders' Equity..............F-4
    Consolidated Statements of Cash Flows...................................F-14
    Notes to Consolidated Financial Statements..............................F-16

                          Independent Auditors' Report



Board of Directors
RDC International, Inc. and Subsidiaries
(A Development Stage Enterprise)
Sarasota, Florida


We  have   audited  the   accompanying   consolidated   balance   sheet  of  RDC
International, Inc. and Subsidiaries (a development stage enterprise) as of September 30, 2003 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003. These consolidated financial statements are the responsibility of the management of RDC International, Inc. and Subsidiaries (the "Company"). Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and the results of its operations and its cash flows for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 2, the Company has incurred operating losses of approximately $11,943,000 since inception, has used approximately $7,521,000 of cash from operations since inception, and has negative working capital of approximately $563,000 as of September 30, 2003. These factors raise substantial doubt about the

Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary in the event the Company cannot continue in existence.



Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
October 30, 2003

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                           Consolidated Balance Sheet

                               September 30, 2003

Assets
Current assets:
    Cash                                                                        $        59,945
    Prepaid expenses and other current assets                                             9,969
                                                                                ---------------
Total current assets                                                                     69,914
                                                                                ---------------

Property and equipment, net of accumulated depreciation                                  37,869
                                                                                ---------------

Other assets:
    Software, net of accumulated amortization of $2,599,628                             519,925
    Other                                                                                16,016
                                                                                ---------------
Total other assets                                                                      535,941
                                                                                ---------------

        Total Assests                                                           $       643,724
                                                                                ===============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable, trade                                                     $       136,088
    Notes payable, stockholders                                                         208,380
    Accrued payroll and payroll taxes                                                   268,217
    Other accrued expenses                                                               19,859
                                                                                ---------------
Total current liabilities                                                               632,544
                                                                                ---------------

Stockholders' equity:
    Preferred stock; no par value; 10,000,000 shares authorized;
        zero shares issued and outstanding
    Common stock; $.0001 par value; 50,000,000 shares authorized;
        20,003,981 shares issued and outstanding                                          2,000
    Additional paid-in capital                                                       11,952,110
    Deficit accumulated during development stage                                    (11,942,930)
                                                                                ---------------
Total stockholders' equity                                                               11,180
                                                                                ---------------
      Total Liabilities and Stockholders'Equity                                 $       643,724
                                                                                ===============





The accompanying notes are an integral part of the consolidated financial statements.
                                                                             F-2

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                      Consolidated Statements of Operations






                                                                                             Period September 8,
                                                                 Year Ended                      1999 (Date of
                                                                September 30,                Inception) through
                                                     ---------------------------------          September 30,
                                                           2003               2002                     2003
                                                     --------------------------------------------------------------
Sales                                                $       23,739     $        6,501         $        30,240

Cost of sales                                                19,417              5,396                  24,813
                                                     --------------------------------------------------------------

Gross profit                                                  4,322              1,105                   5,427

Operating costs and start-up expenses                     3,354,410          3,539,934              11,220,213
                                                     --------------------------------------------------------------

Net loss from operations                                 (3,350,088)        (3,538,829)            (11,214,786)

Other income                                                    662              2,501                  10,319

Interest expense                                           (429,388)          (150,670)               (738,463)
                                                     --------------------------------------------------------------

Net loss                                             $   (3,778,814)    $   (3,686,998)        $   (11,942,930)
                                                     ==============================================================

Net loss per share                                   $         (.21)    $         (.24)        $          (.93)
                                                     ==============================================================

Weighted average number of
    common shares                                        17,790,603         15,673,738              12,872,392
                                                     ==============================================================










The accompanying notes are an integral part of the consolidated financial statements.
                                                                             F-3

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

           Consolidated Statements of Changes in Stockholders' Equity

     Period September 8, 1999 (Date of Inception) through September 30, 2003
                                   (Unaudited)




                                                                           Common Stock                  Additional
                                                                 -------------------------------           Paid-In
                                                                    Shares           Amount                Capital
                                                                 --------------------------------------------------
Balance, September 8, 1999 (date of inception)                              0        $         0       $          0
Net loss for the period
                                                                 --------------------------------------------------
Balance, September 30, 1999                                                 0                  0                  0
Issuance of common stock at $.01 per share,
    December 1999                                                   1,000,000             10,000
Capital contributions, December 1999                                                                          1,619
Collection of stock subscription, March 2000
Collection of stock subscription, June 2000
Acquisition of company                                              6,500,000                650             11,850
Recapitalization                                                   (1,000,000)           (10,000)            (2,500)
Net loss for the year
Collection of stock subscription, September 2000
Issuance of common stock at $.0001 per share
    for services, July 2000                                           120,000                 12
Issuance of common stock at $1.00 per share
    for cash, July 2000                                                15,000                  1             14,999
Issuance of common stock at $1.00 per share
    for cash, August 2000                                             100,000                 10             99,990
Issuance of common stock at $1.00 per share
    for cash, September 2000                                            5,000                  1              4,999
Issuance of common stock at $1.00 per share
    for services, September 2000                                      100,000                 10             99,990
Intrinsic value of beneficial conversion feature of
    convertible debt, September 2000                                                                         30,750
                                                                 --------------------------------------------------
Balance, September 30, 2000                                         6,840,000                684            261,697





The accompanying notes are an integral part of the consolidated financial statements.
                                                                             F-4

     Deficit
Accumulated
     During                                Deferred
Development                Stock           Offering
      Stage           Subscription            Costs               Total
---------------------------------------------------------------------------
$             0         $         0        $          0       $           0
        (35,600)                                                    (35,600)
---------------------------------------------------------------------------
        (35,600)                  0                   0             (35,600)

                            (10,000)
                                                                      1,619
                              4,000                                   4,000
                              4,000                                   4,000
        (12,500)
         12,500
       (929,505)                                                   (929,505)
                                500                                     500

                                                                         12

                                                                     15,000

                                                                    100,000

                                                                      5,000

                                               (100,000)

                                                                     30,750
---------------------------------------------------------------------------
       (965,105)             (1,500)           (100,000)           (804,224)

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

           Consolidated Statements of Changes in Stockholders' Equity

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



                                                                           Common Stock                  Additional
                                                                 -------------------------------           Paid-In
                                                                    Shares           Amount                Capital
                                                                 --------------------------------------------------
Issuance of common stock at $1 per share for stock
    subscription, November 2000                                            189,080            20            189,060
Collection of stock subscription, November 2000
Issuance of common stock and warrants at $1 per
    share for cash, November 2000                                        3,347,170           334          3,346,835
Issuance of common stock at $1 per share for
    services, November 2000                                                 50,000             4             49,996
Issuance of common stock at $.50 per share for
    convertible debt, November 2000                                         38,206             4             19,099
Redemption of convertible debt and reversal
    of intrinsic value of beneficial conversion
    feature, November 2000                                                                                  (30,750)
Offering costs, November 2000
Issuance of common stock and warrants at $1
    per share for cash, January 2001                                     1,176,425           118          1,176,307
Issuance of common stock and warrants at $1
    per share for cash, February 2001                                    1,176,425           118          1,176,307
Issuance of common stock at $1 per share for
    subscriptions, March 2001                                              219,985            22            219,963
Collection of stock subscriptions, March 2001
Amortization of offering costs, March 2001                                                                 (124,564)
Collection of stock subscriptions, June 2001
Intrinsic value of beneficial conversion feature on
    convertible debt, July 2001                                                                             113,113
Issuance of detachable warrants in connection with
    convertible debt, July 2001                                                                              36,887
Issuance of common stock at $1 per share as part
    of offering costs, August 2001                                         324,375            32            324,343



The accompanying notes are an integral part of the consolidated financial statements.

     Deficit
Accumulated
     During                                Deferred
Development                Stock           Offering
      Stage           Subscription            Costs               Total
---------------------------------------------------------------------------
                           (189,080)
                              1,500                                   1,500

                                                                  3,347,169

                                                                     50,000

                                                                     19,103


                                                                    (30,750)
                                                (63,900)            (63,900)

                                                                  1,176,425

                                                                  1,176,425

                           (219,985)
                            189,080                                 189,080
                                                124,564
                            200,000                                 200,000

                                                                    113,113

                                                                     36,887

                                               (324,375)

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                            Consolidated Statements of Changes in Stockholders' Equity

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



                                                                           Common Stock                  Additional
                                                                 -------------------------------           Paid-In
                                                                    Shares           Amount                Capital
                                                                 --------------------------------------------------
Collection of stock subscription, September 2001
Deferred offering costs expensed, September 2001
Net loss for the year
                                                                     ----------------------------------------------
Balance, September 30, 2001                                             13,361,666         1,336          6,758,293
Issuance of common stock and warrants at $1
    per share for cash, October 2001                                       274,400            27            274,373
Issuance of common stock and warrants at $1
    per share for cash, November 2001                                      701,500            70            701,430
Issuance of common stock and warrants at $1
    per share for cash, December 2001                                      811,081            81            811,000
Offering costs, December 2001
Amortization of offering costs, December 2001                                                              (441,801)
Issuance of common stock and warrants at $1
    per share for cash, January 2002                                       485,500            49            485,451
Issuance of common stock and warrants at $1
    per share for cash, February 2002                                      485,700            49            485,651
Issuance of common stock and warrants at $1
    per share for cash, March 2002                                          45,000             4             44,996
Offering costs, March 2002
Amortization of offering costs, March 2002                                                                 (249,210)
Stockholder forgiveness of debt, March 2002                                                                  54,119
Issuance of common stock for settlement of notes
    payable, May 2002                                                      300,000            30            149,970
Offering costs, May 2002
Intrinsic value of beneficial conversion feature on
    convertible debt, May 2002                                                                               79,121
Issuance of detachable warrants in connection with
    convertible debt, May 2002                                                                               20,879


The accompanying notes are an integral part of the consolidated financial statements.

     Deficit
Accumulated
     During                                Deferred
Development                Stock           Offering
      Stage           Subscription            Costs               Total
---------------------------------------------------------------------------
                             19,985                                  19,985
                                                201,524             201,524
     (3,512,013)                                                 (3,512,013)
---------------------------------------------------------------------------
     (4,477,118)                  0            (162,187)          2,120,324

                                                                    274,400

                                                                    701,500

                                                                    811,081
                                               (377,396)           (377,396)
                                                441,801

                                                                    485,500

                                                                    485,700

                                                                     45,000
                                               (218,240)           (218,240)
                                                249,210
                                                                     54,119

                                                                    150,000
                                                 (6,750)             (6,750)

                                                                     79,121

                                                                     20,879

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                            Consolidated Statements of Changes in Stockholders' Equity

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



                                                                           Common Stock                  Additional
                                                                 -------------------------------           Paid-In
                                                                    Shares           Amount                Capital
                                                                 --------------------------------------------------
Issuance of common stock for marketing
    services, June 2002                                                     10,000             1              9,999
Issuance of common stock and warrants at
    $1 per share for cash, August 2002                                      25,000             3             24,997
Offering costs, August 2002
Amortization of offering costs, August 2002                                                                 (11,034)
Intrinsic value of beneficial conversion feature
    on convertible debt, August 2002                                                                         11,600
Issuance of detachable warrants in connection
    with convertible debt, August 2002                                                                       11,524
Net loss for the year
                                                                     ----------------------------------------------
Balance, September 30, 2002                                             16,499,847         1,650          9,221,358
Issuance of common stock at $1 per share for cash,
    October 2002                                                            10,000             1              9,999
Issuance of common stock at $1 per share for cash,
    December 2002                                                          184,000            18            183,982
Deferred offering costs, December 2002
Intrinsic value of beneficial conversion feature on
    convertible debt, December 2002                                                                          27,094
Issuance of detachable warrants in connection with
    convertible debt, December 2002                                                                           1,410
Issuance of rights to common stock shares in
    connection with convertible debt, December 2002                                                          52,317
Issuance of common stock at $1 per share for cash,
    January 2003                                                           302,263            30            302,233
Deferred offering costs, January 2003
Issuance of common stock at $1 per share for cash,
    February 2003                                                          404,262            40            404,222
Deferred offering costs, February 2003


The accompanying notes are an integral part of the consolidated financial statements.

     Deficit
Accumulated
     During                                Deferred
Development                Stock           Offering
      Stage           Subscription            Costs               Total
---------------------------------------------------------------------------
                                                                     10,000

                                                                     25,000
                                                (10,050)            (10,050)
                                                 11,034

                                                                     11,600

                                                                     11,524
      (3,686,998)                                                (3,686,998)
---------------------------------------------------------------------------
      (8,164,116)                   0           (72,578)            986,314

                                                                     10,000

                                                                    184,000
                                                (33,120)            (33,120)

                                                                     27,094

                                                                      1,410

                                                                     52,317

                                                                    302,263
                                                (54,407)            (54,407)

                                                                    404,262
                                                (72,769)            (72,769)

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

           Consolidated Statements of Changes in Stockholders' Equity

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



                                                                           Common Stock                  Additional
                                                                 -------------------------------           Paid-In
                                                                    Shares           Amount                Capital
                                                                 --------------------------------------------------
Issuance of common stock at $1 per share for cash,
    March 2003                                                             121,372            12            121,360
Deferred offering costs, March 2003
Amortization of offering costs, March 2003                                                                 (254,719)
Issuance of common stock at $1 per share for cash,
    April 2003                                                              26,737             3             26,734
Offering costs, April 2003                                                                                   (4,573)
Issuance of common stock at $1 per share for cash,
    May 2003                                                               184,000            18            183,982
Offering costs, May 2003                                                                                    (31,340)
Issuance of common stock at $1 per share for cash,
    June 2003                                                              678,000            68            677,932
Issuance of detachable warrants in connection with
    convertible debt, June 2003                                                                             106,829
Intrinsic value of beneficial conversion feature on
    convertible debt, June 2003                                                                             176,651
Issuance of common stock for settlement of notes
    payable, June 2003                                                   1,374,000           137            688,092
Offering costs, June 2003                                                                                  (121,240)
Issuance of common stock at $1 per share for cash,
    July 2003                                                               85,000             9             84,991
Offering costs, July 2003                                                                                   (15,300)
Issuance of common stock at $1 per share for cash,
    August 2003                                                             35,000             4             34,996
Offering costs, August 2003                                                                                  (6,300)
Issuance of common stock at $1 per share for cash,
    September 2003                                                          99,500            10             99,490
Offering costs, September 2003                                                                              (18,090)
Net loss for the period
                                                                     ----------------------------------------------
Balance, September 30, 2003                                             20,003,981    $    2,000    $    11,952,110
                                                                     ==============================================

The accompanying notes are an integral part of the consolidated financial statements.

     Deficit
Accumulated
     During                                Deferred
Development                Stock           Offering
      Stage           Subscription            Costs               Total
---------------------------------------------------------------------------
                                                                    121,372
                                                (21,845)            (21,845)
                                                254,719

                                                                     26,737
                                                                     (4,573)

                                                                    184,000
                                                                    (31,340)

                                                                    678,000

                                                                    106,829

                                                                    176,651

                                                                    688,229
                                                                   (121,240)

                                                                     85,000
                                                                    (15,300)

                                                                     35,000
                                                                     (6,300)

                                                                     99,500
                                                                    (18,090)
      (3,778,814)                                                (3,778,814)
---------------------------------------------------------------------------
$    (11,942,930)     $             0      $          0       $      11,180
===========================================================================

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                      Consolidated Statements of Cash Flows



                                                                                               Period September 8,
                                                                             Year Ended             1999 (Date of
                                                                           September 30,         Inception) through
                                                            ------------------------------          September 30,
                                                                   2003             2002                   2003
                                                            -------------------------------------------------------
Operating activities
    Net loss                                                $  (3,778,814)   $  (3,686,998)       $ (11,942,930)
                                                            -------------------------------------------------------
    Adjustments to reconcile net loss to net cash used
        by operating activities:
           Depreciation                                           166,069          165,466              449,031
           Amortization of software                             1,039,852        1,039,851            2,599,634
           Amortization of discounts on notes payable             364,300          123,124              637,424
           Provision for uncollectible financing costs             44,000                                44,000
           Common stock issued for services                                         10,000               10,000
           Write-off of deferred offering costs                                                         201,524
           Increase in employee receivables                                         (5,539)              (7,739)
           Increase in prepaids and other assets                  (17,153)         (26,127)             (62,246)
           Increase (decrease) in accounts payable and
               accrued expenses                                    73,388         (286,234)             550,745
                                                            -------------------------------------------------------
    Total adjustments                                           1,670,456        1,020,541            4,422,373
                                                            -------------------------------------------------------
    Net cash used by operating activities                      (2,108,358)      (2,666,457)          (7,520,557)
                                                            -------------------------------------------------------

Investing activities
    Development of software                                                                          (3,069,552)
    Acquisition of equipment                                                        (7,222)            (485,281)
                                                            -------------------------------------------------------
    Net cash used by investing activities                                           (7,222)          (3,554,833)
                                                            -------------------------------------------------------

Financing activities
    Proceeds from issuance of notes payable                       510,900          424,483            1,179,383
    Payments on notes payable and accrued interest               (122,660)          (3,000)            (246,307)
    Proceeds from issuance of common stock                      2,130,136        2,828,181           11,193,408
    Offering costs                                               (363,551)                             (991,149)
    Deferred offering costs                                                       (563,699)
                                                            -------------------------------------------------------
    Net cash provided by financing activities                   2,154,825        2,685,965           11,135,335
                                                            -------------------------------------------------------

Net increase in cash                                               46,467           12,286               59,945

Cash at beginning of year/period                                   13,478            1,192
                                                            -------------------------------------------------------

Cash at end of year/period                                  $      59,945    $      13,478        $      59,945
                                                            =======================================================

Supplemental disclosures of cash flow information and noncash investing and financing activities:

        Cash paid during the year/period for interest       $       4,660    $      21,581        $      36,442
                                                            =======================================================

     At September 30, 2003, accounts payable included $15,434 due for offering costs.

     During the year ended September 30, 2003, the Company applied $254,721 of deferred offering costs against paid in capital.

     During the year ended September 30, 2003, the Company issued 1,374,000 shares of common stock in satisfaction of notes payable and related accrued interest in the amount of $688,229.


The accompanying notes are an integral part of the consolidated financial statements.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                      Consolidated Statements of Cash Flows



Supplemental disclosures of cash flow information (continued):

     During the year ended September 30, 2003, the Company recorded a discount on debt of $364,300 based on the fair value of associated warrants, rights to common stock shares, and beneficial conversion features.

    During the year ended September 30, 2003, the Company exchanged $56,480 in accrued interest and payable for a non-interest bearing note payable to a shareholder in the amount of $56,480.

     At September 30, 2002, accounts payable included $48,737 for offering costs.

     During the year ended September 30, 2002, the Company offset $702,045 of deferred offering costs against additional paid-in capital.

     During the year ended September 30, 2002, the Company issued 300,000 shares of common stock in satisfaction of notes payable in the amount of $150,000.

     During the year ended September 30, 2002, the Company exchanged $21,517 of accrued liabilities for $21,517 of convertible notes payable.

     During the year ended September 30, 2002, the Company recorded a discount on debt of $123,124 based on the fair value of the associated warrants and beneficial conversion features.

     During the year ended September 30, 2002, stockholders forgave debt owed to them by the Company in the amount of $54,119.

     During  the  year  ended   September  30,  2001,   the  Company   converted
     approximately $19,000 of notes payable into 38,206 shares of common stock.

     During the year ended September 30, 2001, the Company purchased $14,816 of fixed assets in exchange for a payable.

     During the year ended September 30, 2001, the Company issued 50,000 shares of common stock valued at $50,000 in exchange for services that the Company has capitalized in the development of software.

     During the year ended September 30, 2001, the Company issued 324,375 shares of common stock for stock offering costs at fair market value.

     During the year ended September 30, 2000, the Company exchanged $22,000 of accrued liabilities for $18,000 of convertible notes payable and $4,000 in satisfaction of stock subscriptions receivable.

     During the year ended September 30, 2000, the Company exchanged $30,750 of accrued liabilities for $30,750 of convertible notes payable.

     During the year ended September 30, 2000, the Company issued 100,000 shares of common stock for offering costs valued at fair market value.

     During the period ended September 30, 1999, a stockholder contributed $1,619 of office equipment to the Company.





The accompanying notes are an integral part of the consolidated financial statements.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003


1.   Background Information and Business Combination

RDC   International,   Inc.  (the  "Company"),   formerly  Lautrec,   Inc.,  was
incorporated in September 1995 under the laws of the state of Florida. The Company changed its name in December 1999 and has been in the development stage since its incorporation. The Company failed in its attempt to successfully develop its initial business plan and during August 1996, abandoned its efforts. The Company was inactive and there were no transactions from August 1996 to the date of reinstatement by the state of Florida on October 1, 1999.

Retrieval Dynamics Corporation ("Retrieval") is a development stage enterprise incorporated under the laws of the state of Florida in September 1999. This company's principal line of business is as an electronic wireless application provider for mobile professionals. To date, the company's activities have been limited to organizational matters, the structuring of its business plan, the solicitation of capital, and the preliminary negotiation of certain agreements required for initial operations. The corporate headquarters is located in Sarasota, Florida.

In June 2000, Retrieval, the Company, and the individual holders of all of the outstanding capital stock of Retrieval consummated a reverse acquisition pursuant to a certain Share Exchange Agreement (the "Agreement") of such date. Pursuant to the Agreement, the stockholders of Retrieval exchanged all issued and outstanding shares of their common stock in exchange for 4,000,000 shares of common stock of the Company. The reorganization is being accounted for as a reverse acquisition. The accompanying consolidated financial statements effectively treat the reorganization as a recapitalization of Retrieval. The historical financial statements are those of Retrieval.

As part of the reorganization, the Company effected a 4-for-1 forward split and a cancellation of 27,500,000 shares. The Company also adopted a September 30 year-end in conjunction with the reorganization.

In May 2001, the Company formed and incorporated, under the state laws of Florida, Wappyhead Corp., a 100 percent wholly owned subsidiary of the Company, for the purpose of providing an internet based wireless application exchange portal in the areas of entertainment, games, and leisure. To date, this entity has been inactive.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



2.   Going Concern and Subsequent Event

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred operating losses of approximately $11,943,000 since inception, has used approximately $7,521,000 of cash from operations since inception, and has negative working capital of approximately $563,000 as of September 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company currently has an outstanding offering consisting of 5,500,000 shares of common stock with each share valued at $1.00. Investors purchasing 100,000 to 300,000 shares will be issued warrants to purchase 25 percent of the shares at an exercise price of $1.50. Investors purchasing more than 300,000 shares will be issued warrants to purchase an additional 50 percent of the shares at an exercise price of $1.50. Management presently believes that the funds raised from the private placement offering and sales from operations will be adequate to fund operations for the next 12 months, although no assurance can be given regarding these matters. Subsequent to year-end, the Company raised approximately $159,000 by means of the current offering.


3.   Significant Accounting Policies

The significant accounting policies followed are:

     The consolidated financial statements include the operations of Retrieval for all periods presented through June 30, 2000, the date of the reverse acquisition. The consolidated financial statements for all periods subsequent to the date of the reverse acquisition include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



3.   Significant Accounting Policies (continued)

     Property and equipment are stated at cost. Additions and improvements to property and equipment are capitalized. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years.

     The Company  accounts for software  development  costs in  accordance  with
     Statement of Financial Accounting Standards No. 86 (SFAS No. 86), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." On October 1, 2000, the Company met technological feasibility as defined by SFAS No. 86 and began to capitalize software costs. Per SFAS No. 86, costs shall be capitalized until the product is available for general release to customers. The Company's software was released and available for sale on April 1, 2001. The Company capitalized costs of approximately $3,120,000. Annual amortization of these costs shall be the greater of the amount computed using the ratio that current gross revenues of the product bear to total current and estimated revenues for the product or the straight-line method over the remaining estimated economic life of the product. For the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003, costs were amortized using the straight-line method over the remaining economic life of the product, which is three years. Amortization expense for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003 amounted to $1,039,852, $1,039,851, and $2,599,634, respectively.

     Research and development costs are charged to operations when incurred. Costs associated with product enhancements have been expensed as incurred due to the uncertainty of their recoverability. The amounts charged for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003 amounted to approximately $194,000, $257,000, and $470,000, respectively.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



3.   Significant Accounting Policies (continued)

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

     Advertising costs (except for costs associated with direct-response advertising) are charged to operations when incurred. The costs for direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003 amounted to $22,585, $35,837, and $158,853, respectively. There was no direct-response advertising during any of the periods presented.

     In connection with the Company's private placements, offering costs are deferred and offset against the proceeds of the offering or expensed if the offering is unsuccessful. Offering costs expensed for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003 amounted to $0, $0, and $201,524, respectively.

     The Company records the intrinsic value of the beneficial conversion feature of convertible debentures as additional paid-in capital and amortizes the interest over the life of the debenture.

     Loss per share is based on the weighted average number of common shares outstanding. All loss per share amounts in the consolidated financial statements are basic loss per share, as defined by SFAS No. 128, "Earnings Per Share." Potential securities were not considered in the calculation since their effect would be anti-dilutive.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



3.   Significant Accounting Policies (continued)

     Carrying amounts of certain of the Company's financial instruments, including cash and other accrued liabilities, approximate fair value because of their short maturities. The fair value of the Company's notes payable, stockholders and related party is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The Financial Accounting Standards Board issued Statement No. 123 (FASB No.
     123), "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. FASB No. 123 provides that expense equal to the fair value of all stock-based awards on the date of the grant be recognized over the vesting period. Alternatively, this statement allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), whereby compensation expense is recorded on the date the options are granted to employees equal to the excess of the market price of the underlying stock over the exercise price. The Company has elected to continue to apply the provisions of APB No. 25 and provide pro forma disclosure of the provisions of FASB No. 123. No compensation expense was recorded under APB No. 25 during the years ended September 30, 2003 and 2002 as no stock-based compensation awards were granted during these periods.

     In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (the "Interpretation"). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise that has a controlling financial interest through ownership of a majority voting interest in the entity. The Interpretation was originally immediately effective for variable interest entities created after January 31, 2003, and effective in the fourth quarter of the Company's fiscal 2003 for those created prior to February 1, 2003. However, in October 2003, the FASB deferred the effective date for those variable interest entities created prior to February 1, 2003, until the Company's first quarter of fiscal 2004. The Company has substantially completed the process of evaluating this interpretation and believes its adoption will not have a material impact on its consolidated financial statements.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



4.   Property and Equipment

Property and equipment at September 30, 2003 consist of:

        Leasehold improvements                    $    29,889
        Equipment                                     379,869
        Furniture and fixtures                         77,142
                                                  -----------
                                                      486,900
        Less accumulated depreciation                 449,031
                                                  -----------
                                                  $    37,869


5.   Notes Payable, Stockholders

Notes payable, stockholders at September 30, 2003 consist of:

Convertible note payable, stockholder; non-interest bearing;
due on demand;  unsecured (the note holder has the option to convert  all or a portion of the note and  accrued  interest
into common stock at a conversion rate of $.50 per share)          $     56,480

Notes  payable,  stockholders;  interest  at  8.0%;  due  on
demand; unsecured                                                       131,900

Note payable, stockholder; interest at 12.5%; due on demand;
unsecured                                                                20,000
                                                                   ------------
Amounts currently due                                              $    208,380
                                                                   ============

The terms and amounts of the above notes payable are not necessarily indicative of the terms that would have been incurred or agreed to had comparable transactions been entered into with independent parties.

During the year ended September 30, 2003, the Company issued convertible notes totaling $476,480. Upon issuance, the Company incurred a debt discount in the amount of $364,300 as a result of the intrinsic value of the beneficial conversion feature and the detachable warrants described in Note 6. This discount was amortized over the original life of the notes, which range between one to three months. As of September 30, 2003, the debt discount is fully amortized. These notes were converted into common stock during the year ended September 30, 2003.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



5.   Notes Payable, Stockholders (continued)

During the year ended September 30, 2002, the Company signed an agreement to obtain a guarantee of an unrelated company who would pledge up to $4,000,000 of investments as collateral to assist the Company in obtaining a loan.

In June 2003, the Company ended all relationships with this company and cancelled the existing contract under the terms of the agreement. The Company expensed $44,000 of prepaid financing. No stock in the Company had been issued under the terms and conditions of the agreement.


6.   Warrants

In connection with the issuance of $476,480 of convertible  debt as described in
Note 6, $108,239 of the proceeds have been allocated to the 469,000 detachable stock warrants issued with the debt. Upon surrender of warrants, the holders are entitled to purchase shares of the Company's common stock. The exercise price ranges between $.75 per share and $1.50 per share. The warrants expire on January 31, 2004.

At September 30, 2003, the Company had outstanding warrants to purchase 5,130,525 shares of the Company's common stock at prices ranging from $.25 to $1.50 per share. The warrants became exercisable on January 1, 2001 and expire on January 31, 2004. To date, no warrants have been exercised by any stockholder.

The fair value of each warrant granted is estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were made in estimating fair value:

                                       2003                          2002
                            ----------------------------------------------------
Dividend yield                       0.0%                            0.00%
Risk-free interest rate       1.31% - 2.31% 2.91% - 3.63%
Expected life               3 months to 11 months                    23 months
Expected volatility                  116%                            116%

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



6.   Warrants (continued)

The following is a summary of the status of warrant activity during the years ended September 30, 2003 and 2002:

                                                                       Weighted
                                                                       Average
                                                    Number of          Exercise
                                                    Warrants            Price
                                                 -------------------------------
Outstanding, October 1, 2001                        1,863,125         $ 1.50
Granted                                             1,170,000           1.18
                                                 -------------------------------
Outstanding and exercisable, September 30, 2002     3,033,125           1.38
Granted                                             2,097,400           1.34
                                                 -------------------------------
Outstanding and exercisable, September 30, 2003     5,130,525         $ 1.36
                                                 ===============================

Weighted average fair value of warrants granted
  during the year ended September 30, 2002                            $  .59
                                                                   =============

Weighted average fair value of warrants granted
  during the year ended September 30, 2003                            $  .34
                                                                   =============

The following is a summary of the status of outstanding warrants at September 30, 2003:

                      Warrants Outstanding and Exercisable

                                    Weighted
                                      Average                     Weighted
Exercise         Number             Remaining                      Average
   Price      Outstanding        Contractual Life              Exercise Price
------------------------------------------------------------------------------
 $.25             300,000             .33                        $.25
 $.75             454,000             .33                        $.75
$1.50           4,376,525             .33                       $1.50


7.   Commitments and Contingencies

The Company entered into employment agreements with two of its officers. Under the terms of these agreements, the Company is obligated to pay these individuals a base salary totaling $403,000 per year during 2002 and 2003.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



7.   Commitments and Contingencies (continued)

In addition, if the Company achieves certain revenue levels, the Company is obligated to pay bonuses to the officers. These bonuses range from $25,000 to $150,000, plus 250,000 shares or options. If these officers are terminated without just cause, the Company must pay them an amount equal to one year of their base salary. If the Company is acquired and the new owners want to replace these officers, the Company must pay them an amount equal to two years of their base salary.

As of September 30, 2003 and 2002, the amount of unpaid officer salaries under these agreements are approximately $140,000 and $132,000, respectively.

The Company rents its operating facilities under a lease expiring in the year 2006. The lease contains scheduled annual increases in rent over the lease term. The following is a schedule of the future payments required under this lease:

         Year Ending
        September 30,
             2004                  $171,028
                                   ========
             2005                  $177,892
                                   ========
             2006                   $14,892
                                   ========

Rent expense amounted to $191,640, $175,996, and $508,638 for the years ended September 30, 2003 and 2002 and the period September 8, 1999 (date of inception) through September 30, 2003, respectively.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



8.   Income Taxes

A reconciliation of income taxes at the statutory rate to the Company's effective rate is as follows:

                                                                           Period September 8,
                                                    Year Ended                  1999 (Date of
                                                   September 30,            Inception) through
                                        ------------------------------          September 30
                                             2003             2002                   2003
                                        -------------------------------------------------------
Statutory benefit                       $  (1,285,000)   $    (1,254,000)      $   (4,061,000)
State taxes, net of federal effect           (137,000)          (134,000)            (433,000)
Non-deductible expenses                         1,000              5,000                6,000
Increase in deferred income tax
   valuation allowance                      1,421,000          1,383,000            4,488,000
                                        -------------------------------------------------------
 Income tax benefit                     $           0   $              0       $            0
                                        =======================================================

The Company incurred tax losses since inception; therefore, no tax liability has been incurred for the years ended September 30, 2003 and 2002.

Deferred tax assets arise from the following approximate temporary differences and are classified as follows as of September 30, 2003:

Deferred tax asset:
   Net operating loss carryforward           $      3,972,000
   Software amortization                              391,000
   Accrued payroll                                     87,000
   Accrued penalties and interest                      36,000
   Start-up expenses amortization                       2,000
   Valuation allowance                             (4,488,000)
                                             ----------------
                                             $              0
                                             ================

The valuation allowance at September 30, 2003 of approximately $4,488,000 is based on evidence that the realization of the deferred tax asset could not be considered more likely than not. Such valuation allowance may be increased or decreased in the future based on the likelihood of achieving future taxable earnings.

As of September 30, 2003, the Company had available federal and state net operating loss carryforwards of approximately $10,558,000 that will begin to expire in September 2019.

                    RDC International, Inc. and Subsidiaries
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                   Years Ended September 30, 2003 and 2002 and
                  Period September 8, 1999 (Date of Inception)
                           through September 30, 2003



9.   Stock Option Plan

On January 1, 2001, the Company adopted an employee stock option plan (the "Plan"). Options under this Plan are issued to all employees based on performance. As of September 30, 2003, no options have been granted.

In June 2003, members of the Board of Directors unanimously voted to rescind the Board Option Plan installed on October 1, 2001. In addition, all Board members waived any rights, past and future, to any options that would have been granted under the then existing plan. Under the new plan, adopted on October 1, 2003, each Board member, including those employed by the Company, shall be granted the option to purchase 60,000 shares of the Company's restricted common stock at a price equal to 35 percent of the market price at the exercise date. A maximum of
33.3 percent of the total options granted (20,000 shares) are exercisable after each year. The exercise date for each year is October 1, 2004, 2005, and 2006, with a 30-day grace period after the exercise date. Options unexercised after the exercise dates each year shall be forfeited. Options unexercised by any Board member departing from the Board, unless there is a prior agreement in place, are forfeited.

No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this prospectus, and the reader should not rely on any such information or representation as having been authorized by RDC or any selling shareholder. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


TABLE OF CONTENTS                   Page No.

Prospectus Summary                    8
Risk Factors                         10
Use of Proceeds                      18
Capitalization                       20
Dilution                             21
Dividend Policy                      21
The Company                          22                     PROSPECTUS
The Company's Property               51
Management's Discussion and
  Analysis or Plan of Operation      51            2,500,000 shares of Common Stock
Legal Proceedings                    56       offered by the Company for its own account.
Management                           56
Principal Shareholders               63
Selling Shareholders                 64
Certain Relationships and Related
  Transactions                       79           12,879,847 shares of Common Stock
Plan of Distribution                 81          offered by the Selling Shareholders.
Market for Common Equity and
  Related Shareholder Matters        82
Description of Securities            82
Certain Provisions of Florida Law
  and the Company's Articles of
  Incorporation                      83                RDC INTERNATIONAL, INC.
Shares Eligible for Future Sale      87
Changes and Disagreements with
  Accountants on accounting and
  financial disclosure               88           This Prospectus is dated ___, 2004.
Legal Matters                        88
Experts                              88
Where You Can Find More Information  88
Incorporation by Reference           89
Financials                           F-1

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Florida law, a director of RDC is not personally liable for monetary damages to us or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes or result in: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the director is liable for an unlawful corporate distribution; (4) a proceeding by or in the right of us to procure a judgment in our favor or by or in the right of a shareholder, for conscious disregard for the best interest of RDC, or willful misconduct; or (5) a proceeding by or in the right of someone other than us or a shareholder, for recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Further, under Florida law, a director is not deemed to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and without further limitation:

(1) In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the Company, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

(2) The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

(3)  The  transaction  was fair and reasonable to the corporation at the time it
     was   authorized  by  the  board,   a  committee,   or  the   shareholders,
     notwithstanding that a director received a personal benefit.

     The Company's Articles of Incorporation as amended provide the following:

                           ARTICLE XI. INDEMNIFICATION

     The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:.

     (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     With respect to derivative actions, Florida law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering are estimated as follows:

SEC Registration Fee........................................        $   4,000
Blue Sky fees and expenses..................................           15,000
Transfer Agent and Registrar fees...........................           71,000
Printing and engraving expenses.............................          100,000
Legal fees and expenses.....................................           50,000
Accounting fees and expenses................................           55,000
Miscellaneous...............................................           50,000
                                                                     ---------
          Total.............................................         $345,000
                                                                     =========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Company sold securities in private transactions, without registration under the Act. In doing so, the Company relied upon the exemption provided by Section 4(2) of the Act and Rule 506. Each investor had a pre-existing relationship with the Company and had access to all material information pertaining to the Company and its financial condition. In addition, the Company relied upon the applicable state exemption in every state in which its securities were sold or issued.

     In each transaction, the Company's reliance on Section 4(2) of the Act and Rule 506 was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than thirty-five (35) investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitations on resale and (vi) each of the parties was a sophisticated purchaser and had full access to the information on the Company necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction (the "506 Exemption").

     In April 2000, prior to its acquisition by the Company, Retrieval executed a convertible note in favor of Charles H. Fridley and Teresa S. Fridley in the principal amount of $50,000. The note bears interest at a rate of nine percent (9%) per annum. The note matures thirty (30) days following the earlier of (i) an initial public offering of the Company's common stock, through a 1933 Act Registration, (ii) a merger or a reverse merger, or (iii) a buyout of the corporation. At maturity, the holder has the option to: (i) request repayment of all principal and interest, (ii) convert all or part of the principal and/or the interest into shares of the Company's common stock at a price equal to fifty percent (50%) of the market price, or (iii) request that the Company convert the note into shares of the Company's Preferred Stock if available. In November 2000, the holder elected not to convert principal or interest to shares of the Company's restricted common stock. The principal and interest have been paid in full. For such offering, the Company relied upon the 506 Exemption and Section 517.061(11) of the Florida Code.

     In July 2001, the Company executed two (2) convertible notes in favor of Robert and Nancy Zivitz, joint tenants, converted to common stock in the principal amounts of $100,000 and $50,000. The notes beared interest at a rate of ten percent (10%) per annum. The notes matured on September 30, 2001. At maturity, the holder had the option to:

     (i) request repayment of all principal and interest,

     (ii) convert all of the principle and/or the interest into shares of the Company's restricted common stock at a price equal to fifty cents ($0.50) per share, or

     (iii)request that the Company convert a fixed amount of the principal and interest due to lender, into the Company's restricted common stock. Robert and Nancy Zivitz issued an extension of the maturity date of the principle and interest on each note to June 30, 2002. In May 2002, Robert and Nancy Zivitz, converted the principal amounts of the notes, $100,000 and $50,000, respectively, into 300,000 shares of restricted common stock of the company. The interest accrued on the notes, of approximately $23,000 and approximately an additional $77,000 of cash was received, for which a subsequent note was issued, in the amount of $100,000.

     During the year ended September 30, 2001, the Company issued a total of 374,375 shares to twenty-one (21) individuals for services rendered to the Company. For such offering, the Company relied upon the 506 Exemption and
Section 517.061(11) of the Florida Code. No state exemption was necessary for the person who is a resident of Hong Kong.

     Between September 2000 and December 31, 2001, the Company sold 6,229,085 shares of restricted common stock and issued warrants to purchase an additional 1,813,125 shares at an exercise price of $1.50, which warrants have an expiration date of December 31, 2003 to 158 shareholders for a total of $6,229,085.

     In June and July 2002, Anthony A. Cella, the Company's current Chief Financial Officer, lent the Company a combined $105,000. The indebtedness is evidenced by three promissory notes, all payable on demand and all of which accrue interest at a rate of eight percent (8%) per annum. The notes carry no conversion privileges.

     In July and September 2002, John Harkola, the Company's current Chief Executive Officer, lent the Company a combined $31,000. The indebtedness is evidenced by two promissory notes, both of which are payable on demand and both of which accrue interest at a rate of eight percent (8%) per annum. The notes carry no conversion privileges.

     In August 2002, shareholders of the corporation executed two convertible promissory notes in the amounts of $150,000 and $40,000. Each note matured during September 2002. The terms and conditions of the notes provide for the conversion of the principle, interest or any portion thereof, at the discretion of the note holder, into common stock of the corporation at a price of fifty cents ($.50) per share, and one increased from an interest rate of ten percent (10%) to fifteen percent (15%). The notes have been extended to December 31, 2003 or conversion, which ever occurs first.

     In September 2002, a shareholder of the corporation issued a note to the Company in the amount of $20,000, payable on demand, with an interest rate of twelve percent (12%).

     During the fiscal year ended September 30, 2002, the Company sold 2,828,181 shares of its restricted common stock to forty-four (44) persons for which the Company received $2,828,181. All funds, net of offering costs, were used as working capital to continue research and development activities and the launching of two additional products, DocLynxLite and Go Figure.

     In October 2002, shareholders of the Company were issued convertible promissory notes in the amount of $100,000, $15,000 and $55,000, respectively. Each note has a maturity date of February 28, 2003, with extendable terms. These notes bear interest at a rate of thirteen percent (13%) per annum and are convertible in whole or in part, into the common shares of the Company at a conversion price of fifty cents ($0.50) per share. For such offering, the Company relied upon the 506 Exemption, Section 11-51-308(1)(j) of the Colorado Code and Section 517.061(11) of the Florida Code.

     In October 2002, John Harkola, the Company's current Chairman and Chief Executive Officer, was issued promissory notes in the amounts of $15,000 and $900, respectively. Each note bears interest at a rate of eight percent (8%) per annum. The notes are not convertible. For such offering, the Company relied upon the 506 Exemption and Section 517.061(11) of the Florida Code.

     For the quarter ended December 31, 2002, the Company issued 194,000 shares of the Company's restricted common stock for which the Company received $194,000. This amount was reduced by offering costs of $41,759. All funds were used as working capital to continue research and development activities and the launching of two additional products, DocLynxLite and Go Figure.

     In January 2003, the Company sold 302,263 shares of its restricted common stock for $302,263. In February 2003, the Company sold 405,262 shares of its restricted common stock for $405,262. In March 2003, the Company sold 121,372 shares of its restricted common stock for $121,372. For such offering, the Company relied upon the 506 Exemption.

     The Company issued $15,000 of convertible debt during the nine months ended June 30, 2003. This note accrues interest at twelve-point-five percent (12.5%) and is due on demand. Along with the debt, the Company issued warrants to acquire 15,000 shares of the Company's stock at an exercise price of $1.50 per share. The warrants were valued at $1,410 and the intrinsic value of the conversion feature of the debt was valued at $1,410. These amounts have been allocated to interest expense since the notes are current and due on demand. On June 30, 2003, this note was converted to common stock.

     The Company also issued $78,000 of convertible debt during the nine months ended June 30, 2003. These notes accrue interest at 10.0 percent and is due on demand. This debt is convertible into 156,000 shares of stock at the option of the debt holder. In connection with this debt, the Company issued the right to acquire 150,000 shares of stock valued at $52,317. The intrinsic value of the conversion feature of the debt was valued at $25,684. The intrinsic value has been allocated to interest expense since the notes are current and due on demand. On June 30, 2003, the balance due of $55,000 on these notes was converted to common stock.

     The Company issued an additional $222,000 of convertible debt during the nine months ended June 30, 2003. These notes accrue interest at eight percent (8%) and are due at the Company's discretion. Along with the debt, the Company issued warrants to acquire 454,000 shares of the Company's stock at an exercise price of $.75 per share. The warrants were valued at $106,829 and the intrinsic value of the conversion feature of the debt was valued at $120,171. These amounts have been allocated to interest expense since the notes are convertible upon note issuance. On June 30, 2003, these notes were converted to common stock, including $1,229 of accrued interest.

     On June 30, 2003, the Company exchanged $56,840 of accrued interest for $56,480 of convertible debt to a stockholder. The note is non-interest bearing and due on demand. The stockholder has the option to convert the note for 112,960 shares of common stock upon note issuance. The intrinsic value of the conversion feature of the debt was valued at $56,480 and was allocated to interest expense since the note is convertible at the date of issuance.

     Convertible debt issued prior to October 1, 2002, which amounted to $390,000, was also converted to common stock on June 30, 2003.

     In addition to the convertible notes listed above, during the nine months ended June 30, 2003, the Company issued notes payable totaling $190,900. These notes pay interest that range between eight (8%) and fifteen (15%) percent, are due on demand and are unsecured.

     At June 30, 2003, the Company had outstanding warrants, as extended, to purchase 4,076,625 shares of the Company's common stock at prices ranging between $0.25 and $1.00 per share. In addition, at June 30, 2003, the Company had outstanding warrants to purchase 175,000 shares of the Company's common stock at no cost. These warrants are exercisable and expire on January 31, 2004.

     During the fiscal year ended September 30, 2003, the Company sold 2,130,136 shares of its restricted common stock to seventy-two (72) persons for $2,130,136. The Company also received $510,900 in notes payable from shareholders. During the year ended September 30, 2003, the Company repaid $122,660 of notes and accrued interest. In addition, the Company converted $688,229 of notes payable and accrued interest into 1,374,000 shares of restricted Common Stock. All funds, net of offering costs, were used as working capital to continue research and development activities and the acquisition of data from various Multi-Listing Services across the United States. The Common Stock of the Company was issued for prices ranging between $0.50 and $1.00 per share.

     During the year ended September 30, 2003, the Company converted approximately $690,000 in notes payable and interest accrued into restricted common stock of the Company. These notes payable and accrued interest were converted into common stock at a price of fifty cents ($0.50) per share.


ITEM 27. EXHIBITS


Exhibit No.         Description
--------------      ---------------------
3.(i).1  [1]        Articles of Incorporation  of Lautrec,  Inc. filed September
                    18, 1995.

3.(i).2  [1]        Articles of  Amendment  to Articles of  Incorporation  filed
                    December 6, 1999.

3.(i).3  [3]        Articles of Amendment to Articles of Incorporation  changing the name to RDC International, Inc. filed July 11, 2000.

3.(ii).1 [1]        Bylaws of the Company.

4.1      [2]        Share  Exchange  Agreement  between the  Company,  Retrieval
                    Dynamics  Corporation  and  the  shareholders  of  Retrieval
                    Dynamics Corporation dated June 30, 2000.

4.2      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Clifford Tager dated March 1, 2000.

--------------      ---------------------
4.3      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Clifford Tager dated April 1, 2000.

4.4      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Ned W. Shawkey and Helen Shawkey Trustees dated April 11,
                    2000.

4.5      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Charles H.  Fridley and Teresa S.  Fridley JT dated April
                    11, 2000.

4.6      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Janet Molino-Bem dated April 11, 2000.

4.7      [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Kirk Groome and Alma Groome JT dated June 15, 2000.


4.8      [4]        Offering Memorandum dated September 30, 2000.

4.9      [4]        Form of  Subscription  Agreement  pursuant to September  30,
                    2000 Offering Memorandum.

4.10     [4]        Convertible Note by Retrieval Dynamics  Corporation in favor of Clifford Tager dated August 1, 2000.

4.11     [5]        Convertible Note by the Company in favor of Robert and Nancy
                    Zivitz dated July 10, 2001.

4.12     [5]        Convertible Note by the Company in favor of Robert and Nancy
                    Zivitz dated July 16, 2001.

5.1       *         Opinion re: Legality (includes Consent of Counsel)

10.1     [4]        Employment  Agreement between Retrieval Dynamics Corporation and John Harkola dated September 1, 1999.

10.2     [4]        Employment  Agreement between Retrieval Dynamics Corporation and Anthony Cella dated March 1, 2000.

10.3     [4]        Cooperation Agreement between Retrieval Dynamics Corporation and Phone Online, Inc. dated September 2000.

10.4     [4]        Web  Development   Agreement  between   Retrieval   Dynamics
                    Corporation  and  MethodFactory,  Inc.  dated  September 13,
                    2000.

--------------      ---------------------
10.5     [4]        Contact Import and Customer Service Scope Agreement  between
                    Retrieval Dynamics Corporation and MethodFactory, Inc. dated
                    October 25, 2000.

10.6     [4]        Master  Service   Agreement   between   Retrieval   Dynamics
                    Corporation and Phone Online, Inc. dated October 2000.

10.7     [4]        Lease Agreement between Retrieval  Dynamics  Corporation and
                    Osprey, S.A., Ltd. dated November 2000.

10.8     [4]        Option Agreement  between the Company and Quantam  Financial
                    Management Company.

10.9     [5]        Wireless  Service  Internet   Agreement   between  Retrieval
                    Dynamics  Corporation and Sprint  Spectrum,  L.P. dated July
                    30, 2001.

10.10    [6]        Equity Financing  Agreement  between the Company and Unicorn
                    Capital Investments Limited and related documents.

10.11    [6]        Sub-Dealer   Agreement,   Sub-Dealer  Supply  Agreement  and
                    related   documents  between  the  Company  and  VoiceStream
                    Wireless Corporation and Research In Motion Corporation.

23.1      *         Consent of Auditors

31.1      *         302 Certification by Chief Executive Officer.

31.2      *         302 Certification by Chief Financial Officer.

32.1      *         Sarbanes-Oxley Certification by Chief Executive Officer.

32.2      *         Sarbanes-Oxley Certification by Chief Financial Officer.
-------------------------

*    Filed herewith

[1] Previously filed with the Company's Registration Statement on Form 10SB filed February 22, 2000.
[2] Previously filed with the Company's Current Report on Form 8-K filed July 14, 2000.
[3] Previously filed with the Company's Quarterly Report on Form 10QSB filed August 21, 2000.
[4] Previously filed with the Company's Annual Report on Form 10KSB filed January 16, 2001.
[5] Previously filed with the Company's Annual Report on Form 10KSB filed December 31, 2001.
[6] Previously filed with the Company's Quarterly Report on Form 10QSB filed August 16, 2002.

ITEM 28. UNDERTAKINGS

Undertaking pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sarasota, State of Florida, on the 8th day of January, 2004.


                             RDC International, Inc.
                           -------------------------
                                  (Registrant)


By: /s/ John Harkola
-------------------------------
John Harkola, Chairman and CEO


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: January 8, 2004


By:/s/ John Harkola
-----------------------------------------
John Harkola, Chairman and CEO

By:/s/ Anthony Cella
-----------------------------------------
Anthony Cella, CFO and Vice-Chairman

By:/s/ Clifford Tager
-----------------------------------------
Clifford Tager, Secretary and Director

By:/s/ Benjamin Dickens
-----------------------------------------
Benjamin Dickens, Director

By:/s/ Alan Reiter
-----------------------------------------
Alan Reiter, Director

By:/s/ Brad Vossler
-----------------------------------------
Brad Vossler, Director

By:/s/ Philip Leone
-----------------------------------------
Philip Leone, Director

By:/s/ Louis T. Fiore
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Louis T. Fiore, Director




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